 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 5, 1998.

                                                REGISTRATION NO. 333-60361
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                     PRE-EFFECTIVE AMENDMENT NO. 2 TO

                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------

                          EMPRESS ENTERTAINMENT, INC.
                      EMPRESS CASINO HAMMOND CORPORATION
                       EMPRESS CASINO JOLIET CORPORATION
                   EMPRESS RIVER CASINO FINANCE CORPORATION
                          HAMMOND RESIDENTIAL, L.L.C.
     (EXACT NAMES OF REGISTRANTS AS SPECIFIED IN THEIR RESPECTIVE CHARTER)

         DELAWARE                                            36-3932031
         INDIANA                                             36-3865868
         ILLINOIS                                            36-3740765
         DELAWARE                                            36-3929804
         INDIANA                     7999
     (STATE OR OTHER          (PRIMARY STANDARD           (I.R.S. EMPLOYER
     JURISDICTION OF              INDUSTRIAL            IDENTIFICATION NO.)
     INCORPORATION OR        CLASSIFICATION CODE)
      ORGANIZATION)

                              2300 EMPRESS DRIVE
                            JOLIET, ILLINOIS 60436
                                (815) 744-9400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                               MICHAEL W. HANSEN
                              CHIEF LEGAL OFFICER
                              2300 EMPRESS DRIVE
                            JOLIET, ILLINOIS 60436
                                (815) 744-9400
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:
                              JOEL D. RUBIN, ESQ.
                            SUZANNE L. SAXMAN, ESQ.
                               D'ANCONA & PFLAUM
                           30 N. LASALLE, SUITE 2900
                               CHICAGO, IL 60602
                                (312) 580-2000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effectiveness of this Registration Statement.

  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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


              SUBJECT TO COMPLETION, DATED OCTOBER   , 1998

PROSPECTUS

                          EMPRESS ENTERTAINMENT, INC.

                               OFFER TO EXCHANGE
                 ALL 8 1/8% SENIOR SUBORDINATED NOTES DUE 2006
                     WHICH HAVE BEEN REGISTERED UNDER THE
                  SECURITIES ACT OF 1933 FOR ALL OUTSTANDING
                   8 1/8% SENIOR SUBORDINATED NOTES DUE 2006
                  ($150,000,000 PRINCIPAL AMOUNT OUTSTANDING)

  The Exchange Offer (as defined) and withdrawal rights will expire at 5:00
p.m., New York City time, on           , 1998 (as such date may be extended,
the "Expiration Date").

  Upon the terms and subject to the conditions set forth in this Prospectus, as it may be amended and supplemented from time to time (this "Prospectus"), and the accompanying Letter of Transmittal (the "Letter of Transmittal," and together with the Prospectus, the "Exchange Offer"), Empress Entertainment, Inc., a Delaware corporation (the "Company"), hereby offers, to exchange an aggregate of up to $150,000,000 principal amount of its 8 1/8% Senior Subordinated Notes due 2006 (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for an identical principal amount of its outstanding 8 1/8% Senior Subordinated Notes due 2006 (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes") of the Company from the holders thereof in integral multiples of $1,000. See "The Exchange Offer."

  On September 2, 1998, the Company entered into an Agreement and Plan of Merger with Horseshoe Gaming (Midwest), Inc. ("Horseshoe Midwest") and certain of its affiliates which, if consummated, would result in a Change of Control (as defined), the assumption by Horseshoe Midwest of the Company's obligations under the Indenture dated as of June 18, 1998 (the "Indenture") among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee") and the New Notes, and the discharge of the Company from its obligations under the Indenture and the New Notes. See "Business--Recent Development--Plan of Merger," "Description of the New Notes--Redemption" and "--Change of Control."

  The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date; otherwise such tenders are irrevocable. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions and to the terms and provisions of the Registration Rights Agreement, dated as of June 18, 1998 (the "Registration Rights Agreement"), among the Company, Empress Casino Hammond Corporation ("Empress Hammond"), Empress Casino Joliet Corporation ("Empress Joliet"), Empress River Casino Finance Corporation ("Empress Finance") and Hammond Residential, L.L.C. ("Hammond Residential," and together with Empress Hammond, Empress Joliet and Empress Finance, collectively, the "Guarantors") and
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wasserstein Perella Securities, Inc. (the "Initial Purchasers"). See "The Exchange Offer" and "Registration Rights."
                                                       (continued on next page)

                               ----------------

  SEE "RISK FACTORS" ON PAGES 13 THROUGH 23 FOR A DISCUSSION OF CERTAIN RISKS THAT SHOULD BE CONSIDERED BY HOLDERS IN EVALUATING THE EXCHANGE OFFER.

                               ----------------

THE  NOTES  HAVE  NOT BEEN  APPROVED  OR  DISAPPROVED BY  THE  SECURITIES  AND
 EXCHANGE  COMMISSION  OR  ANY  STATE   SECURITIES  COMMISSION  NOR  HAS  THE
  SECURITIES AND  EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION
  PASSED   UPON  THE   ACCURACY  OR   ADEQUACY  OF   THIS  PROSPECTUS.   ANY
   REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 NONE OF  THE ILLINOIS  GAMING BOARD,  THE INDIANA  GAMING COMMISSION  OR ANY
  OTHER GAMING  AUTHORITY HAS PASSED UPON  THE ACCURACY OR ADEQUACY  OF THIS
   PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                               ----------------

                     The date of this Prospectus is , 1998

  An aggregate of $150 million principal amount of Old Notes were sold by the Company to the Initial Purchasers (the "Offering") on June 18, 1998 (the "Issue Date") without registration under the Securities Act, in reliance upon exemptions therefrom, pursuant to a Purchase Agreement, dated June 11, 1998 (the "Purchase Agreement"), among the Company, the Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act ("Rule 144A") and Regulation S under the Securities Act ("Regulation S"). The Company, the Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company granted certain registration rights for the benefit of the holders of the Old Notes.

  The Old Notes were, and the New Notes will be, issued under the Indenture among the Company, the Guarantors and the Trustee. As of the date of this Prospectus, there are $150 million aggregate principal amount of Old Notes outstanding. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to any increase in the interest rate ("Additional Interest") thereon pursuant to certain circumstances under the Registration Rights Agreement, and (iii) holders of New Notes will no longer be entitled to certain other rights under the Registration Rights Agreement.

  Interest on the New Notes is payable semiannually in arrears on each January 1 and July 1, commencing January 1, 1999. Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last interest payment date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New Notes. The New Notes will mature on July 1, 2006. See "Description of the New Notes--Maturity, Interest and Principal."

  The New Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. In addition, on or prior to July 1, 2001, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Notes, at a redemption price of 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date, with the net proceeds of an Equity Offering (as defined herein); provided, that not less than $97.5 million in aggregate principal amount of New Notes remain outstanding immediately after giving effect to such redemption. The Company may redeem the New Notes, in whole or in part, pursuant to a Required Regulatory Redemption (as defined) at 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption. Upon a Change of Control (as defined herein), each holder of the New Notes will, subject to certain limitations, have the right to require the Company to repurchase all or a portion of such holder's New Notes, at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. The Company has entered into an Agreement and Plan of Merger with Horseshoe Midwest and certain of its affiliates which, if consummated, would result in a Change of Control, the assumption by Horseshoe Midwest of the Company's obligations under the Indenture and the New Notes and the discharge of the Company from its obligations under the Indenture and the New Notes. There can be no assurance that the Company or, if the transactions with Horseshoe Midwest are consummated and Horseshoe Midwest assumes the Company's obligations under the Indenture and the New Notes, that Horseshoe Midwest, will have sufficient funds available to consummate such a repurchase as is required under the Change of Control provisions. See "Business--Recent Developments--Plan of Merger," "Description of the New Notes--Redemption" and "--Change of Control."

  Payment of principal and interest on the Notes will be jointly, severally, fully and unconditionally guaranteed (the "Guarantees") on an unsecured senior subordinated basis by all existing and future Restricted Subsidiaries (as defined) of the Company. The Notes and the Guarantees will be senior unsecured subordinated obligations of the Company and the Guarantors, respectively, and will be subordinated in right of payment to all existing and future Indebtedness (as defined) of the Company, including Indebtedness (as defined) under the Credit Facility (as defined), and the Guarantors, respectively. As of June 30, 1998, excluding $150.0 million of indebtedness (the "Defeased Debt") under the Company's $150.0 million 10 3/4% Senior Notes due 2002 (the "10 3/4% Notes"), which will continue to accrue interest and be an obligation of the Company until they are redeemed, currently anticipated to occur on April 1, 1999, substantially all of the operating covenants of which were defeased in connection with the sale of the Old Notes (the "Covenant Defeasance") the Company and the Guarantors had $10.0 million of Senior Indebtedness outstanding, to which holders of the Notes are subordinated. In connection with the Offering, the Company replaced its Existing Credit Facility (as defined) with a new senior secured reducing revolving credit facility (the "Credit Facility"). See "Use of Proceeds" and "Description of Certain Other Indebtedness."

  The New Notes are being offered hereby in order to satisfy certain obligations of the Company contained in the Registration Rights Agreement. The Company is making the Exchange Offer in reliance on the position of the staff of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities), without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided, that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Any holder of Old Notes who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer--Resales of New Notes."

  Each broker-dealer who receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act, even though selling broker-dealers may be deemed "underwriters" within the meaning of the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company believes that broker-dealers who acquired Old Notes for their own accounts as a result of market-making or other trading activities ("Participating Broker-Dealers") may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes that represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes. See "Plan of

Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer--The Exchange Agent; Assistance." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of New Notes."

  In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

  The New Notes issued pursuant to this Exchange Offer will be issued in the form of a Global New Note (as defined herein), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global New Note representing the New Notes will be shown on, and transfers thereof will be effected through, records maintained by DTC and its participants. Notwithstanding the foregoing, Old Notes held in certificated form, if any, will be exchanged solely for Certificated New Notes (as defined herein). After the initial issuance of the Global New Note, Certificated New Notes will be issued in exchange for interests in the Global New Note only on the terms set forth in the Indenture. See "Description of the New Notes" and "Book-Entry; Delivery and Form."

  The Company will not receive any proceeds from this offering, but, pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses. No underwriter is being utilized in connection with the Exchange Offer.

  THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

  THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

                             AVAILABLE INFORMATION

  The Company and the Guarantors have jointly filed a registration statement on Form S-4 (together with any amendments thereto, the "Registration Statement") with the Commission under the Securities Act with respect to the New Notes and the related Guarantees. This Prospectus, which constitutes a part of the Registration Statement, omits certain information contained in the Registration Statement and reference is made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the

Company and the New Notes offered hereby. This Prospectus contains summaries of the material terms and provisions of certain documents and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such summary is qualified in its entirety by such reference.

  The Company is not currently subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Upon the effectiveness of the Registration Statement, the Company will be subject to the reporting requirements of the Exchange Act and the interpretations issued thereunder by the staff of the Commission. The Registration Statement, such reports and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices of the
Commission: Seven World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material also may be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov).

  So long as any of the Notes are outstanding, the Company will file with the Commission, to the extent then permitted by the Commission, the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Sections 13(a) and 15(d) of the Exchange Act if the Company was subject to such Sections, and the Company will promptly provide to the Trustee copies of such reports and documents; provided, however, that if the Company is for any reason unable to make such filings it will make available, upon request, to any holder of Notes or prospective purchaser of New Notes, the information specified in Rule 144A(d)(4) of the Securities Act.

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Prospectus under "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," in addition to certain statements contained elsewhere in this Prospectus, are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. The safe harbor for forward-looking statements does not apply to statements made in connection with an initial public offering. Such "forward-looking statements" are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. The most significant of such risks, uncertainties and other factors are discussed under the heading "Risk Factors," on pages 13 through 23 of this Prospectus.

                               PROSPECTUS SUMMARY

  The following is a summary of certain information contained elsewhere in this Prospectus and is qualified by the more detailed information set forth elsewhere herein, which should be read in its entirety. Unless otherwise indicated, capitalized terms used in this Prospectus Summary have the respective meanings ascribed to them elsewhere in this Prospectus. As used in this Prospectus, unless the context suggests otherwise, references to "the Company" shall include the Company and its subsidiaries. See "Forward-Looking Statements" on page iv.

OVERVIEW

  The Company is one of the largest operators of riverboat casinos serving the Chicago Metropolitan Statistical Area (the "Chicago Market"). The Company owns two distinctly themed casino entertainment operations, Empress Casino Hammond Corporation ("Empress Hammond") and Empress Casino Joliet Corporation ("Empress Joliet"), both located adjacent to major highways. Empress Hammond, located in Hammond, Indiana, is the closest casino to downtown Chicago and Empress Joliet, located in Joliet, Illinois, is in the fastest growing county in the Chicago Market. During 1997, the Company's casinos registered approximately nine million customer admissions and had the highest share of casino revenue in the Chicago Market (approximately 27%). The Company's 1997 average daily win per slot machine and table game of $308 and $2,168, respectively, exceeded the averages of each of the nine U.S. riverboat casino markets. For the twelve months ended June 30, 1998, the Company generated approximately $376.5 million of net revenues and $84.9 million of EBITDA.

  The Chicago Market is a heavily populated and economically developed region, consisting of approximately eight million people. Based on the 1993 U.S. Census Bureau Report, the median household income of the Chicago Market was $45,491, approximately 46% above the national median. The Chicago Market is primarily served by nine riverboat casinos (the "Chicago Market Casinos"), including the Company's two casinos, operating under a limited number of licenses granted by the States of Illinois and Indiana. The Illinois Riverboat Gambling Act ("Illinois Riverboat Act") authorized the issuance of not more than ten licenses, all of which have been issued. The Indiana Riverboat Gambling Act ("Indiana Riverboat Act") authorized the issuance of not more than eleven licenses, including five on Lake Michigan, all five of which have been issued. Two Indiana licenses, for Patoka Lake and the Ohio River, have yet to be issued. These casinos generated 1997 casino revenue of approximately $1.3 billion, ranking first among all U.S. riverboat casino markets and capturing an estimated 6.0% of the total U.S. casino market.

  Empress Hammond features a newly built, luxury-appointed catamaran style vessel, Empress III. Following the recent completion of the fourth deck, Empress III contains approximately 42,500 square feet of gaming space with approximately 1,740 slot machines and 54 table games. Empress Hammond includes an approximately 125,000 square foot mythologically themed pavilion featuring waterfalls, undersea volcanoes and lounge and dining facilities including the Blue Water Lounge, the Harborside Steakhouse, the Empressive Buffet and the Waves Deli. In addition, the pavilion includes a gift shop, concierge suite and a 150 seat banquet room. Empress Hammond provides parking for approximately 1,000 cars in a multi-story parking structure and offers 1,300 additional surface parking spaces.

  Empress Joliet features two luxury-appointed catamaran style vessels, Empress I and Empress II, which collectively contain approximately 36,000 square feet of gaming space, 1,011 slot machines and 52 table games. Empress Joliet includes an approximately 150,000 square foot Egyptian themed pavilion featuring lounge and award-winning dining facilities including the Oasis Bar, the Steakhouse Alexandria, Cafe Casablanca and the Marrakech Buffet. The pavilion also includes an off-track betting facility, gift shop, concierge suite and a 400 seat banquet room. Empress Joliet is supported by a three story hotel with 80 deluxe rooms, 17 junior suites and five king-size suites and an 80-space recreational vehicle park located on 12 acres of land adjacent to the hotel. Empress Joliet provides surface parking for more than 2,350 cars.

  The Company actively pursues opportunities to expand its customer base by developing additional amenities and by working to attract customers from outside the Chicago Market. Empress Joliet is the only Chicago Market

Casino with a hotel to accommodate overnight visitors although Harrah's has announced plans to begin constructing a hotel on its property in Joliet. As a part of its development plan, the Company expects to construct a 200-room deluxe hotel and a conference center at Empress Hammond to expand its appeal to customers outside the Chicago Market. The Company intends to further develop dedicated transportation services to its complexes and is increasing billboard advertising to improve visitation by customers outside the Chicago Market.

COMPANY STRENGTHS

  The Company believes that the following factors contribute significantly to its success:

  . Premier Properties in Superior Locations. The Company's distinctly themed casino entertainment complexes are strategically located to serve the growing Chicago Market which has strong population demographics and a legislatively limited number of licensed competitors. Empress Hammond is the closest casino to downtown Chicago and is conveniently accessible from major highways. Empress Joliet is located in the fastest growing county in the Chicago Market and is the only Chicago Market Casino to feature a hotel, an off-track betting facility or a recreational vehicle park. The Company's casinos are equipped with the latest gaming devices and are continually upgraded to reflect innovative games. The Company delivers value to its customers by offering superior customer service and maintaining clean, moderately priced gaming, dining, lodging and entertainment amenities.

  . Market Leadership. The Company was the first Chicago Market Casino and has established market leadership during its nearly six years of operations. The Company is the largest Chicago Market casino operator in terms of casino revenue and number of slot machines. During 1997, the Company's average daily slot machine and table win per unit exceeded the averages of each of the nine U.S. riverboat casino markets. The Company's casinos also had nearly two and one-half times as many 1997 customer admissions as any other Chicago Market casino operator. For the past two years, the Company's casinos received the "Best Blackjack Games in the U.S.A." award in Indiana and Illinois from Casino Player Magazine.

  . Marketing Synergies. The Company derives unique marketing advantages from operating two riverboat casino entertainment complexes serving the Chicago Market. The Company believes that it receives favorable rates for television, radio, newspaper, magazine, billboard, direct mail, mass transit and airport diorama advertising due to its higher buying volume. Through its Empress Club frequent player reward program, the Company promotes customer loyalty and encourages customers to visit its complexes. Benefits of Empress Club membership include use of VIP boarding areas, participation in special discount programs including meal and merchandise discounts and preferred valet parking. At June 30, 1998, approximately 925,000 customers were Empress Club members.

  . Proprietary Customer Database. The Company has developed a proprietary customer database that assists it in tracking customer characteristics including visitation frequency, preferred gaming equipment usage and gaming and entertainment spending. The Company uses information gathered from Empress Club members to create targeted marketing programs to encourage increased visitation to its complexes by its most profitable customers. The Company also utilizes promotional programs, such as merchandise giveaways, slot machine and table game tournaments and other special events in order to reward customer loyalty, attract new customers and maintain a high level of brand name recognition.

RECENT DEVELOPMENTS

 Plan of Merger

  On September 2, 1998, the Company, Empress Hammond and Empress Joliet entered into an Agreement and Plan of Merger ("Plan of Merger") with Horseshoe Gaming, L.L.C., a Delaware limited liability company ("Horseshoe"), Horseshoe Midwest, a Delaware corporation, Empress Acquisition Illinois, Inc., a Delaware corporation ("Empress Illinois"), Empress Acquisition Indiana, Inc., a Delaware corporation ("Empress

Indiana"). Pursuant to the Plan of Merger, Horseshoe Midwest will acquire from the Company all of the outstanding stock of Empress Hammond and Empress Joliet via two simultaneous merger transactions (the "Proposed Mergers").

  Horseshoe Midwest was formed to effect the Proposed Mergers and is a shell corporation which has not undertaken any business activities except in connection with the Proposed Mergers. The sole asset of Horseshoe Midwest is $10 million, which has been placed in escrow as a deposit to secure certain of its obligations under the Plan of Merger. Horseshoe is not an investor in Horseshoe Midwest, but is related to Horseshoe Midwest by certain common owners. Horseshoe became a party to the Plan of Merger solely to substantiate the indemnification obligations of Horseshoe Midwest, Empress Illinois and Empress Indiana. If the Plan of Merger is consummated, the Notes will become obligations of Horseshoe Midwest, and the current Guarantees of the Notes by the Guarantors will remain in effect.

  The proposed purchase price is $609 million in cash plus adjustments for all current assets at closing, less (i) all bank indebtedness at closing and (ii) all current liabilities at closing, including $676,000 to pay one-half of agreed upon stay bonuses for managers, directors and key-employees of Empress Hammond and Empress Joliet. The Company is liable for its transaction costs; all obligations and covenants contained in its contracts that are not terminated or amended in the ordinary course of business; and all change of control payments required under employment agreements with the Company's officers. See "Management--Employment Agreements."

  Until the final purchase price adjustments are determined, $4 million of the purchase price will be withheld at closing. Upon signing the Plan of Merger, Horseshoe Midwest deposited $10 million into escrow (the "Deposit") to be paid to the Company in the event the Plan of Merger is terminated due to (i) Horseshoe Midwest's failure to obtain financing to replace the commitment from its current financing source in the event such commitment is withdrawn or is unacceptable to the Indiana Gaming Commission or the Illinois Gaming Board;
(ii) Horseshoe Midwest's uncured material default or breach of a representation, warranty or covenant; (iii) the uncured material default or breach of a representation, warranty or covenant by the Company, Empress Hammond or Empress Joliet; (iv) or a material adverse change in the financial or capital markets or in financial, economic or industry conditions generally. The Deposit will be returned to Horseshoe Midwest in the event that the Plan of Merger is terminated due to (i) the default or breach of a representation, warranty or covenant by the Company, Empress Hammond or Empress Joliet, where such default or breach had a material adverse effect on the business, prospects, properties, assets, operations or financial condition of Empress Joliet and Empress Hammond, taken as a whole; (ii) a material adverse change in the business, prospects, properties, assets, operations or financial condition of Empress Joliet and Empress Hammond, taken as a whole (other than legislative or regulatory changes); (iii) the Company's failure to achieve $96.5 million of EBITDA for calendar year 1998 or any rolling twelve month period thereafter ending prior to closing; or (iv) an order of a court or other governmental or regulatory authority restraining, enjoining or otherwise prohibiting the transactions contemplated by the Plan of Merger.

  Horseshoe Midwest has agreed to expressly assume the obligations of the Company under the Notes pursuant to Section 8.01 of the Indenture. Pursuant to the Indenture, this will be accomplished through Horseshoe Midwest's execution of a supplemental indenture with U.S. Bank Trust National Association, as trustee. Upon consummation of the transactions as contemplated in the Plan of Merger, the Company will be discharged from all of its obligations under the Indenture and the Notes. Empress Joliet and Empress Hammond will remain Guarantors of the Notes as subsidiaries of Horseshoe Midwest. Horseshoe Midwest has agreed to assume any prepayment obligations on the Notes and under the Company's Credit Facility with Wells Fargo Bank, National Association (the "Credit Facility"). See "Description of the New Notes--Certain Covenants-- Limitation on Mergers and Consolidations" and "Description of Certain Other Indebtedness--Credit Facility."

  Consummation of the Plan of Merger constitutes a "Change of Control" under the Indenture and will trigger Horseshoe Midwest's obligation to make an irrevocable offer to purchase Notes (the "Change of Control Offer") at a cash price equal to 101% of the principal amount plus accrued and unpaid interest. Holders of the Notes will have the option of tendering all or any portion of their Notes for redemption, or they may retain the Notes. The Company and/or Horseshoe Midwest intend to comply with the provisions of the Indenture and make a Change of Control Offer to all holders of Notes within the time periods provided in the Indenture. The Change of Control Offer must commence within 10 business days following the consummation of the transactions contemplated by the Plan of Merger and must remain open for at least 20 business days. Horseshoe Midwest must complete repurchase of any Notes tendered in response to the Change of Control Offer no more than 30 business days after the consummation of the transactions as contemplated in the Plan of Merger. See "Description of the New Notes--Change of Control" and "--Redemption."

  The inability of the Company and/or Horseshoe Midwest to consummate a Change of Control Offer or to comply with any other provision of the Indenture would constitute an Event of Default under the Indenture. If assumption of the Indenture by Horseshoe Midwest would give rise to an Event of Default, then the Notes could not be assumed by Horseshoe Midwest and, pursuant to Article VIII of the Plan of Merger, the Proposed Mergers would not be consummated by the Company. See "Description of the New Notes--Events of Default and Remedies."

  An Event of Default under the Notes also gives rise to an event of default under the Company's Credit Facility, although it is anticipated that the Credit Facility will be paid off and terminated upon consummation of the Proposed Mergers.

  All holders of Notes would be required to execute a waiver in order for the Company and/or Horseshoe Midwest not to comply with the Change of Control provisions of the Indenture. Neither the Company nor Horseshoe Midwest currently intend to seek any such waiver.

  The Plan of Merger specifies that closing must occur by May 31, 1999, provided that if approval is obtained from both the Indiana Gaming Commission and Illinois Gaming Board prior to May 31, 1999, then closing may be extended to June 30, 1999. The Company, its officers, directors and stockholders are prevented from discussing or pursuing any alternative sale transaction with any other party.

EXPANSION AND RENOVATION

  To capitalize on excess demand, the Company opened a fourth deck on Empress III on April 27, 1998, which increased gaming space by over 7,500 square feet, and added 335 slot machines and space for ten table games. This addition increased Empress III's gaming square footage and passenger capacity by approximately 25%, making it the second largest Chicago Market Casino. Furthermore, in an effort to increase its market share, the Company has begun an approximately $5.0 million renovation of the Empress Joliet pavilion which will include construction of a state-of-the-art nightclub, along with extensive remodeling of the food and beverage outlets. In addition, the Company completed a $1.0 million renovation of Empress I in May 1998.

THE REORGANIZATION

  Concurrently with the Offering, the Company effected a reorganization (the "Reorganization") pursuant to which (i) the Company changed its name from LMC Leasing, Ltd. to Empress Entertainment, Inc., (ii) Empress Joliet merged into a newly formed, wholly-owned subsidiary of the Company, with Empress Joliet surviving the merger, (iii) Empress Joliet sold its 60% common stock interest in Empress River Casino Finance Corporation ("Empress Finance") to the Company and (iv) the Company contributed Empress III to Empress Hammond. As a result of the Reorganization, Empress Joliet and Empress Finance became wholly-owned subsidiaries of the Company. Following the Reorganization, the Company operates Empress III through its wholly-owned subsidiary Empress Hammond and operates Empress I and Empress II through its wholly-owned subsidiary Empress Joliet.

  The following chart illustrates the current organizational structure of the
Company:

                          EMPRESS ENTERTAINMENT, INC.
                             (Issuer of the Notes)


     -----------------------------------------------------------
100%               100%                100%                100%

 EMPRESS CASINO        EMPRESS          EMPRESS RIVER      EMPRESS CASINO
     JOLIET       OPPORTUNITIES,           CASINO              HAMMOND
  CORPORATION         INC. (1)             FINANCE          CORPORATION
  (Guarantor)      (Unrestricted      CORPORATION (2)       (Guarantor)
                    Subsidiary)          (Guarantor)





              --------------------------                            100%
     100%                                  100%
                                     EMPRESS
                                  MISSISSIPPI,
                                   INC. (4)
     EMPRESS RACING,             (Unrestricted                 HAMMOND
       INC. (3)                   Subsidiary)               RESIDENTIAL
     (Unrestricted                                           L.L.C. (5)
      Subsidiary)                                           (Guarantor)

-------
(1) Empress Opportunities, Inc. ("Empress Opportunities") was formed as an Unrestricted Subsidiary (as defined) to serve as a holding company under which the Company intends to explore certain business opportunities other than the Company's gaming operations in Hammond, Indiana and Joliet, Illinois.
(2) Empress Finance was formed as a single purpose entity to issue the 10 3/4% Notes and is expected to be dissolved during 1999.
(3) Empress Racing, Inc. ("Empress Racing") was formed as an Unrestricted Subsidiary (as defined) to hold a 50% ownership interest in a limited liability company which has acquired certain outstanding secured indebtedness of Sunshine Racing, Inc., the owner of the Woodlands Racetrack in Kansas City, Kansas, and which intends, subject to certain regulatory approvals, to ultimately bid to purchase the Woodlands Racetrack in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code. See "Business--Recent Developments--Woodlands Racetrack."
(4) Empress Mississippi, Inc. ("Empress Mississippi") was formed as an Unrestricted Subsidiary (as defined) to investigate business opportunities in Mississippi.
(5) Hammond Residential, L.L.C. ("Hammond Residential") was formed to satisfy certain residential development commitments to the City of Hammond. See "Business--Commitments to Governmental Authorities."

                                ---------------

  The Company's principal executive offices are located at 2300 Empress Drive, Joliet, Illinois 60436 and its telephone number is (815) 744-9400.

                               THE EXCHANGE OFFER

Securities Offered......  Up to $150,000,000 principal amount of the Company's
                          8 1/8% Senior Subordinated Notes due 2006, which have been registered under the Securities Act. The terms of the New Notes and the Old Notes are identical in all material respects, except for certain transfer restrictions, additional interest provisions and certain other registration rights relating to the Old Notes described below under "-- Description of the New Notes."

The Exchange Offer......  The Company is offering, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of New Notes for each $1,000 in principal amount of the outstanding Old Notes. The issuance of the New Notes is intended to satisfy obligations of the Company contained in the Registration Rights Agreement. As of the date of this Prospectus, $150 million in aggregate principal amount of Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. The Company will issue the New Notes to holders that validly tender Old Notes on or prior to the Expiration Date. See "The Exchange Offer--Terms of the Exchange Offer."

Expiration Date...........  5:00 p.m., New York City time, on       , 1998, as
                            the same may be extended. See "The Exchange Offer--
                            Expiration Date; Extensions; Amendments."

Conditions of the
Exchange Offer;
Extensions; Amendments....
                            The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions and to the terms and provisions of the Registration Rights Agreement. The Company expressly reserves the right, in its sole and absolute discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth under "The Exchange Offer--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent (as defined herein) and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendments by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. See "The Exchange Offer-- Expiration Date; Extensions; Amendments" and "The Exchange Offer--Conditions of the Exchange Offer."

Accrued Interest on the     Holders whose Old Notes are accepted for exchange
Old Notes.................  will have the right to receive interest accrued thereon from the date of their original issuance or the last interest payment date, as applicable, to, but not including, the date of issuance of the New
                            Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange will cease to accrue on the day prior to the issuance of the New
                            Notes.

Procedures for Tendering
Old Notes; Special
Procedures for Beneficial
Owners....................
                            Except as otherwise provided below, each holder desiring to accept the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by the Letter of Transmittal, to the Exchange Agent at the address set forth in "The Exchange Offer-- The Exchange Agent; Assistance" prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, either (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below must be received by the Exchange Agent prior to the Expiration Date or
                            (iii) the holder must comply with the guaranteed delivery procedures described below. Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and who wishes to tender Old Notes in the Exchange Offer should instruct such registered holder to promptly tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender on such Beneficial Owner's own behalf, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and delivering the Old Notes, make appropriate arrangements to either register ownership of the Old Notes in such Beneficial Owner's name or obtain a properly completed bond power from the registered holder. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, (i) the holder is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, (ii) the holder is not a broker-dealer that acquired Old Notes directly from the Company in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) the holder will acquire the New Notes in the ordinary course of business and (iv) the holder is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Any Old Notes not accepted for exchange for any reason will be returned, without expense to the tendering holder thereof, as promptly as practicable after the Expiration Date. See "The Exchange Offer--Procedures for Tendering Old Notes."

Guaranteed Delivery         Holders of Old Notes who wish to tender their Old
Procedures................  Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old
                            Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent on or prior to the Expiration
                            Date or (iii) who cannot complete the procedures for delivery by book-entry transfer on a timely basis, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer--
                            Guaranteed Delivery Procedures."

Acceptance of Old Notes
and Delivery of New
Notes.....................
                            Upon satisfaction or waiver of all conditions of the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. See "The Exchange Offer--Acceptance of Old Notes for Exchange; Delivery of New Notes."

Withdrawal Rights.........  Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The Exchange Offer-- Withdrawal Rights."

The Exchange Agent........  U.S. Bank Trust National Association is the
                            exchange agent (in such capacity, the "Exchange Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer--The Exchange Agent; Assistance."

Fees and Expenses.........  All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company. The Company will also pay certain transfer taxes, if applicable, related to the Exchange Offer. See "The Exchange Offer--Fees and Expenses."

Resales of New Notes......  The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act,
                            (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or
                            (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) without further compliance with the registration and prospectus delivery provisions of the Securities Act; provided, that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. Any holder of Old Notes who is not able to rely on the interpretations of the staff of the Commission set forth in the above-mentioned interpretive letters must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes, unless such sale is made pursuant to an exemption from such requirements. See "The Exchange Offer --Resales of New Notes."

Federal Income Tax          The issuance of the New Notes to holders pursuant
Consequences..............  to the terms set forth in this Prospectus will not constitute an exchange for federal income tax purposes. Consequently, no gain or loss will be recognized by holders upon receipt of the New
                            Notes. See "Certain Federal Income Tax
                            Considerations."

Use of Proceeds...........  There will be no proceeds to the Company from the
                            Exchange Offer. See "Use of Proceeds."

                    CONSEQUENCES OF NOT EXCHANGING OLD NOTES

  Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to restrictions on transfer of such Old Notes contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Restrictions on Resale" and "The Exchange Offer-- Consequences of Failure to Exchange."

                          DESCRIPTION OF THE NEW NOTES

  The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to any Additional Interest pursuant to certain circumstances under the terms of the Registration Rights Agreement and (iii) holders of New Notes will not be entitled to certain other rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "The Exchange Offer-- Termination of Certain Rights," "The Exchange Offer--Procedures for Tendering Old Notes" and "Description of the New Notes."

Notes Offered.............  Up to $150,000,000 principal amount of the
                            Company's 8 1/8% Senior Subordinated Notes due 2006, which have been registered under the Securities Act.

Maturity Date.............  July 1, 2006

Interest Payment Dates....  Interest on the New Notes will be payable semi-
                            annually in arrears on January 1, and July 1 of each year, commencing January 1, 1999.

Guarantees................  The Notes will be jointly, severally, fully and unconditionally guaranteed by each of Empress Hammond, Empress Joliet, Empress Finance, Hammond Residential and all future Restricted Subsidiaries.

Ranking...................  The Notes and the Guarantees will be unsecured senior subordinated obligations of the Company and the Guarantors, respectively, and will be subordinated in right of payment to all existing and future Senior Indebtedness of the Company, including Indebtedness under the Credit Facility (as defined herein), and the Guarantors, respectively. The Notes and the Guarantees will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company and the Guarantors, respectively, and senior in right of payment to all other existing and future Subordinated Indebtedness of the Company and the Guarantors, respectively. As of June 30, 1998, excluding the Defeased Debt, the Company and the Guarantors had $10.0 million of Senior Indebtedness outstanding to which holders of the Notes are subordinated.

Change of Control.........  Upon the occurrence of a Change of Control, each holder of the Notes, subject to certain
                            limitations, has the right to require the Company to repurchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the repurchase date. There can be no assurance that the Company will have sufficient funds available to consummate such a repurchase as is required under the Change of Control provisions. See "Description of the New Notes--Change of Control" and "Business--Recent Developments--Plan of Merger."

Offers to Purchase........  The Company will, under certain circumstances, be obligated to make an offer to purchase Notes in the event of an Asset Sale. See "Description of the New Notes--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss" and "Business--Recent Developments--Plan of Merger."

Optional Redemption.......  The Notes will be redeemable at the option of the
                            Company, in whole or in part, at any time on or after July 1, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the date of redemption. See "Description of the New Notes--Redemption."

                            In the event the Company consummates an Equity Offering on or prior to July 1, 2001, the Company may redeem up to 35% of the originally issued aggregate principal amount of the Notes at a redemption price of 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided that not less than $97.5 million of the aggregate principal amount of the Notes remains outstanding immediately after giving effect to such redemption. See "Description of the New Notes-- Redemption."

Regulatory Redemption.....  The Notes will be subject to certain mandatory disposition and redemption requirements following certain determinations by the applicable Gaming Authorities (as defined) of any jurisdiction in which the Company conducts gaming operations. See "Description of the New Notes--Redemption."

Registration Rights.......  In the event that applicable law or Commission policy does not permit the Company to effect the Exchange Offer, or if certain holders of the Old Notes are not permitted to participate in, or do not receive the benefit of the Exchange Offer, the Registration Rights Agreement provides that the Company will use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Old Notes and to keep such Shelf Registration Statement effective until two years after the Issue Date or such shorter period ending when all the Old Notes have been sold thereunder or cease to be outstanding. The interest rate on the Old Notes is subject to increase under certain circumstances if the Company is not in compliance with its obligations under the Registration Rights Agreement.

Certain Covenants.........  The Indenture contains certain covenants, including, among others: (i) limitation on incurrence of indebtedness and preferred stock;
                            (ii) limitation on restricted payments; (iii) limitation on dividends and other payment restrictions affecting Restricted Subsidiaries;
                            (iv) limitation on liens; (v) limitation on sale of assets and subsidiary stock; event of loss; (vi) limitation on transactions with affiliates; (vii) limitation on mergers and consolidations; (viii) limitation on other senior subordinated indebtedness; (ix) limitation on sale of capital stock of Restricted Subsidiaries; and (x) limitations on lines of business. See "Description of the New Notes--Certain Covenants."

  For more detailed information regarding the terms of the new Notes and for definitions of capitalized terms not otherwise defined, see "Description of the New Notes."

                                  RISK FACTORS

  Prospective investors should carefully consider all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors set forth under "Risk Factors" beginning on page 13 for a discussion of certain risks involved with the Notes.

                   SUMMARY HISTORICAL COMBINED FINANCIAL DATA

  The following table presents summary combined financial data of the Company. The historical financial data were derived from, and should be read in conjunction with, the combined financial information appearing elsewhere in this Prospectus. See "Selected Combined Financial Data."

  The Company believes the results of operations for each of the five years in the period ended December 31, 1997 are not readily comparable to each other because Empress Hammond commenced gaming operations on June 28, 1996. See "Risk Factors--Competition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                            SIX MONTHS
                          ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                         ------------------- -------------------------------------------
                           1998      1997     1997     1996     1995     1994     1993
                         --------- --------- -------  -------  -------  -------  -------
                            (IN MILLIONS, EXCEPT CERTAIN OTHER DATA AND RATIOS)
STATEMENT OF OPERATIONS
 DATA:
Revenues
  Casino................ $  181.6  $  174.7  $ 346.0  $ 263.0  $ 202.3  $ 202.7  $ 172.8
  Other, net of
   promotional
   allowances...........     11.1      11.2     23.6     15.7     12.3     12.6     14.5
                         --------  --------  -------  -------  -------  -------  -------
    Total net revenues..    192.7     185.9    369.6    278.7    214.6    215.3    187.3
Operating expenses
  Casino................     30.0      30.8     64.8     48.1     30.7     29.1     18.7
  Gaming and admission
   taxes................     60.2      53.4    108.0     73.1     47.1     46.9     38.9
  Other departmental
   expenses.............     52.5      53.1    113.4     77.7     56.1     51.3     35.5
  Pre-opening expenses..      --        --       --       5.7      1.3      3.3      3.0
  Depreciation and
   amortization.........      9.6       9.4     18.8     13.9     16.9     17.8     13.2
                         --------  --------  -------  -------  -------  -------  -------
    Total operating
     expenses...........    152.3     146.7    305.0    218.5    152.1    148.4    109.3
                         --------  --------  -------  -------  -------  -------  -------
Income from operations..     40.4      39.2     64.6     60.2     62.5     66.9     78.0
Interest expense........    (10.9)    (10.6)   (21.1)   (18.3)   (16.4)   (11.5)    (2.8)
Interest income.........      2.0       1.5      3.3      3.5      5.2      2.9      0.4
State taxes.............     (0.2)     (0.1)    (0.5)    (0.5)    (0.7)    (0.8)    (1.2)
                         --------  --------  -------  -------  -------  -------  -------
Net income.............. $   31.3  $   30.0  $  46.3  $  44.9  $  50.6  $  57.5  $  74.4
                         ========  ========  =======  =======  =======  =======  =======

                                                                           JUNE 30, 1998
                                                                           -------------
                                                                              ACTUAL
                                                                           -------------
BALANCE SHEET DATA:
Cash, cash equivalents and marketable securities....................          $ 20.0
Total assets........................................................           409.0
Long-term debt, including current maturities........................           300.0
Stockholders' equity................................................            61.5
                           SIX MONTHS
                         ENDED JUNE 30,             YEAR ENDED DECEMBER 31,
                         ----------------  ---------------------------------------------
                          1998     1997     1997    1996    1995    1994       1993
                         -------  -------  ------  ------  ------  ------  -------------
                            (IN MILLIONS, EXCEPT CERTAIN OTHER DATA AND RATIOS)
OTHER DATA:
EBITDA (1).............. $  50.0  $  48.6  $ 83.4  $ 74.1  $ 79.4  $ 84.7     $ 91.2
Cash provided by (used
 in):
  Operating activities..    52.0     39.2    70.3    64.3    56.6    85.2       94.8
  Investing activities..  (172.6)    (6.7)    3.6   (91.2)  (24.2)  (83.8)     (35.5)
  Financing activities..    69.4    (38.8)  (46.1)   31.5   (48.7)   40.3      (62.0)
Capital expenditures
 (2)....................    16.6      6.7    16.1   106.0     7.4    44.3       34.6
Casino square footage
 (3)....................  71,156   71,156  71,156  71,156  36,266  36,266     36,266
Number of slot machines
 (3)....................   2,717    2,306   2,325   2,232     978     964        688
Win per slot per day
 (4).................... $   307  $   310  $  308  $  322  $  382  $  386     $  480
Number of table games
 (3)....................     106      105     107     110      56      59         49
Win per table per day
 (4).................... $ 2,073  $ 2,309  $2,168  $2,535  $3,169  $3,107     $3,820
Ratio of Earnings to
 Fixed Charges (5)......    3.8x     3.8x    3.1x    3.1x    4.0x    5.3x      25.3x
Pro Forma Ratio of
 Earnings to Fixed
 Charges (5)............    2.7x             2.2x

-------
(1) EBITDA is defined as earnings before interest, taxes, depreciation and amortization. This definition may not be consistent with how other companies measure EBITDA. EBITDA should not be construed as an alternative to operating income or net income (as determined in accordance with generally accepted accounting principles) as an indicator of the Company's operating performance, or as an alternative to cash flows generated by operating, investing and financing activities (as determined in accordance with generally accepted accounting principles) as an indicator of cash flow or a measure of liquidity. EBITDA is presented solely as supplemental disclosure because management believes that it is a widely used measure of operating performance in the gaming industry and for companies with a significant amount of depreciation and amortization. The Company has other significant uses of cash flows, including capital expenditures, which are not reflected in EBITDA. Included in EBITDA are pre-opening expenses of $5.7 million, $1.3 million, $3.3 million and $3.0 million for the years ended December 31, 1996, 1995, 1994 and 1993, respectively.
(2) Included in capital expenditures for the year ended December 31, 1996 is $93.4 million in conjunction with the opening of Empress Hammond.
(3) Data reflected is as of the end of the respective period.
(4) Amount reflects the weighted average calculation for the respective period.
(5) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before state income taxes plus fixed charges and the current period amortization of interest capitalized in prior periods less capitalized interest) by fixed charges (interest expense plus capitalized interest, amortization of debt issue costs and the interest factor of rent expense). The pro forma ratio of earnings to fixed charges reflects the increase in interest expense related to the 8 1/8% Notes included in fixed charges and the impact on earnings of the increased interest expense offset by the increase in interest income related to the interest to be earned on the U.S. Treasury Securities held to effect the Covenant Defeasance lowered by the interest income no longer earned on the cash to be utilized to effect the Covenant Defeasance.

                                 RISK FACTORS

  In addition to the other information contained in this Prospectus, including the combined financial statements and notes thereto of the Company, the following risk factors should be carefully considered. The Risk Factors set forth below are generally applicable to the Old Notes as well as the New Notes. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

REPURCHASE OF NOTES UPON A REQUIRED REGULATORY REDEMPTION OR CHANGE OF CONTROL

  The Notes will be redeemable, in whole or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority (as defined) with appropriate jurisdiction and authority relating to a Gaming License (as defined), or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment of, or to secure the reinstatement of, any Gaming License, which if lost, impaired, not obtained or not reinstated, would reasonably be expected to have a material adverse effect on the Company or would restrict the ability of the Company to conduct business in any Gaming Jurisdiction, in the case of each of
(i) and (ii) where such redemption or acquisition is required because the holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified. Upon a Change of Control (as defined), each holder of the Notes will, subject to certain limitations, have the right to require the Company to repurchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. The Proposed Mergers would constitute a "Change of Control" and would trigger Horseshoe Midwest's obligation to consummate such a redemption. There can be no assurance that the Company or Horseshoe Midwest will have sufficient funds to consummate such a redemption or acquisition or that such a redemption or acquisition, if consummated, would not have a material adverse effect on the Company or Horseshoe Midwest. See "Description of the New Notes--Redemption," "--Change of Control" and "Business--Recent Developments--Plan of Merger."

LEVERAGE AND ABILITY TO SERVICE DEBT

  As a result of the Offering and future borrowings by the Company (including the Guarantors) under the Credit Facility, the Company will incur a significant amount of Indebtedness. At June 30, 1998, excluding the Defeased Debt, the Company had total consolidated long-term indebtedness of $160.0 million (including $150.0 million of the Old Notes) and $90.0 million of availability under the Credit Facility. In addition, subject to the restrictions in the Indenture governing the Notes and in the Credit Facility, the Company may incur additional Indebtedness from time to time. If the Company is unable to meet its debt service obligations, or if the Proposed Mergers are consummated and Horseshoe Midwest assumes the outstanding obligations under the Notes and is unable to meet its debt service obligations, the Company or Horseshoe Midwest could be required to pursue one or more alternatives, such as refinancing or restructuring the Indebtedness or divesting assets or operations. There can be no assurance that any of such actions could be effected on satisfactory terms, that such actions would enable the Company to meet its debt service obligations or that such actions would be permitted under the terms of the Indenture or under the Credit Facility. In addition, in the event that the Proposed Mergers are consummated, there can be no assurance that Horseshoe Midwest will be able to satisfy its assumed obligations under the Indenture and the Notes. See "Business--Recent Developments--Plan of Merger," "Use of Proceeds," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of Certain Other Indebtedness," and "Description of the New Notes."

  The ability of the Company to satisfy its debt service obligations, engage in various significant corporate transactions that may be important to its business, and comply with the covenants contained in the Indenture and in the Credit Facility, including the ability of the Company to repurchase Notes pursuant to offers that must be made under certain circumstances, will be dependent on the future performance of the Company's business.

SUBORDINATION

  The Notes and the Guarantees will be subordinated in right of payment to all Senior Indebtedness of the Company, including Indebtedness under the Credit Facility, and the Guarantors, respectively. Further, the Credit Facility will be secured by substantially all of the assets of the Company and the Guarantors and will become due prior to the time the principal on the Notes will become due. In the event of any default in the payment in respect of certain Senior Indebtedness, no payment with respect to the Notes may be made by the Company unless and until such default has been cured or waived. In addition, in the event of the bankruptcy, liquidation, dissolution, reorganization or other winding up of the Company or the Guarantors, the assets of the Company and the Guarantors will be available to pay obligations on the Notes and the Guarantees only after all Indebtedness that is senior to the Notes and the Guarantees has been paid in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the Notes or the Guarantees outstanding. As of June 30, 1998, the Company and the Guarantors had $10.0 million of Senior Indebtedness outstanding to which holders of the Notes are subordinated and would have had the ability (subject to certain conditions) to incur an additional $90.0 million of Senior Indebtedness under the Credit Facility. Subject to certain restrictions, exceptions and financial tests set forth in the Indenture and the Credit Facility, the Company and the Guarantors also may incur additional Indebtedness in the future that ranks prior to claims of holders of the Notes. See "Description of the New Notes--Certain Covenants--Limitation on Incurrence of Indebtedness and Preferred Stock."

COMPETITION

 General

  The casino gaming industry is highly fragmented and characterized by competition from a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery and poker machines in locations other than casinos, Native American gaming and other forms of gaming and non-gaming entertainment in the U.S. The Company primarily competes with the Chicago Market Casinos, five of which are located on Lake Michigan in Indiana (including Empress Hammond) and four of which are located in Illinois (including Empress Joliet). The seven other Chicago Market Casinos are: Trump Casino and Majestic Star located in Gary, Indiana; Showboat Casino located in East Chicago, Indiana; Blue Chip Casino located in Michigan City, Indiana; Harrah's Casino located in Joliet, Illinois; Hollywood Casino located in Aurora, Illinois; and Grand Victoria Casino located in Elgin, Illinois. On June 1, 1998, Harrah's publicly announced the consummation of its acquisition of Showboat, Inc. (operator of the Showboat Casino) which made Harrah's the largest riverboat operator serving the Chicago Market in terms of gaming square footage and number of table games and the only other operator of two Chicago Market Casinos. In the fourth quarter of 1997, Trump Casino commenced construction of a 300 room hotel in Gary, Indiana.

  Certain of the Company's competitors are larger and have significantly greater financial and other resources than the Company. Given these factors, it is possible that substantial competition could have a material adverse effect on the Company.

 Indiana

  Currently, Indiana gaming law limits the number of licenses to operate riverboat casinos in northern Indiana on Lake Michigan to five in total, all of which have been issued to casinos that are currently operating. In addition to the five northwest Indiana riverboats located on Lake Michigan (including Empress Hammond), the Indiana Gaming Commission has awarded gaming licenses to three other riverboats and a certificate of suitability, a precursor to a license, to a fourth riverboat, all four of which are located on the Ohio River in southern Indiana and the closest of which is located over 250 miles from downtown Chicago. Two licenses are unissued, one of which must be issued on Patoka Lake and the other of which must be issued on the Ohio River.

  There are at least two potential sources of increased competition in
Indiana: licensure of additional riverboats and the introduction of slot machines or other forms of gaming at horse tracks. The authorization and opening of additional Indiana riverboats could adversely effect the Company's potential pool of customers and have a material adverse effect on the Company. To date, there has not been any legislation introduced in the

Indiana General Assembly to increase the number of riverboat gaming licenses. On January 6, 1998, a bill was introduced in the Indiana State Legislature that would grant the Indiana Horse Racing Commission (the "Racing Commission") the power to authorize slot machine gaming, under certain circumstances, at Indiana racetracks. Under the bill, the Racing Commission could grant a slot machine gaming license to a person who holds a pari-mutuel horse racing permit and who conducted live races at the racetrack prior to January 1, 1998. To date, there has been no action with respect to the proposed legislation. If such legislation were to be enacted, it could have a material adverse effect on the Company.

 Illinois

  The Illinois Riverboat Act authorizes ten owner's licenses for riverboat gaming operations, all of which have been issued. Four of the licensees, including Empress Joliet, serve the Chicago Market. The other six licenses have been granted to operators, the closest of which is located approximately 150 miles from downtown Chicago.

  In recent years, legislation has been introduced in Illinois to provide for an expansion of gaming in Illinois, including legislation to authorize land-based casinos in downtown Chicago and the surrounding suburbs, modify existing regulations to decrease or eliminate certain restrictions, such as limitations on the number of gaming positions or restrictions prohibiting dockside gaming, and permit slot machines at horse tracks. To date, no such legislation has been enacted. The Company is unable to predict whether any such legislation will be enacted. If such legislation were to be enacted, it could have a material adverse effect on the Company.

 Native American Gaming

  The Company competes, and expects to compete, with various gaming operations on Native American land, including those located, or to be located, in Michigan, Wisconsin and possibly northern Indiana. The Pokagon Band of the Potawatomi Indians have recently proposed building a land-based casino in northern Indiana, specifically in St. Joseph or Elkhart Counties. In addition, the Saginaw Chippewa Tribe has substantially completed the construction of, and is currently operating, one of the largest Native American gaming complexes in the U.S. in Mt. Pleasant, Michigan, approximately 250 miles northeast of Hammond, Indiana. The Governor of Michigan has recently signed a number of Indian Compacts that would allow land-based casinos in Michigan, including southwest Michigan. The opening of land-based casinos, which generally have a competitive advantage over cruising casinos, in close proximity to the Company, could have a material adverse effect on the Company. Moreover, lower age limits at Native American casinos may put the Company, with a minimum age requirement for admittance of 21, at a competitive disadvantage.

 Additional Sources of Competition

  The Company competes with gaming facilities as well as other forms of entertainment. Other jurisdictions may legalize various forms of gaming and wagering that may compete with the Company in the future, including those jurisdictions in close proximity to the Company's facilities. Gaming and wagering include online computer gambling, bingo, pull tab games, card clubs, sports books, pari-mutuel or telephonic betting on horse racing and dog racing, state sponsored lotteries, video lottery terminals, video poker terminals and in the future, may include in-flight gaming or gaming at other venues. The legalization of gaming or wagering operations in jurisdictions in close proximity to the Company's facilities could have a material adverse effect on the Company.

  In addition to Illinois and Indiana, several other states have authorized gaming activities and other states in the future may authorize such gaming activities. To date, riverboat and/or dockside gaming has also been approved in nearby states such as Iowa and Missouri. Moreover, on November 20, 1997, the Mayor of Detroit announced the three finalists to construct and operate three land-based casinos in downtown Detroit. These casinos are not expected to be licensed or operational until 2001.

EXPANSION OPPORTUNITIES

  The Company is currently exploring the potential of other gaming operations as opportunities arise, including the possible expansion of riverboat gaming and land-based casinos in other states throughout the U.S. Empress Racing was formed to hold a 50% ownership interest in a limited liability company which has acquired certain outstanding secured indebtedness of Sunshine Racing, Inc., the owner of the Woodlands Racetrack in Kansas City, Kansas, and which, subject to certain regulatory approvals, intends to ultimately bid to purchase the Woodlands Racetrack in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code. Empress Racing has been designated as an Unrestricted Subsidiary under the Indenture and is not a Guarantor of the Notes. There can be no assurance that the Woodlands acquisition will be consummated or that, if consummated, that it will be successful. In addition, there can be no assurances that other such ventures will become available to the Company, that any opportunities made available to the Company with respect to such ventures will be made available on terms and conditions acceptable to the Company, or that, if suitable opportunities are found, the Company will be successful.


GAMING LICENSING AND REGULATION

 General

  From time to time, various proposals have been introduced in the Indiana and Illinois legislatures that, if enacted, could adversely affect the taxation, regulation, operation or other aspects of the gaming industry, and the Company. Furthermore, pursuant to the Indiana Riverboat Act and the Illinois Riverboat Act, the Indiana Gaming Commission and the Illinois Gaming Board, respectively, have broad rulemaking authority to adopt regulations with respect to riverboat gaming operations. For example, in the event any stockholder of the Company were to be found "unsuitable" by either the Indiana Gaming Commission or the Illinois Gaming Board, such regulatory authority could require such stockholder to divest himself of his Company stock. Since there is no public market for the shares of the Company's stock, a transfer to any person or entity other than the Company or its stockholders may not be possible. The Company may be unable or unwilling to acquire such stockholder's shares due to various factors, including, without limitation, restrictions in the terms of the Notes or the Credit Facility, disagreements on the purchase price, or inadequate funds available to consummate the purchase. If either gaming authority were to order a stockholder to divest his shares of Company stock and he failed to do so, Empress Hammond or Empress Joliet may be subject to discipline that may have a material adverse effect on the Company.

  No assurances can be given that future legislation or regulations would not have a material adverse effect on the Company. An additional degree of uncertainty exists in the Indiana and Illinois regulatory environment due to the limited experience in the interpretation of the Indiana and Illinois gaming legislation and regulations. See "Regulatory Matters."

  Gas City, Ltd., a corporation owned by William McEnery, a stockholder and director of the Company and a director of each of the Company's corporate subsidiaries, has operated ten service stations along the Indiana Toll Road since June 1995. Since December 1995, Gas City and Mr. McEnery have responded to document subpoenas from the Assistant U.S. Attorney for the U.S. District Court for the Northern District of Indiana for a grand jury. In addition, certain Gas City employees have been subpoenaed to testify before the grand jury. While grand jury proceedings are secret, published accounts have indicated that the grand jury is investigating, and has indicted, certain officials and suppliers of the Indiana Toll Road. As of this date, none of Gas City, Mr. McEnery or any employees of Gas City have received target letters from the Assistant U.S. Attorney with respect to the pending grand jury. In March 1998, the Indiana Department of Transportation ("INDOT") notified Gas City that it was terminating Gas City's lease for the ten toll road service stations alleging that for approximately a six month period Gas City engaged in wire fraud with respect to the price survey used to determine the gasoline prices at its service stations on the toll road. Gas City responded by filing a cause of action against INDOT contesting its allegations and seeking a declaratory judgment that INDOT has no grounds for termination.

INDOT filed an emergency petition for injunctive relief to cause Gas City to vacate the leased premises on May 1, 1998. The court has denied INDOT's petition, ruling that under Indiana law INDOT must file an ejectment action. INDOT has appealed the court's ruling. The Company cannot predict the outcome of these actions, however, any unfavorable developments may have a material adverse effect on the Company.

  In May 1998, T.J. Lambrecht Construction, Inc., a corporation owned by Thomas J. Lambrecht, a stockholder and director of the Company and a director of each of the Company's corporate subsidiaries, pleaded guilty, pursuant to a settlement agreement, to two misdemeanor charges under the Federal Clean Water Act relating to two discharges of effluent waste into Hickory Creek without a permit. As part of the settlement agreement, T.J. Lambrecht Construction, Inc. paid a $200,000 fine. There were no personal allegations or charges against Mr. Lambrecht in connection with this matter. The Company does not anticipate that any unfavorable developments will result from this matter; however, if any such developments do arise, they may have a material adverse effect on the Company.

  The Amended and Restated Stockholders Agreement (the "Stockholders Agreement") which governs certain aspects of ownership and management of the Company, specifies that upon a repurchase event, which includes a finding that the stockholder no longer meets the minimum requirements imposed by the Indiana Gaming Commission or the Illinois Gaming Board, the Company or the remaining stockholders may, if the Company declines, purchase the stockholder's shares. Although this is a viable option for the Company, there can be no assurance the Company will have available cash or financing necessary to consummate such a transaction. To the Company's knowledge, neither the Indiana Gaming Commission nor the Illinois Gaming Board have undertaken any inquiry with respect to the above mentioned issues, and it would be premature and speculative to predict the Company's intended course of action upon any such finding of unsuitability.

 Indiana

  Pursuant to the Indiana Riverboat Act, Empress Hammond's current operations are regulated by the Indiana Gaming Commission, which initially issued Empress Hammond a five-year gaming license (the "Indiana License") on June 21, 1996. As a condition to maintaining the Indiana License, Empress Hammond must, among other things, submit detailed financial and other information to the Indiana Gaming Commission, which has broad powers to suspend or revoke gaming licenses. In granting and renewing gaming licenses, the Indiana Gaming Commission conducts investigations into the character, reputation, experience and financial integrity of each owner and principal employee of the applicant. The Indiana Gaming Commission may request a detailed personal disclosure form from any officer, director or shareholder of Empress Hammond or any other person or entity having a significant relationship with Empress Hammond.

  The Indiana License is subject to renewal in June 2001. Although Empress Hammond believes that its current compliance record and standing with the Indiana Gaming Commission indicate that the Indiana License will likely be renewed, there can be no assurance that the Indiana Gaming Commission will renew the Indiana License. The failure of the Indiana Gaming Commission to renew the Indiana License would cause Empress Hammond to cease its Indiana gaming operations, and, therefore, would have a material adverse effect on the Company. In addition, the Indiana Gaming Commission has broad regulatory powers with respect to changes in Empress Hammond's operations. For example, Empress Hammond was required to obtain the Indiana Gaming Commission's approval of the Offering and the Credit Facility (which approval was obtained on May 6, 1998). No assurance can be given that Empress Hammond will be able to obtain the regulatory approvals necessary for other future plans. See "Business" and "Regulatory Matters."

 Illinois

  Pursuant to the Illinois Riverboat Act, Empress Joliet's current operations are regulated by the Illinois Gaming Board, which initially issued Empress Joliet a three-year gaming license (the "Illinois License") on July 9, 1992, with annual renewals required thereafter. The Illinois License was renewed on July 21, 1998 through June 1999. As a condition to maintaining the Illinois License, Empress Joliet must, among other things, submit detailed financial and other information to the Illinois Gaming Board, which has broad powers to suspend or revoke gaming licenses. In granting gaming licenses, the Illinois Gaming Board conducts investigations into the character, reputation, experience and financial integrity of each owner and principal employee of the applicant. The failure of the Illinois Gaming Board to renew the Illinois License in the future would cause Empress Joliet to cease its Illinois gaming operations, and, therefore, would have a material adverse effect on the Company. In addition, the Illinois Gaming Board has broad regulatory powers with respect to changes in Empress Joliet's operations. For example, Empress Joliet was required to obtain the Illinois Gaming Board's approval of the Offering (which approval was obtained on April 22, 1998) and the Credit Facility (which approval was obtained on June 30,
1998). No assurance can be given that Empress Joliet will be able to obtain the regulatory approvals necessary for other future plans. See "Business" and "Regulatory Matters."

NON-GAMING REGULATORY REQUIREMENTS

  The Company is subject to certain Federal, state and local safety and health laws, regulations and ordinances that apply to businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation and Recovery Act and Comprehensive Environmental Response, Compensation and Liability Act. The coverage and attendant compliance costs associated with such laws, regulations and ordinances may result in material costs to the Company.

  Empress I, Empress II and Empress III must comply with U.S. Coast Guard safety requirements and must hold a Certificate of Seaworthiness. These requirements set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of the Certificate of Seaworthiness of Empress I, Empress II or Empress III would preclude use as a riverboat, which would have a material adverse effect on the Company. Periodically, the Company's vessels must either be drydocked for an inspection of the hull or undergo an underwater hull survey, which could result in a loss of service for a period of time. Empress I is currently undergoing an underwater hull survey. Empress II and Empress III will be due for inspection prior to December 1998 and September 2000, respectively. Any extended period of time during which any of the Company's vessels is required to cease gaming operations to facilitate inspections or maintenance could have a material adverse effect on the Company. See "Business--Other Applicable Non-Gaming Regulatory Requirements."

STOCKHOLDER RELATIONSHIPS; STOCKHOLDERS AGREEMENT

  Certain aspects of the ownership and management of the Company are governed by the terms of the Stockholders Agreement. In addition to limiting the rights of stockholders to transfer shares of stock of the Company, the Stockholders Agreement requires each stockholder to vote in favor of the existing directors of the Company, Empress Hammond, Empress Joliet and Empress Finance for so long as he owns shares in the Company. The Stockholders Agreement also requires the approval of a super majority of the stockholders in order to undertake certain matters, including the merger of the Company or any of its subsidiaries, the sale of all or substantially all of the assets of the Company or any of its subsidiaries or the sale or issuance of stock of Empress Joliet or Empress Hammond. See "Management," "Certain Transactions" and "Principal Stockholders."

LOSS OF RIVERBOAT OR DOCKSIDE FACILITY FROM SERVICE

  The Company's profitability is entirely dependent on three riverboats and the dockside facilities in Hammond, Indiana and Joliet, Illinois. Empress I, Empress II or Empress III could be lost from service due to casualty, mechanical failure, a flood or other severe weather conditions or extended or extraordinary maintenance or inspection (including routine inspections required by the U.S. Coast Guard). Any extended period of time during which Empress I, Empress II or Empress III is required to be out of service without the conduct of gaming could have a material adverse effect on the Company. See "--Non-Gaming Regulatory Requirements."

SINGLE MARKET

  The Company's gaming operations primarily serve the Chicago Market. The Company's future operating results will depend in part, on matters over which the Company has no control, including, without limitation, general economic conditions and economic conditions in the Chicago Market. Therefore, it is not possible to estimate future operating revenues and expenses of the Company based upon historical operating performance. There can be no assurances that the Company will continue to be profitable.

HOLDING COMPANY STRUCTURE

  The Company is a holding company that conducts its operations through direct and indirect subsidiaries. The Company's available cash will depend upon the cash flow of its subsidiaries and the ability of such subsidiaries to make funds available to the Company. The subsidiaries are separate and distinct legal entities and have no obligation to make funds available to the Company. Concurrently with the closing of the Offering, the Company entered into the Credit Facility, which is secured by substantially all of the assets of Empress Hammond and Empress Joliet (excluding the Indiana License and the Illinois License). In addition, the Guarantors, either alone or in combination, may become parties to other financing arrangements. In the event of any insolvency, bankruptcy or similar proceedings of such Guarantors, creditors of any such entity would generally be entitled to priority over the Company with respect to assets of such Guarantors.

YEAR 2000 COMPLIANCE

  In the Year 2000, many existing computer programs that use only two digits to identify a year (for example, "98" instead of "1998") could fail or create erroneous results if not corrected. As a part of the first phase of the Company's Year 2000 compliance program, the Company conducted an internal review of its computer systems to identify the systems that could be affected by the Year 2000 problem, including both "information technology" systems (such as software that processes financial and other information) and non-information technology. The Company is in the process of completing the second phase of its Year 2000 compliance program, which involves (1) the implementation of its existing remediation plan to resolve the Company's internal Year 2000 issues, (2) the identification of any potential Year 2000 issues with the Company's significant vendors and suppliers and (3) the evaluation of a contingency plan in the event that the Company or its significant vendors and suppliers are unable to adequately address Year 2000 issues in time. The Company has a July 1999 target date to complete its implementation efforts.

  The Company presently believes that, with modifications to existing software and converting to new software, the Year 2000 issue will not pose significant operational problems for the Company's internal computer systems as so modified and converted. However, if such modifications and conversions are not completed on a timely basis, the Year 2000 problem may have a material adverse impact on the operations of the Company. In addition, in the event that any of the Company's significant suppliers do not successfully and timely achieve Year 2000 compliance, the Company's business or operations could be adversely affected. The Company estimates it will incur less than $300,000 in expenses to ensure all systems will function properly with respect to dates in the year 2000. These expenses are not expected to have a material impact on the financial position, results of operation or liquidity of the Company. However, significant uncertainty exists concerning the potential costs and effects associated with any Year 2000 compliance. Any unanticipated Year 2000 compliance problem of the Company or the companies doing business with it could have a material adverse effect on the Company.

LABOR RELATIONS

  Approximately 12.7% of the Company's workforce is unionized. Empress Joliet's contract with the International Union of Operating Engineers, Local 150 expires in November 2002. On April 29, 1998, Empress Joliet and the Hotel Employees and Restaurant Employees Union, Local 1 entered into a Memorandum of

Agreement, which is being converted into a formal contract, containing the terms of their collective bargaining agreement. This Agreement will be in effect until April 30, 2001. There can be no assurances that the Company will be able to negotiate future labor agreements with its unions on terms acceptable to the Company. In addition, Empress Hammond is not a party to any collective bargaining agreements, although there are current efforts to organize certain of its employees. Although the Company believes that its relations with its employees and the unions are good, any labor disruptions, whether union-related or otherwise, could have a material adverse effect on the Company.

COMMITMENTS TO GOVERNMENTAL AUTHORITIES

 The City of Hammond, Indiana

  As a condition to the Indiana License, Empress Hammond made various financial and other commitments to the City of Hammond, Indiana ("City") and other Indiana governmental bodies pursuant to a Hammond Riverboat Gaming Project Development Agreement (the "Development Agreement"). Of approximately $25.0 million of such commitments for commercial development, residential development and the construction of a hotel, the Company has expended approximately $2.0 million to satisfy these commitments. In addition, under the terms of the Development Agreement, Empress Hammond is required to make annual payments of approximately $1.3 million for public safety services and other uses and an annual payment based on a varying percentage of Empress Hammond's adjusted gross receipts. In 1997, Empress Hammond paid approximately $9.9 million to the City to satisfy this obligation. In the event that the Company suffers a decrease in revenues, the costs of satisfying the foregoing commitments may have a material adverse effect on the Company. In addition, there can be no assurance that the actual costs of Empress Hammond's commitments will not exceed the currently anticipated costs of such commitments. See "Business--Commitments to Governmental Authorities."

 Hammond Port Authority

  Empress Hammond entered into a License Agreement ("License Agreement") with the Hammond Port Authority ("Port Authority") on June 21, 1996, pursuant to which Empress Hammond licenses from the Port Authority certain rights to land and docking facilities at the Hammond marina. For the rights and privileges granted to it under the terms of the License Agreement, Empress Hammond is required to pay the Port Authority (i) a $1.00 per passenger fee for each passenger visiting Empress III; and (ii) an amount equal to the aggregate annual rental at the Hammond marina for each boat slip that was removed or taken out of operation as a result of the construction of the docking facilities and/or the operation of Empress III. In the event that the Company suffers a decrease in revenues, the costs of satisfying the foregoing commitments may have a material adverse effect on the Company. See "Business-- Commitments to Governmental Authorities."

TAXATION

  The Company believes that the prospect of significant additional revenue is one of the primary reasons that jurisdictions have legalized gaming. As a result, gaming companies are typically subject to significant taxes and fees in addition to normal Federal and state income taxes, and such taxes and fees are subject to increase at any time. The Company pays substantial taxes and fees with respect to its operations. There can be no assurance that the Indiana or Illinois legislatures will not enact higher wagering taxes. In addition, there have been proposals from time to time to tax all gaming establishments (including riverboat casinos) at the Federal level. Any increase in the Company's tax rates could have a material adverse effect on the Company. See "--Commitments to Governmental Authorities" and "Regulatory Matters."

DEPENDENCE ON KEY PERSONNEL; ABILITY TO ATTRACT QUALIFIED EMPLOYEES

  The success of the Company is largely dependent upon the efforts and skills of its executive officers, the loss of services of any of whom could have a material adverse effect on the Company. A shortage of skilled labor exists in the gaming industry, which may make it more difficult and expensive to attract and retain qualified employees. While the Company believes that it will be able to attract qualified employees, no assurance can be given that such employees will be available to the Company. See "Management."

FRAUDULENT TRANSFER CONSIDERATIONS

  The obligations of the Company under the Notes or of the Guarantors under their respective Guarantees may be subject to challenge under state or Federal fraudulent transfer laws. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of the Company or a Guarantor, such as a trustee in bankruptcy of the Company or a Guarantor, or the Company or a Guarantor as debtor in possession, were to find that at the time the Company or any such Guarantor incurred its obligations, it (a)(i) is or was rendered insolvent; (ii) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital; or
(iii) intended to incur, or believed or reasonably should have believed that it would incur, debts beyond its ability to pay as such debts matured; and (b) received less than reasonably equivalent value or fair consideration therefor, such court could void all or a portion of the Company's obligations to the holders of the Notes or void such Guarantor's Guarantee and its obligations thereunder, and direct the return of any amounts paid by the Company or any such Guarantor to holders of the Notes to a fund for the benefit of their respective creditors. A court might hold that the Company or a Guarantor received less than fair consideration or reasonably equivalent value for incurring the Notes or any debt being refinanced thereby, or for its Guarantee to the extent that its liability thereunder exceeded the amount of the proceeds of the Notes made available to the Guarantor, respectively. Moreover, a court could void all or a portion of the Company's obligations to the holders of the Notes or void the Guarantee and direct such repayment if it found that the Notes or any such Guarantee was entered into with the actual intent to hinder, delay or defraud the Company's or a Guarantor's creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts as they become due.

ENVIRONMENTAL RISKS

  Pursuant to the terms of the Development Agreement, Empress Hammond constructed certain public improvements necessary to provide improved access to the location of its riverboat gaming facility. To satisfy this requirement, certain parcels of real property located near the proposed complex were either purchased by Empress Hammond or an affiliated entity or taken by the City of Hammond pursuant to eminent domain proceedings with funds donated to the City of Hammond by Empress Hammond. The area surrounding the Hammond complex is heavily industrialized and may be subject to various environmental risks. At the present time, the Company is not aware of any environmental costs that would have a material adverse effect on the Company. However, if any environmental clean-up costs or other related liabilities turn out to be substantial, such costs could have a material adverse effect on the Company.

LITIGATION

  On July 17, 1998, a lawsuit was filed against Empress Hammond and Empress Joliet and four of their employees in the United States District Court for the Northern District of Illinois. The lawsuit, brought by a current female employee of Empress Hammond and a former female employee of Empress Hammond, alleges that Empress Hammond and Empress Joliet committed gender discrimination and sexual harassment in violation of Title VII of the Civil Rights Act of 1964 and permitted a hostile work environment to exist at its facilities. The lawsuit also alleges certain tort claims and seeks certification as a class action on behalf of similarly situated current and former female employees of Empress Joliet and Empress Hammond, and seeks injunctive relief and money damages. A similar complaint has been filed by these plaintiffs in Indiana, although the Company has not yet been served with this complaint. The Company denies the allegations in the complaint and intends to vigorously contest this matter. There can be no assurances, however, that Empress Joliet and Empress Hammond will not be found liable for an amount that could have a material adverse effect on the Company.

  The City of Hammond is plaintiff in a condemnation proceeding filed in September 1995 in Lake Superior Court in Lake County, Indiana in which the City of Hammond condemned a small parcel of land for the construction of the overpass located near Empress Hammond. This case was transferred on a change of venue in the summer of 1998 to Newton County, Indiana. On September 28, 1998, the jury returned a $5.2 million award, which bears prejudgment interest at 8% since 1995. Under the terms of the Development Agreement between Empress Hammond and the City, Empress Hammond is responsible for reimbursing the City of Hammond for its costs, fees and any judgments. The City of Hammond is evaluating whether to appeal this decision. As a result, it is not yet clear how much, or when, the condemnation award will be paid. The defendant's counterclaims in the proceeding have not yet gone to trial.

  A lawsuit was filed on October 25, 1996 in Harrison County, Indiana by three individuals residing in counties abutting the Ohio River against the State of Indiana, the 108th Indiana General Assembly, the Indiana Gaming Commission and individual members of the Indiana Gaming Commission. The lawsuit challenges the constitutionality of the Indiana Riverboat Act on the grounds that (i) it allegedly creates an unequal privilege because under the Indiana Riverboat Act "citizens opposed to riverboat gambling must win several elections to ensure riverboat gambling is not allowed in their county" but "citizens who support riverboat gambling need only win once to entrench riverboat gambling indefinitely into a county"; and (ii) it was enacted as a provision attached to a state budget bill allegedly in violation of an Indiana constitutional provision requiring legislative acts to be confined to one subject and to matters properly connected with the subject. The defendants have filed an answer to the complaint generally denying the allegations. If the Indiana Riverboat Act ultimately were held unconstitutional it would, absent timely corrective legislation, have a material adverse effect on the Company.

S CORPORATION STATUS

  The Company is a Subchapter S Corporation under the Internal Revenue Code of 1986, and its corporate subsidiaries are Qualified Subchapter S Subsidiaries. Accordingly, the stockholders of the Company are directly subject to tax on their respective proportionate share of the taxable income of the Company and its subsidiaries for Federal and certain state income tax purposes.

  While the Company believes that it was properly formed and has been properly operating as an S Corporation and that its corporate subsidiaries were properly formed and have been properly operating as Qualified Subchapter S Subsidiaries for Federal and state income tax purposes, if the S Corporation tax status of the Company or the Qualified Subchapter S Subsidiary status of any of its corporate subsidiaries were successfully challenged, such entity could be required to pay Federal and certain state income taxes (plus interest and possibly penalties) on its taxable income as far back as the commencement of their respective operations. Such payments could have a material adverse effect on the Company.

ABSENCE OF PRIOR PUBLIC MARKET FOR NEW NOTES

  The New Notes will constitute a new class of securities with no established trading market. Although the New Notes will generally be permitted to be resold or otherwise transferred by nonaffiliates of the Company without compliance with the registration requirements under the Securities Act, the Company does not intend to apply for a listing of the New Notes on any securities exchange or to arrange for the New Notes to be quoted on the NASDAQ National Market or other quotation system, although they have been designated for trading in the Private Offering, Resales and Trading through Automated Linkages ("PORTAL") Market. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so, and any market-making with respect to the New Notes may be discontinued at any time without notice. As a result, there can be no assurance that an active trading market for the New Notes will develop. If a market were to develop, the New Notes could trade at prices that may be lower than the initial market values thereof depending on many factors, including prevailing interest rates and the markets for similar securities.

RESTRICTIONS ON RESALE

  The Old Notes were offered and sold by the Company in a private offering exempt from registration pursuant to the Securities Act and have been resold pursuant to Rule 144A, Regulation S and certain other available exemptions under the Securities Act. As a result, the Old Notes may not be reoffered or resold by purchasers, except pursuant to an effective registration statement under the Securities Act, or pursuant to an applicable exemption from such registration. Based on interpretations by the staff of the Commission, the Company believes that each holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities) who duly exchanges Old Notes for New Notes in the Exchange Offer will receive notes that are freely transferable under the Securities Act, provided, that such New Notes are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any other person to participate, in a distribution (within the meaning of the Securities
Act) of the New Notes. The Company has not, however, sought its own no-action letter from the staff of the Commission regarding resales of the New Notes and there can be no assurance that the staff of the Commission would make a similar determination with respect to the resale of the New Notes. Any holder of Old Notes who is not able to rely upon such staff interpretations must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes, unless such sale is made pursuant to an exemption from such requirements. See "Prospectus Summary--The Exchange Offer."

CERTAIN MARKET CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

  To the extent that Old Notes are tendered and accepted for exchange pursuant to the Exchange Offer, the trading market for Old Notes that remain outstanding may be more significantly limited, which might adversely affect the liquidity of the Old Notes not tendered for exchange. The extent of the market therefor and the availability of price quotations would depend upon a number of factors, including the number of holders of Old Notes remaining at such time and the interest in maintaining a market in such Old Notes on the part of securities firms. An issue of securities with a smaller outstanding market value available for trading (the "float") may command a lower price than would a comparable issue of securities with a greater float. As a result, the market price for Old Notes that are not exchanged in the Exchange Offer may be adversely affected to the extent that the amount of Old Notes exchanged pursuant to the Exchange Offer reduces the float. The reduced float also may make the trading price of the Old Notes that are not exchanged more volatile. In addition, holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to restrictions on transfer of such Old Notes contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. See "Risk Factors--Restrictions on Resale" and "The Exchange Offer--Consequences of Failure to Exchange."

                              THE EXCHANGE OFFER

  The following discussion sets forth or summarizes what the Company believes are the material terms of the Exchange Offer. This Summary is qualified in its entirety by reference to the full text of the documents underlying the Exchange Offer, copies of which are filed as exhibits to the Registration Statement of which this Prospectus is a part, and are incorporated by reference herein.

PURPOSE AND EFFECT

  The Old Notes were sold by the Company to the Initial Purchasers on June 18, 1998 pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A and Regulation S. The Company, the Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company agreed to use its best efforts
(i) to file an exchange offer registration statement ("Exchange Offer Registration Statement") with the Commission under the Securities Act concerning the Exchange Offer within 45 days after the Issue Date, (ii) to cause the Exchange Offer Registration Statement to be declared effective by the Commission within 105 days after the Issue Date, (iii) to keep the Exchange Offer Registration Statement effective until the closing of the Exchange Offer and (iv) to cause the Exchange Offer to be consummated within 135 days after the Issue Date. Pursuant to such Registration Rights Agreement, the Company will endeavor to, within the applicable time periods, register under the Securities Act all of the New Notes pursuant to a registration statement under which the Company will offer each holder of Old Notes the opportunity to exchange any and all of the outstanding Old Notes held by such holder for New Notes in an aggregate principal amount equal to the aggregate principal amount of Old Notes tendered for exchange by such holder. Subject to limited exceptions, the Exchange Offer being made hereby, if commenced and consummated within such applicable time periods, will satisfy those requirements under the Registration Rights Agreement. In such event, Old Notes not exchanged for New Notes in the Exchange Offer would remain outstanding and would continue to accrue interest, but would generally not retain any rights under the Registration Rights Agreement. Holders of Old Notes seeking liquidity in their investment would have to rely on an exemption to the registration requirements under the securities laws, including the Securities Act. This Exchange Offer is intended to satisfy the Company's exchange offer obligations under the Registration Rights Agreement.

TERMS OF THE EXCHANGE OFFER

  The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn in accordance with the procedures described under "--Withdrawal Rights" at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions that may be waived by the Company, and to the terms and provisions of the Registration Rights Agreement. See "--Conditions of the Exchange Offer."

  Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter Of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).

  As of the date of this Prospectus, $150 million in aggregate principal amount of the Old Notes is outstanding, the maximum amount authorized by the Indenture for all Notes. This Prospectus, together with the Letter of
Transmittal, is first being sent on or about            , 1998, to all holders
of Old Notes known to the Company.

  Because the Exchange Offer is for any and all Old Notes, the number of Old Notes tendered and exchanged in the Exchange Offer will reduce the principal amount of Old Notes outstanding. Following the consummation of the Exchange Offer, holders who did not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement, and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected. The Old Notes are currently eligible for sale pursuant to Rule 144A through the PORTAL system. Because the Company anticipates that most holders of Old Notes will elect to exchange such Old Notes for New Notes due to the absence of restrictions on the resale of New Notes under the Securities Act, the Company anticipates that the liquidity of the market for any Old Notes remaining after the consummation of the Exchange Offer may be substantially limited. See "Risk Factors--Certain Market Consequences of Failure to Exchange Old Notes."

  The form and terms of the New Notes are generally the same as the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and will not bear legends restricting the transfer thereof, (ii) the holders of New Notes will not be entitled to any Additional Interest under the terms of the Registration Rights Agreement and (iii) holders of New Notes will not be entitled to certain other rights under the Registration Rights Agreement. The New Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

  The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company and delivering New Notes to such holders.

  If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders of Old Notes do not have any appraisal or dissenters' rights in connection with the Exchange Offer.

  Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "--Fees and Expenses."

  NEITHER THE BOARD OF DIRECTORS OF THE COMPANY NOR THE COMPANY MAKES ANY RECOMMENDATION TO HOLDERS OF OLD NOTES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF OLD NOTES MUST MAKE THEIR OWN DECISION WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE PRINCIPAL AMOUNT OF OLD NOTES TO TENDER, AFTER READING CAREFULLY THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL AND CONSULTING WITH THEIR ADVISORS, IF ANY, BASED ON THEIR OWN FINANCIAL POSITION AND REQUIREMENTS.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The Exchange Offer shall remain open for a period of not less than 20 Business Days after notice is mailed to holders. The Expiration Date shall be
           , 1998 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, by means of a press release or any other acceptable means, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

  The Company expressly reserves the right, in its sole and absolute discretion, (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under "--Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any manner. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule l4e-1 under the Exchange Act.

  Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement and subject to applicable law, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

CONDITIONS OF THE EXCHANGE OFFER

  Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Company will not be required to accept for exchange, or to exchange, any Old Notes for any New Notes, and, as described below, may terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exist or have not been satisfied:

    (i) the due tendering of Old Notes in accordance with the Exchange Offer;

    (ii) the Exchange Offer, or the making of any exchange by a holder, violates any applicable law, statute, rule, regulation or any applicable interpretation of the staff of the Commission;

    (iii) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company;

    (iv) each holder of Old Notes exchanged in the Exchange Offer shall have made certain customary representations, including representations that, among other things, (i) the holder is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, (ii) the holder is not a broker-dealer that acquired Old Notes directly from the Company in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) the holder will acquire the New Notes in the ordinary course of business and (iv) that the holder is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes;

    (v) all governmental approvals have been obtained, which such approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby;

    (vi) there shall be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (a) seeking to restrain or prohibit the making or consummation of the Exchange Offer or any other transaction contemplated by the Exchange Offer, or assessing or seeking any damages as a result thereof or (b) resulting in a material delay in the ability of the Company to accept for exchange or exchange some or all of the Old Notes pursuant to the Exchange Offer;

    (vii) there shall have occurred (a) any general suspension of or general limitation on prices for, or trading in, securities on any national securities exchange or in the over-the-counter market, (b) any limitation by any governmental agency or authority which may adversely affect the ability of the Company to complete the transactions contemplated by the Exchange Offer, (c) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority which adversely affects the extension of credit or (d) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or, in the case of any of the foregoing existing at the time of the commencement of the Exchange Offer, a material acceleration or worsening thereof; or

    (viii) any change (or any development involving a prospective change) shall have occurred or be threatened in the business, properties, assets, liabilities, financial condition, operations, results of operations or prospects of the Company and its subsidiaries taken as a whole that, in the sole judgment of the Company, is or may be adverse to the Company, or the Company shall have become aware of facts that, in the sole judgment of the Company, have or may have an adverse effect on the value of the Old Notes or the New Notes.

  If the Company determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, the Company may, subject to applicable law, (i) terminate the Exchange Offer (whether or not any Old Notes have theretofore been accepted for exchange), (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer subject, however, to the rights of holders to withdraw such Old Notes or (iii) waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes, and the Company will extend the Exchange Offer to the extent required by Rule l4e-1 under the Exchange Act.

  The foregoing conditions are for the sole benefit of the Company and may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of such rights and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

  In addition, the Company will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939.

TERMINATION OF CERTAIN RIGHTS

  Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes who were permitted to participate in the Exchange Offer will no longer be, entitled to (i) the right to receive Additional Interest under the Registration Rights Agreement or (ii) certain other rights under the Registration Rights Agreement intended for the holders of unregistered securities; provided, that holders of Old Notes who are not permitted to participate in the Exchange Offer or who do not receive fully tradeable New Notes pursuant to the Exchange Offer, shall have the right to require the Company to file a Shelf Registration Statement solely for the benefit of such holders of Old Notes and will be entitled to receive Additional Interest following the occurrence of a Registration Default in connection with the filing of such Shelf Registration Statement. See "Registration Rights." Notwithstanding anything to the contrary in the foregoing, Old Notes not tendered in the Exchange Offer will remain outstanding and continue to accrue interest in accordance with their terms.

ACCRUED INTEREST ON THE OLD NOTES

  Holders whose Old Notes are accepted for exchange will have the right to receive interest accrued thereon from the date of their original issuance or the last interest payment date, as applicable, to, but not including, the date of issuance of the New Notes, such interest to be payable with the first interest payment on the New Notes. Interest on the Old Notes accepted for exchange, which interest accrued at the rate of 8 1/8% per annum, will cease to accrue on the day prior to the issuance of the New Notes.

PROCEDURES FOR TENDERING OLD NOTES

  The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth under "--The Exchange Agent; Assistance" prior to 5:00 p.m., New York City time on the Expiration Date. In addition, either (i) certificates of such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal, (ii) a timely confirmation of book-entry transfer of such Old Notes, if such procedure is available, into the Exchange Agent's account at DTC pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date, or (iii) the holder must comply with the guaranteed delivery procedures described below.

  THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE ELIGIBLE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE ELIGIBLE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT TO THE COMPANY OR DTC. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT SUCH TENDER FOR SUCH HOLDER.

  Any Beneficial Owner whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company, and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name or obtain a properly completed bond power from the registered holder. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

  The Exchange Agent will make a request to establish an account with respect to the Old Notes at DTC for the purposes of the Exchange Offer within two business days after the date of this Prospectus. Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's procedures for such transfer. However, although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at DTC, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees and any other required documents, must in any case, be delivered to and received by the Exchange Agent at its address set forth under "--The Exchange Agent; Assistance" on or prior to the Expiration Date, or the guaranteed delivery procedure set forth below must be complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

  Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined herein) unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such signature must be guaranteed by an Eligible Institution. If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the Old Notes on behalf of the registered holder, in each case, signed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar. The term "Eligible Institution" as used herein means a firm which is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or any other "eligible guarantor institution" as such term is defined in Rule 17Ad-15 under the Exchange Act.

  All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give notification of defects or irregularities with respect to tenders of Old Notes. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

  If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority so to act must be submitted with the Letter of Transmittal.

  By tendering, each registered holder will represent to the Company, among other things, that: (i) the holder is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, (ii) the holder is not a broker-dealer that acquired Old Notes directly from the Company in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) the holder will acquire the New Notes in the ordinary course of business and (iv) the holder is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Any holder of Old Notes that is unable to make these representations to the Company will not be able to rely on the interpretations of the staff of the Commission described in "--Resales of New Notes" and therefore will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes, unless such sale is made pursuant to an exemption from such requirements.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent on or prior to the Expiration Date or (iii) who cannot complete the procedure for book-entry transfer on a timely basis, may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures: (i) such tender must be made by or through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate or registration number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, at least within four (4) New York Stock Exchange trading days after the Expiration Date, the tendered Old Notes, a duly executed Letter of Transmittal (or a facsimile thereof) and any other required documents will be deposited by the Eligible Institution with the Exchange Agent and (iii) such properly completed and executed documents required by the Letter of Transmittal (or a facsimile thereof) and the tendered Old Notes in proper form for transfer (or confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC) must be received by the Exchange Agent within at least four (4) New York Stock Exchange trading days after the Expiration Date.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

  Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered as promptly as practicable after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

  In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and all other required documents (or of confirmation of a book-entry transfer of such Old Notes into the Exchange Agent's account at DTC); provided, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

WITHDRAWAL RIGHTS

  Tenders of the Old Notes may be withdrawn by delivery of a written or facsimile transmission notice to the Exchange Agent, at its address set forth herein, at any time prior to 5:00 p.m., New York City time, on the Expiration Date after which tenders of Old Notes are irrevocable. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate or registration number or numbers and principal amount of such Old Notes, as applicable or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC to be credited), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with the other documents required upon transfer by the Indenture, (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer and (v) include a statement that such holder is withdrawing its election to have such Old Notes exchanged. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the holder thereof without cost to such holder as promptly as practicable after withdrawal. Properly withdrawn Old Notes may be retendered by following one of the procedures described under "--Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.

THE EXCHANGE AGENT; ASSISTANCE

  U.S. Bank Trust National Association has been appointed the Exchange Agent for the Exchange Offer. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of the Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

          By Hand, Registered or Certified Mail or Overnight Courier:

                     U.S. Bank Trust National Association
                            U.S. Bank Trust Center
                             180 East Fifth Street
                              St. Paul, MN 55101

                         Attention: Melina Black

                                 By Facsimile:
                                 651-244-1537

                         Attention: Melina Black

                    Confirm by Telephone 651-244-8161

  DELIVERY OF DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF DOCUMENTS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH DOCUMENTS.

FEES AND EXPENSES

  The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. However, additional solicitations may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, blue sky fees and printing and distribution expenses.

  The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Notes tendered or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

ACCOUNTING TREATMENT

  The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes in connection with the Exchange Offer. The expenses of the Exchange Offer will be amortized over the term of the New Notes.

RESALES OF NEW NOTES

  Upon consummation of the Exchange Offer, holders of Old Notes who were not prohibited from participating in the Exchange Offer and did not tender their Old Notes will generally not have any registration rights under the Registration Rights Agreement with respect to such nontendered Old Notes and such Old Notes will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Notes may not be offered or sold unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act.

  The Company is making the Exchange Offer in reliance on the position of the staff of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, the Company has not sought its own interpretive letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Commission, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by a holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (ii) an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or (iii) a broker-dealer who acquired the Old Notes as a result of market-making or other trading activities), without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided, that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Any holder wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that (i) it is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, (ii) it is not a broker-dealer that acquired Old Notes directly from the Company in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) it will acquire the New Notes in the ordinary course of business and (iv) it is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes. Any holder of Old Notes that is unable to make these representations to the Company will not be able to rely on the interpretations of the staff of the Commission described above and therefore will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale of such Old Notes unless such sale is made pursuant to an exemption from such requirements.

  Each broker-dealer who receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as a result of market-making activities or other trading activities and, because it may be deemed a statutory underwriter, must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act, even though selling broker- dealers may be deemed "underwriters" within the Securities Act. Based on the position taken by the staff of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the New Notes received upon exchange of such Old Notes (other than Old Notes that represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such New Notes. Accordingly, this Prospectus may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions and time limitations set forth in the Registration Rights Agreement, the Company has agreed that this Prospectus may be used by a Participating Broker-Dealer in connection with resales of such New Notes. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of New Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--The Exchange Agent; Assistance." A Participating Broker-Dealer who delivers this Prospectus to purchasers in connection with resales of New Notes will be subject to certain of the civil liabilities under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations). Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

  In that regard, each Participating Broker-Dealer who surrenders Old Notes pursuant to The Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Rights Agreement, such Participating Broker-Dealer will suspend the sale of New Notes pursuant to this Prospectus until the Company has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

CONSEQUENCES OF FAILURE TO EXCHANGE

  Holders of Old Notes who are permitted to participate in the Exchange Offer and who do not tender their Old Notes generally will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder that does not exchange such holder's Old Notes for New Notes will continue to hold the untendered Old Notes and will be entitled to all the rights and limitations applicable thereto under the Indenture, except to the extent that such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

  The Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will continue to be subject to the restrictions on transfer contained in the legend thereon. In general, the Old Note may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. The Company does not currently anticipate that it will register the Old Notes under the Securities Act. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) pursuant to an effective registration statement under the Securities Act,
(iii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a Qualified Institutional Buyer (as defined in the Securities Act) in a transaction meeting the requirements of Rule 144A, (iv) outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S, (v) to an institutional "accredited investor" (as defined in the Securities Act) in a transaction exempt from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States or other applicable jurisdiction, or (vi) pursuant to any other available exemption from the registration requirements of the Securities Act.

MISCELLANEOUS

  Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept such offer. Holders of the Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

  The Company may in the future seek to acquire untendered Old Notes, to the extent permitted by applicable law, in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. The Company has no present plans to acquire any Old Notes that are not tendered in the Exchange Offer or to file a registration statement to permit resales of any untendered Old Notes.

  HOLDERS OF OLD NOTES WILL NOT HAVE DISSENTERS' RIGHTS OR APPRAISAL RIGHTS IN CONNECTION WITH THE EXCHANGE OFFER.

                                USE OF PROCEEDS

  There will be no proceeds to the Company from the Exchange of the Old Notes for New Notes pursuant to the Exchange Offer.

  The net proceeds to the Company from the Offering were approximately $146.1 million, after deducting the Initial Purchasers' discount and other expenses related to the Offering. The Company used the net proceeds of the Offering, together with approximately $73.7 million of cash on hand, to (i) place $167.2 million of cash and U.S. Treasury Securities in trust with U.S. Bank Trust National Association to effect the Covenant Defeasance; (ii) repay in full $52.0 million of outstanding indebtedness under the Amended and Restated Promissory Note (the "Existing Credit Facility") dated June 30, 1997 executed by Empress Hammond in favor of Bank of America National Trust and Savings Association; and (iii) repay in full $0.6 million of outstanding vendor financing. See "Certain Transactions," "Description of Certain Other Indebtedness," and "Description of the New Notes."

                       SELECTED COMBINED FINANCIAL DATA

  The following selected combined financial data as of and for each of the three years ended December 31, 1997, 1996 and 1995 have been derived from the audited combined financial statements of the Company. The data presented below as of and for each of the years ended December 31, 1994 and 1993 and as of and for each of the three months ended March 31, 1998 and 1997 are unaudited. In the opinion of the Company, such interim data includes all adjustments (which were of a normal recurring nature) necessary for a fair presentation of the information set forth therein. The Company's operations are subject to seasonal factors, and therefore, the results of operations for each of the three months ended March 31, 1998 and 1997 are not necessarily indicative of the results of operations for the full year. The following data should be read in conjunction with the combined financial statements and notes thereto included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

  The Company believes the results of operations for each of the five years in the period ended December 31, 1997 are not readily comparable to each other because Empress Hammond commenced gaming operations on June 28, 1996. See "Risk Factors--Competition" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                          SIX MONTHS
                             ENDED
                           JUNE 30,           YEAR ENDED DECEMBER 31,
                         --------------  --------------------------------------
                          1998    1997    1997    1996    1995    1994    1993
                         ------  ------  ------  ------  ------  ------  ------
                                          (IN MILLIONS)
STATEMENT OF OPERATIONS
 DATA:
Revenues
 Casino................. $181.6  $174.7  $346.0  $263.0  $202.3  $202.7  $172.8
 Other, net of
  promotional
  allowances............   11.1    11.2    23.6    15.7    12.3    12.6    14.5
                         ------  ------  ------  ------  ------  ------  ------
   Total net revenues...  192.7   185.9   369.6   278.7   214.6   215.3   187.3
Operating expenses
 Casino.................   30.0    30.8    64.8    48.1    30.7    29.1    18.7
 Gaming and admission
  taxes.................   60.2    53.4   108.0    73.1    47.1    46.9    38.9
 Other departmental
  expenses..............   52.5    53.1   113.4    77.7    56.1    51.3    35.5
 Pre-opening expenses...    --      --      --      5.7     1.3     3.3     3.0
 Depreciation and
  amortization..........    9.6     9.4    18.8    13.9    16.9    17.8    13.2
                         ------  ------  ------  ------  ------  ------  ------
   Total operating
    expenses............  152.3   146.7   305.0   218.5   152.1   148.4   109.3
                         ------  ------  ------  ------  ------  ------  ------
Income from operations..   40.4    39.2    64.6    60.2    62.5    66.9    78.0
Interest expense........  (10.9)  (10.6)  (21.1)  (18.3)  (16.4)  (11.5)   (2.8)
Interest income.........    2.0     1.5     3.3     3.5     5.2     2.9     0.4
State taxes.............   (0.2)   (0.1)   (0.5)   (0.5)   (0.7)   (0.8)   (1.2)
                         ------  ------  ------  ------  ------  ------  ------
Net income.............. $ 31.3  $ 30.0  $ 46.3  $ 44.9  $ 50.6  $ 57.5  $ 74.4
                         ======  ======  ======  ======  ======  ======  ======
OTHER DATA:
Capital expenditures
 (1)....................   16.6     6.7    16.1   106.0     7.4    44.3    34.6
Ratio of earnings to
 fixed charges (2)......   3.8x    3.8x    3.1x    3.1x    4.0x    5.3x   25.3x
BALANCE SHEET DATA:
Cash, cash equivalents
 and marketable
 securities............. $ 20.0  $ 69.4  $ 83.3  $ 75.7  $ 67.1  $ 62.8  $ 16.3
Total assets............  409.0   278.4   291.5   288.3   201.8   208.2    92.9
Total debt..............  300.0   202.2   208.5   214.3   150.6   152.2    32.6
Stockholders' equity....   61.5    53.0    55.9    49.6    36.8    33.4    48.8

--------
(1) Included in capital expenditures for the year ended December 31, 1996 is $93.4 million in conjunction with the opening of Empress Hammond.
(2) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (income before state income taxes plus fixed charges and the current period amortization of interest capitalized in prior periods less capitalized interest) by fixed charges (interest expense plus capitalized interest, amortization of debt issue costs and the interest factor of rent expense).

                          EMPRESS ENTERTAINMENT, INC.
                              UNAUDITED PRO FORMA
                        COMBINED FINANCIAL INFORMATION

  The unaudited pro forma condensed combined statements of income of the Company have been derived from the historical actual combined statements of income adjusted for the Offering and the Covenant Defeasance. The unaudited pro forma combined statements of income of the Company have been prepared assuming the Offering occurred on January 1, 1997.

  The unaudited pro forma combined statements of income of the Company should be read in conjunction with the historical combined financial statements of the Company and the notes thereto for each of the three years in the period ended December 31, 1997, and for the six months ended June 30, 1998 and 1997, included elsewhere in this Registration Statement. The unaudited pro forma statements of income of the Company are not necessarily indicative of the financial results of the Company that would actually have been obtained had the Offering been consummated on January 1, 1997.

  The effects of the Offering and the Covenant Defeasance are reflected in the unaudited consolidated balance sheet as of June 30, 1998 included in this Registration Statement at page F-2 and therefore, no pro forma balance sheet is presented.

                          EMPRESS ENTERTAINMENT, INC.
               PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                                                SIX MONTHS ENDED JUNE 30, 1998
                                                --------------------------------
                                                           PRO FORMA       AS
                                                ACTUAL  ADJUSTMENTS (1) ADJUSTED
                                                ------  --------------- --------
                                                         (IN MILLIONS)
Revenues
  Casino....................................... $181.6      $  --        $181.6
  Other, net of promotional allowances.........   11.1         --          11.1
                                                ------      ------       ------
    Total net revenues.........................  192.7         --         192.7
Operating expenses
  Casino.......................................   30.0         --          30.0
  Gaming and admission taxes...................   60.2         --          60.2
  Other departmental expenses..................   52.5         --          52.5
  Depreciation and amortization................    9.6         --           9.6
                                                ------      ------       ------
    Total operating expenses...................  152.3         --         152.3
                                                ------      ------       ------
Income from operations.........................   40.4         --          40.4
Interest expense...............................  (10.9)       (6.4)       (17.3)
Interest income................................    2.0         4.6          6.6
State taxes....................................   (0.2)        --          (0.2)
                                                ------      ------       ------
Net income..................................... $ 31.3      $ (1.8)      $ 29.5
                                                ======      ======       ======
                                                 YEAR ENDED DECEMBER 31, 1997
                                                --------------------------------
                                                           PRO FORMA       AS
                                                ACTUAL  ADJUSTMENTS (1) ADJUSTED
                                                ------  --------------- --------
                                                         (IN MILLIONS)
Revenues
  Casino....................................... $346.0      $  --        $346.0
  Other, net of promotional allowances.........   23.6         --          23.6
                                                ------      ------       ------
    Total net revenues.........................  369.6         --         369.6
Operating expenses
  Casino.......................................   64.8         --          64.8
  Gaming and admission taxes...................  108.0         --         108.0
  Other departmental expenses..................  113.4         --         113.4
  Depreciation and amortization................   18.8         --          18.8
                                                ------      ------       ------
    Total operating expenses...................  305.0         --         305.0
                                                ------      ------       ------
Income from operations.........................   64.6         --          64.6
Interest expense...............................  (21.1)      (12.9)       (34.0)
Interest income................................    3.3         9.2         12.5
State taxes....................................   (0.5)        --          (0.5)
                                                ------      ------       ------
Net income..................................... $ 46.3      $ (3.7)      $ 42.6
                                                ======      ======       ======

--------
(1) The pro forma adjustments reflect the impact of the Offering assuming the Offering occurred on January 1, 1998. The interest expense adjustment reflects the interest on the New Notes and the amortization of the deferred financing costs. The interest income adjustment reflects the interest to be earned on the U.S. Treasury Securities held in trust to effect the Covenant Defeasance based on the securities purchased and their respective interest rates offset by the interest income no longer earned on the cash to be utilized to effect the Covenant Defeasance.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The following discussion should be read in conjunction with, and is qualified in its entirety by, the combined financial statements and the notes thereto of the Company included elsewhere in the Prospectus.

OVERVIEW

  The Company was organized in January 1994, as an S Corporation for Federal and state income tax purposes, for the sole purpose of constructing Empress III and leasing it to Empress Hammond. As a result of the Reorganization, the Company is a holding company with Empress Hammond, Empress Joliet and Empress Finance as its wholly-owned, Qualified Subchapter S Subsidiaries.

  Empress Hammond was organized in November 1992 as an S Corporation for Federal and state income tax purposes. A preliminary finding of suitability of the owners of Empress Hammond was granted by the Indiana Gaming Commission on November 17, 1995, and Empress Hammond was granted a five-year operating license from the Indiana Gaming Commission on June 21, 1996. Empress Hammond commenced gaming operations in Hammond, Indiana on June 28, 1996. On November 14, 1997, Empress Hammond became a wholly-owned, Qualified Subchapter S Subsidiary of the Company.

  Empress Joliet was organized in December 1990 as an S Corporation for Federal and state income tax purposes. A preliminary finding of suitability of the owners of Empress Joliet was granted by the Illinois Gaming Board on July 16, 1991. Empress Joliet commenced gaming operations in Joliet, Illinois on June 17, 1992, and was granted a one-year renewal of its gaming license by the Illinois Gaming Board on July 21, 1998. In connection with the Reorganization, Empress Joliet became a wholly-owned, Qualified Subchapter S Subsidiary of the Company.

  Empress Finance was organized in January 1994 as a C Corporation for the sole purpose of issuing the 10 3/4% Notes. In connection with the Reorganization, Empress Finance became a wholly-owned, Qualified Subchapter S Subsidiary of the Company. Hammond Residential is the wholly-owned subsidiary of Empress Hammond and was formed primarily to satisfy certain residential development commitments to the City of Hammond. Empress Finance has no business activities except its obligations with respect to the 10 3/4% Notes and Hammond Residential has no business activities except for satisfying such residential development commitments.

  Empress Opportunities was formed as an Unrestricted Subsidiary to serve as a holding company under which the Company intends to explore business opportunities other than the Company's gaming operations in Hammond, Indiana and Joliet, Illinois. Empress Racing was formed as an Unrestricted Subsidiary to hold a 50% ownership interest in a limited liability company which has acquired certain outstanding secured indebtedness of Sunshine Racing, Inc., the owner of the Woodlands Racetrack in Kansas City, Kansas and which, subject to certain regulatory approvals, intends to ultimately bid to purchase the Woodlands Racetrack in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code. Empress Mississippi was formed as an Unrestricted Subsidiary to investigate business opportunities in Mississippi. As unrestricted Subsidiaries, Empress Opportunities, Empress Racing and Empress Mississippi are not Guarantors of the Notes.

RESULTS OF OPERATIONS

  The Company's results from 1997 forward reflect full operations at Empress Joliet and Empress Hammond, the 1996 results reflect a full year of operations at Empress Joliet and one-half year of operations at Empress Hammond and the 1995 results reflect a full year of operations at Empress Joliet only. From May 1994 through September 1994, Empress Hammond operated a seasonal restaurant at its current operating site. Empress Hammond did not commence gaming operations until June 28, 1996. The following discussion is based upon the combined operating results of the Company.

THREE MONTHS ENDED JUNE 30, 1998 COMPARED TO THREE MONTHS ENDED JUNE 30, 1997

  Net revenues for the three months ended June 30, 1998 were $95.8 million, an increase of $4.1 million, or 4.5% compared to net revenues of $91.7 million for the three months ended June 30, 1997. Empress Hammond's net revenues increased from $54.8 million to $57.7 million and Empress Joliet's net revenues increased from $36.9 million to $38.1 million.

  Casino revenues for the three months ended June 30, 1998 were $90.3 million, an increase of $4.1 million, or 4.8% compared to casino revenues of $86.2 million for the three months ended June 30, 1997. Empress Hammond's casino revenues increased from $52.1 million to $54.6 million primarily due to increased admissions and Empress Joliet's casino revenues increased from $34.1 million to $35.7 million due to an increase in win per admission.

  Revenues from non-gaming operations, consisting primarily of food and beverage, parking, gift shop and hotel revenues, for the three months ended June 30, 1998 were $7.1 million, an increase of $0.4 million, or 6.0% compared to $6.7 million for the three months ended June 30, 1997. Empress Hammond's non-gaming revenues increased from $3.7 million to $4.2 million. This increase was partially offset by a decrease in non-gaming revenues at Empress Joliet from $3.0 million to $2.9 million.

  Promotional allowances were $1.5 million for the three months ended June 30, 1998 compared to $1.2 million for the three months ended June 30, 1997. Empress Hammond's promotional allowances increased from $0.9 million to $1.0 million and Empress Joliet's promotional allowances increased from $0.3 million to $0.5 million.

  Casino expenses decreased $0.5 million, or 3.2%, to $15.0 million for the three months ended June 30, 1998, compared to $15.5 million for the three months ended June 30, 1997. Empress Hammond's casino expenses decreased from $7.8 million to $7.6 million and Empress Joliet's decreased from $7.7 to $7.4 million.

  Gaming and admission taxes increased $3.7 million to $29.9 million for the three months ended June 30, 1998 compared to the three months ended June 30, 1997. Empress Hammond's gaming and admission taxes increased from $17.7 million to $19.0 million as a result of increased casino revenues and admissions. Gaming and admission taxes at Empress Joliet increased from $8.5 million to $10.9 million as a result of increased casino revenues and the implementation on January 1, 1998 of a graduated gaming tax by Illinois, and were partially offset by a decline in admissions.

  Expenses relating to non-gaming operations, including depreciation and amortization, for the three months ended June 30, 1998 totaled $31.4 million, a decrease of 3.7% or $1.2 million compared to the three months ended June 30, 1997. Expenses relating to non-gaming operations for Empress Hammond increased from $18.0 million to $18.1 million primarily due to an increase in advertising and sales expenses. This increase was offset by a decrease in expenses relating to non-gaming operations at Empress Joliet which decreased from $14.6 million to $13.3 million primarily due to a decrease in advertising and sales expenses as well as a decrease in food and beverage expenses.

  Income from operations for the three months ended June 30, 1998 increased $2.2 million to $19.5 million compared to $17.3 million for the three months ended June 30, 1997. Income from operations at Empress Hammond increased from $11.2 million to $13.0 million and Empress Joliet increased from $6.1 million to $6.5 million.

  Net interest expense for the three months ended June 30, 1998 was $4.6 million, an increase of $0.2 million compared to the three months ended June 30, 1997. This increase was a result of higher interest expense associated with increased borrowings under the Existing Credit Facility.

  Net income increased from $12.8 million for the three months ended June 30, 1997 to $14.8 million for the three months ended June 30, 1998 due primarily to the factors discussed above.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Net revenues for the six months ended June 30, 1998 were $192.7 million, an increase of $6.9 million, or 3.7% compared to net revenues of $185.8 million for the six months ended June 30, 1997. Empress Hammond's net revenues increased from $111.8 million to $116.2 million and Empress Joliet's net revenues increased from $74.0 million to $76.5 million.

  Casino revenues for the six months ended June 30, 1998 were $181.6 million, an increase of $6.9 million, or 4.0% compared to casino revenues of $174.7 million for the six months ended June 30, 1997. Empress Hammond's casino revenues increased from $106.4 million to $110.0 million primarily due to increased admissions and Empress Joliet's casino revenues increased from $68.3 million to $71.6 million due to an increase in win per admission.

  Revenues from non-gaming operations, consisting primarily of food and beverage, parking, gift shop and hotel revenues, for the six months ended June 30, 1998 were $14.0 million, an increase of $0.5 million, or 3.7% compared to $13.5 million for the six months ended June 30, 1997. Empress Hammond's non-gaming revenues increased from $7.1 million to $8.1 million. This increase was partially offset by a decrease in non-gaming revenues at Empress Joliet from $6.4 million to $5.9 million.

  Promotional allowances were $2.9 million for the six months ended June 30, 1998 compared to $2.3 million for the six months ended June 30, 1997. Empress Hammond's promotional allowances increased from $1.6 million to $1.9 million and Empress Joliet's promotional allowances increased from $0.7 million to $1.0 million.

  Casino expenses decreased $0.8 million, or 2.6%, to $30.0 million for the six months ended June 30, 1998, compared to $30.8 million for the six months ended June 30, 1997. Empress Hammond's casino expenses decreased from $15.6 million to $14.9 million and Empress Joliet's decreased from $15.2 to $15.1 million.

  Gaming and admission taxes increased $6.8 million to $60.2 million for the six months ended June 30, 1998 compared to the six months ended June 30, 1997. Empress Hammond's gaming and admission taxes increased from $36.4 million to $38.3 million as a result of increased casino revenues and admissions. Gaming and admission taxes at Empress Joliet increased from $17.0 million to $21.9 million as a result of increased casino revenues and the implementation on January 1, 1998 of a graduated gaming tax by Illinois, and were partially offset by a decline in admissions.

  Expenses relating to non-gaming operations, including depreciation and amortization, for the six months ended June 30, 1998 totaled $62.1 million, a decrease of 0.6% or $0.4 million compared to the six months ended June 30, 1997. Expenses relating to non-gaming operations for Empress Hammond increased from $33.4 million to $36.0 million primarily due to an increase in advertising and sales expenses. This increase was offset by decrease in expenses relating to non-gaming operations at Empress Joliet which decreased from $29.1 million to $26.1 million primarily due to a decrease in advertising and sales expenses.

  Income from operations for the six months ended June 30, 1998 increased $1.2 million to $40.4 million compared to $39.2 million for the six months ended June 30, 1997. Income from operations at Empress Hammond increased from $26.5 million to $27.0 million and Empress Joliet increased from $12.7 million to $13.4 million.

  Net interest expense for the six months ended June 30, 1998 was $8.9 million, a decrease of $0.1 million compared to the six months ended June 30, 1997. This decrease was a result of lower interest expense associated with decreased borrowings under the Credit Facility.

  Net income increased from $30.0 million for the six months ended June 30, 1997 to $31.3 million for the six months ended June 30, 1998 due primarily to the factors discussed above.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Net revenues for the year ended December 31, 1997 were $369.6 million, an increase of $90.9 million, or 32.6% compared to net revenues of $278.7 million for the year ended December 31, 1996. This increase was primarily attributable to a full year of operations at Empress Hammond where net revenues increased from $99.3 million for the year ended December 31, 1996 to $221.6 million for the year ended December 31, 1997. This increase was partially offset by a decrease at Empress Joliet where net revenues went from $179.4 million for the year ended December 31, 1996 to $148.0 million for the year ended December 31, 1997. This decrease at Empress Joliet was due to increased competition from Indiana riverboats serving the Chicago Market.

  Casino revenues for the year ended December 31, 1997 were $346.0 million, an increase of $83.0 million, or 31.6% compared to casino revenues of $263.0 million for the year ended December 31, 1996. This increase was primarily attributable to a full year of operations at Empress Hammond where casino revenues increased from $95.2 million for the year ended December 31, 1996 to $210.0 million for the year ended December 31, 1997. This increase was partially offset by a decrease at Empress Joliet where casino revenues went from $167.8 million for the year ended December 31, 1996 to $136.0 million for the year ended December 31, 1997. This decrease at Empress Joliet was due to increased competition from Indiana riverboats serving the Chicago Market.

  Revenues from non-gaming operations, consisting primarily of food and beverage, parking, gift shop, and hotel revenues, for the year ended December 31, 1997 were $34.9 million, an increase of $12.1 million, or 53.1% compared to non-gaming revenues of $22.8 million for the year ended December 31, 1996. This increase was primarily attributable to a full year of operations at Empress Hammond where non-gaming revenues increased from $6.2 million for the year ended December 31, 1996 to $18.5 million for the year ended December 31, 1997. This increase was partially offset by a decrease at Empress Joliet where non-gaming revenues went from $16.6 million for the year ended December 31, 1996 to $16.4 million for the year ended December 31, 1997. This decrease at Empress Joliet was due to a reduction in the number of casino visitors and was partially offset by a full year of hotel revenues.

  Promotional allowances for the year ended December 31, 1997 were $11.3 million compared to $7.2 million for the year ended December 31, 1996. Empress Hammond's promotional allowances for the year ended December 31, 1997 were $6.9 million compared to $2.0 million for the year ended December 31, 1996. Empress Joliet's promotional allowances for the year ended December 31, 1997 were $4.4 million compared to $5.2 million for the year ended December 31, 1996.

  Casino expenses for the year ended December 31, 1997 were $64.8 million, an increase of $16.7 million, or 34.7% compared to $48.1 million for the year ended December 31, 1996. Empress Hammond's casino expenses for the year ended December 31, 1997 were $31.4 million compared to $12.6 million for the year ended December 31, 1996. Empress Joliet's casino expenses for the year ended December 31, 1997 were $33.4 million compared to $35.5 million for the year ended December 31, 1996.

  Gaming and admission taxes increased $34.9 million to $108.0 million for the year ended December 31, 1997 compared to the year ended December 31, 1996. Empress Hammond's gaming and admission taxes increased from $32.8 million to $73.9 million as a result of increased casino revenues and admissions. Gaming and admission taxes at Empress Joliet decreased from $40.3 million to $34.1 million due to decreased casino revenues and admissions from increased competition serving the Chicago Market.

  Expenses relating to non-gaming operations, including depreciation and amortization, for the year ended December 31, 1997 totaled approximately $132.2 million, an increase of 35.9% or approximately $34.9 million compared to the year ended December 31, 1996. Expenses relating to non-gaming operations for Empress Hammond increased from $33.4 million to $70.8 million primarily due to a full year of operations. This increase was offset by a decrease in expenses relating to non-gaming operations at Empress Joliet from $63.8 million to $61.4 million, which was due to a reduction in the number of casino visitors.

  Income from operations for the year ended December 31, 1997 totaled approximately $64.6 million compared to approximately $60.2 million for the year ended December 31, 1996, an increase of approximately $4.4 million, or 7.3%. This increase in income from operations was primarily attributable to an increase in the operating results at Empress Hammond from $20.5 million to $45.4 million and was partially offset by a decline in the operating results at Empress Joliet from $39.7 million to $19.2 million. The decline in Joliet was due to increased competition serving the Chicago Market.

  Net interest expense for the year ended December 31, 1997 was approximately $17.8 million, an increase of approximately $3.0 million compared to the year ended December 31, 1996. This increase was a result of the additional interest expense associated with increased borrowings under the Existing Credit Facility and vendor financing of gaming equipment.

  Net income amounted to approximately $46.3 million and $44.9 million for the years December 31, 1997 and 1996, respectively.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Net revenues for the year ended December 31, 1996 were $278.7 million, an increase of $64.1 million, or 29.9% from net revenues of $214.6 million for the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $99.3 million in net revenues. Empress Joliet's net revenues decreased from $214.1 million to $179.4 million due to increased competition from Indiana riverboats serving the Chicago Market.

  Casino revenues for the year ended December 31, 1996 were $263.0 million, an increase of approximately $60.7 million, or 30.0% compared to $202.3 million for the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $95.2 million in casino revenues. Empress Joliet's casino revenues decreased from $202.3 million to $167.8 million due to increased competition from Indiana riverboats serving the Chicago Market.

  Revenues from non-gaming operations, consisting primarily of food and beverage, admissions, parking, gift shop and hotel revenues, for the year ended December 31, 1996 were $22.8 million, a decrease of $5.4 million, or 19.1% compared to $28.2 million for the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $6.2 million in non-gaming revenues. Empress Joliet's non-gaming revenues decreased from $27.7 million to $16.6 million due to the full year impact of the elimination of admission charges in August 1995 in response to customer and market demand. The decrease at Empress Joliet was partially offset by hotel revenues.

  Promotional allowances were $7.2 million for the year ended December 31, 1996 compared to $15.9 million for the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $2.0 million in promotional allowances. Empress Joliet's promotional allowances decreased from $15.9 million to $5.2 million. This decrease for Empress Joliet was primarily attributable to the elimination of admission fees and the implementation of a player recognition program, which rewards guests for their number of visits and amount of play. Guests earn points and may use them for cash back rewards, food and beverages or valuable gifts. Costs relating to this reward program are classified as a casino expense, rather than a promotional allowance.

  Casino expenses increased $17.4 million or 56.7% to $48.1 million for the year ended December 31, 1996, compared to $30.7 million for the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $12.6 million in casino expenses. Empress Joliet's casino expenses increased from $30.7 million to $35.5 million, primarily attributable to a player recognition program in effect for the entire year.

  Gaming and admission taxes increased $26.0 million to $73.1 million for the year ended December 31, 1996. The opening of Empress Hammond in June 1996 contributed $32.8 million in gaming and admission taxes. Empress Joliet gaming and admission taxes decreased from $47.1 million to $40.3 million due to decreased casino revenues and admissions from increased competition in the Chicago Market.

  Expenses relating to non-gaming operations, including depreciation and amortization, for the year ended December 31, 1996 totaled 97.3 million, an increase of 31% or approximately $23.0 million compared to the year ended December 31, 1995. The opening of Empress Hammond in June 1996 contributed $33.4 million in non-gaming operations expenses. Empress Joliet's expenses from non-gaming operations decreased from $72.6 million to $63.8 million primarily due to a decrease in depreciation and amortization expenses due to an increase in the useful lives of the Company's riverboats and the expiration of a non-compete agreement.

  Income from operations for the year ended December 31, 1996 totaled approximately $60.2 million compared to approximately $62.5 million for the year ended December 31, 1995, a decrease of approximately $2.3 million, or 3.8%. This decrease in income from operations was primarily attributable to the cost of opening Empress Hammond as well as a decline in the operating results of Empress Joliet due to increased competition in the Chicago Market.

  Net interest expense for the year ended December 31, 1996 was approximately $14.8 million, an increase of approximately $3.7 million compared to the year ended December 31, 1995. This increase was a result of the additional expenses associated with increased borrowings under the Company's credit facilities and vendor financing of gaming equipment.

  Net income decreased from $50.6 million for the year ended December 31, 1995 to $44.9 million for the year ended December 31, 1996 due primarily to the factors discussed above.

LIQUIDITY AND CAPITAL RESOURCES

  The principal sources of capital for the Company since 1995 have been cash provided from operations, credit facilities, non-recourse vendor financing, the Old Notes and the 10 3/4% Notes. Concurrently with the Offering, the Company undertook a Covenant Defeasance of the 10 3/4% Notes. See "Use of Proceeds," "Description of Certain Other Indebtedness" and "Description of the New Notes."

  For the six months ended June 30, 1998, the Company generated cash flow from operations of approximately $51.9 million compared to approximately $39.2 million for the six months ended June 30, 1997. This increase of approximately $12.7 million was primarily attributable to an increase in accounts payable and other accrued liabilities.

  During the six months ended June 30, 1998, the Company used cash to purchase approximately $16.6 million of property and equipment primarily related to the addition of the fourth deck on Empress III, remodeling of Empress I and interior and exterior renovations to the Joliet pavilion.

  During the six months ended June 30, 1998, proceeds from borrowings were approximately $160.0 million, and payments on borrowings were approximately $58.5 million, which included the paydown of the $60.0 million amended and restated credit facility.

  During the six months ended June 30, 1998 and 1997, stockholder distributions totaled approximately $25.7 million and $26.6 million, respectively. Of these distributions, approximately $22.2 million and approximately $19.1 million, respectively, were distributed to allow the Company's stockholders to pay Federal and state income taxes due to the Company's Subchapter S status.

  For the year ended December 31, 1997, proceeds from borrowings were $29.0 million of which $28.1 million were proceeds from the Existing Credit Facility and $0.9 million was from vendor financing.

  For the year ended December 31, 1997, the Company generated cash flow from operations of approximately $70.3 million compared to approximately $64.3 million for the year ended December 31, 1996. This increase of approximately $6.0 million was primarily attributable to a full year of operations of Empress Hammond.

  During the year ended December 31, 1997, the Company used cash to purchase approximately $16.1 million of property and equipment. Approximately $11.9 million was related to the following expenditures at Empress Hammond: (i) construction of an exterior access ramp for the parking garage; (ii) commencement of construction of the fourth deck to Empress III; and (iii) other miscellaneous maintenance capital expenditures. Approximately $4.2 million was used in connection with the commencement of construction of Empress Joliet's recreational vehicle park, childcare center and other miscellaneous maintenance capital expenditures. During the year ended December 31, 1996, the Company used cash to purchase approximately $106.0 million of property and equipment, of which $93.4 million was used in conjunction with the opening of Empress Hammond, $6.5 million was used to construct the Empress Joliet hotel and the remaining $6.1 million was used for other property improvements. In addition, the Company used approximately $0.5 million and $4.8 million in the years ended December 31, 1997 and 1996, respectively, for the purchase of other assets associated with the development and opening of Empress Hammond.

  During the years ended December 31, 1997 and 1996, principal payments on borrowings were approximately $34.8 million and $3.0 million, respectively.

  During the years ended December 31, 1997 and 1996 stockholder distributions totaled approximately $40.1 million and $32.3 million, respectively. Of these distributions, approximately $24.3 million and approximately $20.1 million, respectively, was distributed to allow the stockholders to pay Federal and state income taxes due to the Company's Subchapter S status.

  The net proceeds of the Offering, together with approximately $73.7 million of cash on hand, was used by the Company to effect the Covenant Defeasance, to repay all other outstanding Indebtedness of the Company and to pay fees and expenses in connection with the Refinancing. See "Use of Proceeds" and "Description of Certain Other Indebtedness."

  The Company's 1998 operating plan includes capital expenditures totaling approximately $22.0 million, of which $16.6 million has been expended as of June 30, 1998. Planned capital improvements include the renovation of the exterior and interior of the Empress Joliet complex, the addition of a nightclub at Empress Joliet and the renovation of Empress II. The Company also has certain outstanding commitments to the city of Hammond and other governmental bodies. In addition, the Company intends to explore the expansion of its operations into other gaming markets as opportunities arise, and has recently funded Empress Racing (an Unrestricted Subsidiary) with approximately $9.0 million, which was used by a 50% owned subsidiary of Empress Racing to acquire certain outstanding secured indebtedness of Sunshine Racing, Inc., the owner of the Woodlands Racetrack in Kansas City, Kansas. The Company anticipates that cash on hand, the Credit Facility and cash flows from operations will be sufficient to satisfy the Company's cash requirements as currently contemplated. In the event such sources are insufficient to satisfy the foregoing, or in the event that the Company expands its operations into other gaming markets, the Company may need to obtain additional capital either through debt and/or equity financings. The Indenture and the terms of the Credit Facility restrict the ability of the Company to obtain additional senior or subordinated financing. There can be no assurances that additional financing will be available on terms acceptable to the Company and within the restrictions contained in the Indenture and the Credit Facility in the event that cash on hand, borrowings under the Credit Facility and cash flows from operations are insufficient to satisfy the Company's cash requirements. See "Description of the Notes--Certain Covenants--Limitation on Incurrence of Indebtedness and Preferred Stock," "--Limitation on Other Senior Subordinated Indebtedness," "Risk Factors--Leverage and Ability to Service Debt," "-- Expansion Opportunities," "--Commitments to Governmental Authorities" and "Use of Proceeds."

YEAR 2000

  The Year 2000 or "Y2K" problem is the result of computer programs being written using two digits rather than four to define the applicable year. Any of the Company's programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations.

  As a part of the first phase of the Company's Year 2000 compliance program, the Company conducted an internal review of its computer systems to identify the systems that could be affected by the Year 2000 problem, including both "information technology" systems (such as software that processes financial and other information) and non-information technology. The Company is in the process of completing the second phase of its Year 2000 compliance program, which involves (1) the implementation of its existing remediation plan to resolve the Company's internal Year 2000 issues, (2) the identification of any potential Year 2000 issues with the Company's significant vendors and suppliers and (3) the evaluation of a contingency plan in the event that the Company or its significant vendors and suppliers are unable to adequately address Year 2000 issues in time. The Company has a July 1999 target date to complete its implementation efforts.

  The Company presently believes that, with modifications to existing software and converting to new software, the Year 2000 issue will not pose significant operational problems for the Company's internal computer systems as so modified and converted. However, if such modifications and conversions are not completed on a timely basis, the Year 2000 problem may have a material adverse impact on the operations of the Company. In addition, in the event that any of the Company's significant suppliers do not successfully and timely achieve Year 2000 compliance, the Company's business or operations could be adversely affected. The Company estimates it will incur less than $300,000 in expenses to ensure all systems will function properly with respect to dates in the year 2000. These expenses are not expected to have a material impact on the financial position, results of operation or liquidity of the Company.

                                   BUSINESS

OVERVIEW

  The Company is one of the largest operators of riverboat casinos serving the Chicago Market. The Company owns two distinctly themed casino entertainment operations, Empress Hammond and Empress Joliet, both located adjacent to major highways. Empress Hammond, located in Hammond, Indiana, is the closest casino to downtown Chicago and Empress Joliet, located in Joliet, Illinois, is in the fastest growing county in the Chicago Market. During 1997, the Company's casinos registered approximately nine million customer admissions and had the highest share of casino revenue in the Chicago Market (approximately 27%). The Company's 1997 average daily win per slot machine and table game of $308 and $2,168, respectively, exceeded the averages of each of the nine U.S. riverboat casino markets. For the twelve months ended March 31, 1998, the Company generated approximately $376.5 million of net revenues and $84.9 million of EBITDA.

  The Chicago Market is a heavily populated and economically developed region, consisting of approximately eight million people. Based on the 1993 U.S. Census Bureau Report, the median household income of the Chicago Market was $45,491, approximately 46% above the national median. The Chicago Market is primarily served by the Chicago Market Casinos, operating under a limited number of licenses granted by the States of Illinois and Indiana. The Illinois Riverboat Act authorized the issuance of not more than ten licenses, all of which have been issued. The Indiana Riverboat Act authorized the issuance of not more than eleven licenses, including five on Lake Michigan, all five of which have been issued. Two Indiana licenses, for Patoka Lake and the Ohio River, have yet to be issued. These casinos generated 1997 casino revenue of approximately $1.3 billion, ranking first among all U.S. riverboat casino markets and capturing an estimated 6.0% of the total U.S. casino market.

  Empress Hammond features a newly built, luxury-appointed catamaran style vessel, Empress III. Following the recent completion of the fourth deck, Empress III contains approximately 42,500 square feet of gaming space with approximately 1,740 slot machines and 54 table games. Empress Hammond includes an approximately 125,000 square foot mythologically themed pavilion featuring waterfalls, undersea volcanoes and lounge and dining facilities including the Blue Water Lounge, the Harborside Steakhouse, the Empressive Buffet and the Waves Deli. In addition, the pavilion includes a gift shop, concierge suite and a 150 seat banquet room. Empress Hammond provides parking for approximately 1,000 cars in a multi-story parking structure and offers 1,300 additional surface parking spaces.

  Empress Joliet features two luxury-appointed catamaran style vessels, Empress I and Empress II, which collectively contain approximately 36,000 square feet of gaming space, 1,011 slot machines and 52 table games. Empress Joliet includes an approximately 150,000 square foot Egyptian themed pavilion featuring lounge and award-winning dining facilities including the Oasis Bar, the Steakhouse Alexandria, Cafe Casablanca and the Marrakech Buffet. The pavilion also includes an off-track betting facility, gift shop, concierge suite and a 400 seat banquet room. Empress Joliet is supported by a three story hotel with 80 deluxe rooms, 17 junior suites and five king-size suites and an 80-space recreational vehicle park located on 12 acres of land adjacent to the hotel. Empress Joliet provides surface parking for more than 2,350 cars.

  The Company actively pursues opportunities to expand its customer base by developing additional amenities and by working to attract new customers from outside the Chicago Market. Empress Joliet is the only Chicago Market Casino with a hotel to accommodate overnight visitors, although Harrah's has announced plans to begin constructing a hotel on its property in Joliet. As a part of its development plan, the Company expects to construct a 200 room deluxe hotel and a conference center at Empress Hammond to expand its appeal to customers outside the Chicago Market. The Company intends to further develop dedicated transportation services to its complexes and is increasing billboard advertising to improve visitation by customers outside the Chicago Market.

COMPANY STRENGTHS

  The Company believes that the following factors contribute significantly to its success:

  . Premier Properties in Superior Locations. The Company's distinctly themed casino entertainment complexes are strategically located to serve the growing Chicago Market which has strong population demographics and a legislatively limited number of licensed competitors. Empress Hammond is the closest casino to downtown Chicago and is conveniently accessible from major highways. Empress Joliet is located in the fastest growing county in the Chicago Market and is the only Chicago Market Casino to feature a hotel, an off-track betting facility or a recreational vehicle park. The Company's casinos are equipped with the latest gaming devices and are continually upgraded to reflect innovative games. The Company delivers value to its customers by offering superior customer service and maintaining clean, moderately priced gaming, dining, lodging and entertainment amenities.

  . Market Leadership. The Company was the first Chicago Market Casino and has established market leadership during its nearly six years of operations. The Company is the largest Chicago Market casino operator in terms of casino revenue and number of slot machines. During 1997, the Company's average daily slot machine and table win per unit exceeded the averages of each of the nine U.S. riverboat casino markets. The Company's casinos also had nearly two and one-half times as many 1997 customer admissions as any other Chicago Market casino operator. For the past two years, the Company's casinos received the "Best Blackjack Games in the U.S.A." award in Indiana and Illinois from Casino Player Magazine.

  . Marketing Synergies. The Company derives unique marketing advantages from operating two riverboat casino entertainment complexes serving the Chicago Market. The Company believes that it receives favorable rates for television, radio, newspaper, magazine, billboard, direct mail, mass transit and airport diorama advertising due to its higher buying volume. Through its Empress Club frequent player reward program, the Company promotes customer loyalty and encourages customers to visit its complexes. Benefits of Empress Club membership include use of VIP boarding areas, participation in special discount programs including meal and merchandise discounts and preferred valet parking. At June 30, 1998, approximately 925,000 customers were Empress Club members.

  . Proprietary Customer Database. The Company has developed a proprietary customer database that assists it in tracking customer characteristics including visitation frequency, preferred gaming equipment usage and gaming and entertainment spending. The Company uses information gathered from Empress Club members to create targeted marketing programs to encourage increased visitation to its complexes by its most profitable customers. The Company also utilizes promotional programs, such as merchandise giveaways, slot machine and table game tournaments and other special events in order to reward customer loyalty, attract new customers and maintain a high level of brand name recognition.

EMPRESS HAMMOND

  Empress Hammond commenced gaming operations on June 28, 1996 and operates Empress III, which departs on two-hour cruises every two hours from 8:30 a.m. to 2:30 a.m., seven days per week. Passengers can board 30 minutes prior to the cruise time and can begin gaming immediately upon boarding. Including the fourth deck, Empress III's gaming space is configured as follows:

                       EMPRESS III GAMING CONFIGURATION

                              NUMBER
SLOT MACHINES                OF UNITS
-------------                --------
25c.........................    682
50c.........................     97
$1..........................    877
$2..........................     14
$5..........................     63
$10.........................      2
$25.........................      5
                              -----
    Total Slot Machines.....  1,740
                              =====

                               NUMBER
        TABLE GAMES          OF UNITS(1)
        -----------          -----------
Baccarat....................       1
Blackjack...................      37
Caribbean Stud..............       2
Craps.......................       5
Let It Ride.................       5
Mini Baccarat...............       1
Roulette....................       3
                                 ---
    Total Table Games.......      54
                                 ===

--------
(1) An additional 10 poker tables have been received but will not be used until receipt of Indiana Gaming Commission approval.

  The fourth deck on Empress III will allow the Company to offer a greater variety of gaming than was previously offered, including a wider selection of slot machines and additional table games, including poker.

 Empress Hammond Pavilion

  The Empress Hammond pavilion is a 125,000 square foot mythologically themed facility featuring waterfalls, undersea volcanoes and a picturesque view of Lake Michigan and the Chicago skyline. Amenities offered at the Empress Hammond pavilion include the following:

  . Three Restaurants: The Harborside Steakhouse is a steak and chops restaurant with seating for 92 and private dining for 40. The Empressive Buffet offers a broad selection of food items with seating for 154. The Waves Deli offers customers quick fare such as hot dogs, sandwiches and snack items, with seating for 62.

  . Gift Shop: A gift shop offering a variety of items bearing the Company's brand name is located in a strategic position in the pavilion to maximize usage by customers.

  . Lounge: Customers waiting for the next cruise can relax in the Blue Water
    Lounge, which offers light snacks and beverages with seating for 90.

  . Concierge Suite: A 1,900 square foot concierge suite overlooks the Hammond marina. The concierge suite provides selected gaming customers the opportunity to enjoy a well-appointed relaxation area with special amenities and services prior to a cruise.

  . Banquet Room: For private gatherings and group functions, a 2,380 square foot room with seating for 150 is available.

  . Parking Facilities: Customers are offered the convenience of valet parking services or free access to the approximately 1,000 space sheltered parking garage that is connected to the pavilion. The sheltered parking facility offers benefits in inclement weather and advantages over the remote parking/bus transportation system utilized at some of the other Chicago Market Casinos. In August 1997, the Company completed a $7.2 million addition to its parking garage, which further improved customer access and traffic flow within the parking garage.

 Empress Joliet

  Empress Joliet commenced operations on June 17, 1992 and operates Empress I and Empress II. With the ability to facilitate simultaneous docking of both riverboats, Empress Joliet is able to offer to its customers a flexible cruise schedule that limits the maximum time between boarding to 30 minutes during peak gaming hours. Cruises depart every hour from 9:30 a.m. to 2:30 a.m., with an additional 4:30 a.m. cruise each day, and each cruise lasts two hours. Passengers can board 30 minutes prior to the cruise time and can begin gaming immediately upon boarding. Empress I and Empress II's combined gaming space is configured as follows:

            COMBINED EMPRESS I AND EMPRESS II GAMING CONFIGURATION

                               NUMBER
SLOT MACHINES                OF UNITS(1)
-------------                -----------
25c.........................      386
50c.........................      118
$1..........................      447
$5..........................       52
$10.........................        3
$25.........................        5
                                -----
    Total Slot Machines.....    1,011
                                =====

                               NUMBER
TABLE GAMES                  OF UNITS(1)
-----------                  -----------
Blackjack...................      32
Caribbean Stud..............       4
Craps.......................       6
Let it Ride.................       4
Mini Baccarat...............       2
Roulette....................       4
                                 ---
    Total Table Games.......      52
                                 ===

--------
(1) Under Illinois law, casinos are limited to a maximum of 1,200 gaming positions.

  The configuration of Empress Joliet's slot machines and table games outlined above is designed to fully utilize all 1,200 gaming positions allowed under its Illinois License. On December 2, 1993, the Illinois Gaming Board adopted a resolution authorizing gaming operators to maintain additional gaming equipment on riverboats as long as no more than 1,200 gaming positions are operated at any given time. The Company currently maintains 40 tournament slot machines, in addition to those set forth in the table above, on Empress II and utilizes these machines during slot tournaments.

 Empress Joliet Pavilion

  Empress Joliet owns the dock site and other facilities from which it operates, all of which are located on approximately 350 acres along the Des Plaines River. In 1994, Empress Joliet completed the expansion of its land-based Egyptian themed pavilion which features approximately 150,000 square feet of guest amenities, including the following:

  . Three Restaurants: In 1998, Empress Joliet received the Silver Platter
    Award for the #1 Casino Dining in the Chicago Market from Food Industry News. The Steakhouse Alexandria, recipient of the 1995 Award of Excellence from Wine Spectator, features fine dining with seating for 88. Cafe Casablanca specializes in casual fare offering a wide range of menu items, with seating for 150. Marrakech Buffet offers a broad selection of food items with seating for 212.

  . Gift Shop: The Palace Treasures gift shop offers a wide assortment of goods and souvenirs, including, clothing, jewelry and gaming novelties.

  . Off-Track Betting: Opened in 1994, the Empress Joliet OTB was the first off-track betting facility to operate in an Illinois casino. This facility was renovated and reconfigured in 1998 and is the only off-track betting facility operating in a Chicago Market Casino.

  . Lounge: Guests waiting for the next cruise may relax in the Oasis Bar.
    The bar features a walk-out terrace that overlooks landscaped grounds, as well as the dock.

  . Concierge Suite: The concierge suite is available adjacent to the boarding area to provide selected gaming customers with special amenities and services, including a bar, television viewing area and food service.

  . Banquet Room: The Egyptian themed Grand Ballroom can accommodate groups of up to 400 people for special events, such as concerts, fund-raising telethons and player parties.

  . Parking Facilities: Empress Joliet offers over 2,350 well-lit parking spaces, including handicapped, bus and valet areas, for the convenience of its customers.

 Empress Joliet Hotel

  On August 2, 1996, the Company opened a three story hotel at Empress Joliet featuring 80 deluxe rooms, 17 junior suites and 5 king-size suites, as well as a fitness center and an indoor pool. The structure and exterior finish are matched to the existing Empress Joliet pavilion. Both the junior and king-size suites offer jacuzzi baths, and the king-size suites also offer separate living and sleeping areas, a corner bar and a refrigerator. A meeting room, fully equipped with current audio-visual equipment, is also available.

MARKETING AND PROMOTION

  The Company has capitalized on its leading market position by developing a strong brand identity during its nearly six years of operation. In addition to mass media marketing, the Company utilizes on-site marketing, provides complementary items to selected customers, maintains a proprietary customer database and organizes customer transportation to its complexes. The Company's on-site marketing efforts include a variety of promotions, media events, merchandise give-aways, Empress Club membership and concierge suites. The Company's proprietary database, with information derived from Empress Club members, allows the Company to track and direct market to its customers. Through its up-scale concierge suites, the Company offers selected customers complementary food and non-alcoholic beverages while they wait for the next cruise.

  As part of the Company's marketing campaign, the Company organizes the transportation of local group and bus tours to its facilities. The Company focuses on this market segment through its relationships with local and out of town tour operators and by contacting local businesses, organizations and other groups. To date, the Company's marketing efforts to these groups have focused on filling cruises during off peak hours. The typical customer from this market segment tends to be a slot machine player. The Company generally monitors the level of slot play in order to better focus its marketing efforts in an attempt to maximize slot win.

COMPETITION

  The Company competes for customers principally on the basis of location, variety and quality of amenities. Certain of the Company's competitors have significantly greater financial and other resources than the Company. The Company's primary competition consists of the Chicago Market Casinos, five of which are located in Indiana (including Empress Hammond) and four of which are located in Illinois (including Empress Joliet). To a lesser extent, the Company also competes with casino operations in nearby states including Iowa and Missouri where riverboat and/or dockside gaming have also been approved. Additionally, the Company competes with casino gaming on Native American land, including those located or proposed to be located in northern Indiana, Michigan and Wisconsin. See "Risk Factors--Competition."

COMMITMENTS TO GOVERNMENTAL AUTHORITIES

 City of Hammond, Indiana

  As a condition to the Indiana License, Empress Hammond made various financial and other commitments to the City of Hammond, Indiana and other Indiana governmental bodies pursuant to the Development Agreement. Of approximately $25.0 million of such commitments for commercial development, residential development and the construction of a hotel, the Company has expended approximately $2.0 million to satisfy these commitments. In addition, under the terms of the Development Agreement, Empress Hammond is required to make annual payments of approximately $1.3 million for public safety services and other uses and to make an annual payment to the City of the greater of $3.0 million or certain percentages of Empress Hammond's adjusted gross receipts as follows: 4.0% of adjusted gross receipts up to $125.0 million; 6.0% of adjusted gross receipts over $125.0 million up to $200.0 million; and 4.0% of adjusted gross receipts in excess of $200.0 million. In 1997, Empress Hammond paid approximately $9.9 million to the City to satisfy this obligation.

 Hammond Port Authority

  Pursuant to the License Agreement with the Hammond Port Authority, Empress Hammond licenses from the Port Authority certain rights to land and docking facilities at the Hammond Marina. For the rights and privileges granted to it under the terms of the License Agreement, Empress Hammond is required to pay the Port Authority (i) a $1.00 per passenger fee for each passenger visiting Empress III; and (ii) an amount equal to the aggregate annual rental at the Hammond Marina for each boat slip that was removed or taken out of operation as a result of the construction of the docking facilities and/or the operation of Empress III.

RECENT DEVELOPMENTS

 Plan of Merger

  On September 2, 1998, the Company, Empress Hammond and Empress Joliet entered into an Agreement and Plan of Merger with Horseshoe, Horseshoe Midwest, Empress Illinois, and Empress Indiana. Pursuant to the Plan of Merger, Horseshoe Midwest will acquire from the Company all of the outstanding stock of Empress Hammond and Empress Joliet via two simultaneous merger transactions (the "Proposed Mergers").

  Horseshoe Midwest was formed to effect the Proposed Mergers and is a shell corporation which has not undertaken any business activities except in connection with the Proposed Mergers. The sole asset of Horseshoe Midwest is $10 million, which has been placed in escrow as a deposit to secure certain of its obligations under the Plan of Merger. Horseshoe is not an investor in Horseshoe Midwest, but is related to Horseshoe Midwest by certain common owners. Horseshoe became a party to the Plan of Merger solely to substantiate the indemnification obligations of Horseshoe Midwest, Empress Illinois and Empress Indiana. If the Plan of Merger is consummated, the Notes will become obligations of Horseshoe Midwest, and the current Guarantees of the Notes by the Guarantors will remain in effect.

  The proposed purchase price is $609 million in cash plus adjustments for all current assets at closing, less (i) all bank indebtedness at closing and (ii) all current liabilities at closing, including $676,000 to pay one-half of agreed upon stay bonuses for managers, directors and key-employees of Empress Hammond and Empress Joliet. The Company is liable for its transaction costs; all obligations and covenants contained in its contracts that are not terminated or amended in the ordinary course of business; and all change of control payments required under employment agreements with the Company's officers. See "Management--Employment Agreements."

  Until the final purchase price adjustments are determined, $4 million of the purchase price will be withheld at closing. Upon signing the Plan of Merger, Horseshoe Midwest deposited $10 million into escrow (the "Deposit") to be paid to the Company in the event the Plan of Merger is terminated due to (i) Horseshoe Midwest's failure to obtain financing to replace the commitment from its current financing source in the event such commitment is withdrawn or is unacceptable to the Indiana Gaming Commission or the Illinois Gaming Board;
(ii) Horseshoe Midwest's uncured material default or breach of a representation, warranty or covenant; (iii) the uncured material default or breach of a representation, warranty or covenant by the Company, Empress Hammond or Empress Joliet; (iv) or a material adverse change in the financial or capital markets or in financial, economic or industry conditions generally. The Deposit will be returned to Horseshoe Midwest in the event that the Plan of Merger is terminated due to (i) the default or breach of a representation, warranty or covenant by the Company, Empress Hammond or Empress Joliet, where such default or breach had a material adverse effect on the business, prospects, properties, assets, operations or financial condition of Empress Joliet and Empress Hammond, taken as a whole; (ii) a material adverse change in the business, prospects, properties, assets, operations or financial condition of Empress Joliet and Empress Hammond, taken as a whole (other than legislative or regulatory changes); (iii) the Company's failure to achieve $96.5 million of EBITDA for calendar year 1998 or any rolling twelve month period thereafter ending prior to closing; or (iv) an order of a court or other governmental or regulatory authority restraining, enjoining or otherwise prohibiting the transactions contemplated by the Plan of Merger.

  Horseshoe Midwest has agreed to expressly assume the obligations of the Company under the Notes pursuant to Section 8.01 of the Indenture. Pursuant to the Indenture, this will be accomplished through Horseshoe Midwest's execution of a supplemental indenture with U.S. Bank Trust National Association, as trustee. Upon consummation of the transactions as contemplated in the Plan of Merger, the Company will be discharged from all of its obligations under the Indenture and the Notes. Empress Joliet and Empress Hammond will remain Guarantors of the Notes as subsidiaries of Horseshoe Midwest. Horseshoe Midwest has agreed to assume any prepayment obligations on the Notes and under the Company's Credit Facility with Wells Fargo Bank, National Association (the "Credit Facility"). See "Description of the New Notes--Certain Covenants-- Limitation on Mergers and Consolidations" and "Description of Certain Other Indebtedness--Credit Facility."

  Consummation of the Plan of Merger constitutes a "Change of Control" under the Indenture and will trigger Horseshoe Midwest's obligation to make an irrevocable offer to purchase Notes (the "Change of Control Offer") at a cash price equal to 101% of the principal amount plus accrued and unpaid interest. Holders of the Notes will have the option of tendering all or any portion of their Notes for redemption, or they may retain the Notes. The Company and/or Horseshoe Midwest intend to comply with the provisions of the Indenture and make a Change of Control Offer to all holders of Notes within the time periods provided in the Indenture. The Change of Control Offer must commence within 10 business days following the consummation of the transactions contemplated by the Plan of Merger and must remain open for at least 20 business days. Horseshoe Midwest must complete repurchase of any Notes tendered in response to the Change of Control Offer no more than 30 business days after the consummation of the transactions as contemplated in the Plan of Merger. See "Description of the New Notes--Change of Control" and "--Redemption."

  The inability of the Company and/or Horseshoe Midwest to consummate a Change of Control Offer or to comply with any other provision of the Indenture would constitute an Event of Default under the Indenture. If assumption of the Indenture by Horseshoe Midwest would give rise to an Event of Default, then the Notes could not be assumed by Horseshoe Midwest and, pursuant to Article VIII of the Plan of Merger, the Proposed Mergers would not be consummated by the Company. See "Description of the New Notes--Events of Default and Remedies."

  An Event of Default under the Notes also gives rise to an event of default under the Company's Credit Facility, although it is anticipated that the Credit Facility will be paid off and terminated upon consummation of the Proposed Mergers.

  All holders of Notes would be required to execute a waiver in order for the Company and/or Horseshoe Midwest not to comply with the Change of Control provisions of the Indenture. Neither the Company nor Horseshoe Midwest currently intend to seek any such waiver.

  The Plan of Merger specifies that closing must occur by May 31, 1999, provided that if approval is obtained from both the Indiana Gaming Commission and Illinois Gaming Board prior to May 31, 1999, then closing may be extended to June 30, 1999. The Company, its officers, directors and stockholders are prevented from discussing or pursuing any alternative sale transaction with any other party.

 Woodlands Racetrack

  The Company recently formed Empress Racing as an Unrestricted Subsidiary to hold a 50% ownership interest in a limited liability company which has acquired certain outstanding secured indebtedness of Sunshine Racing, Inc., the owner of the Woodlands Racetrack in Kansas City, Kansas, and which, subject to regulatory approval of the Kansas Racing and Gaming Commission, intends to ultimately bid to purchase the Woodlands Racetrack in an auction pursuant to a proceeding under Chapter 7 of the U.S. Bankruptcy Code. There can be no assurance that the Woodlands acquisition will be consummated or that, if consummated, that it will be successful. In addition, the Company recently formed Empress Opportunities and Empress Mississippi as Unrestricted Subsidiaries. See "Description of the New Notes--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

PROPERTIES

  Empress Hammond owns Empress III, which has been pledged as security under the Credit Facility. Supporting Empress III is the Empress Hammond pavilion, which is situated on land owned by the City of Hammond and leased to Empress Hammond pursuant to the License Agreement. Empress Hammond owns a ten acre parcel of land near its complex. See "--Commitments to Governmental Authorities--Hammond Port Authority" and "Certain Transactions."

  Empress Joliet owns Empress I, Empress II, the dock site from which they operate and the surrounding land-based facilities, all of which are located on approximately 350 acres along the Des Plaines River in Joliet, Illinois. Additionally Empress Joliet owns a 102-room hotel and an 80 space recreational vehicle park.

EMPLOYEES

  As of June 30, 1998, the Company had approximately 3,300 full-time employees, of which 2,780 are hourly employees and the remainder are salaried employees. Approximately 12.7% of the Company's workforce is unionized. Empress Joliet's contract with the International Union of Operating Engineers, Local 150 expires in November 2002. On April 29, 1998, Empress Joliet and Hotel Employees and Restaurant Employees Union, Local 1 entered into a Memorandum of Agreement, which is being converted into a formal contract, containing the terms of their collective bargaining agreement. This agreement will expire on April 30, 2001. The Company has not experienced any work stoppages and believes its relations with its employees and the unions are good. See "Management."

THE REORGANIZATION

  Concurrently with the Offering, the Company effected the Reorganization pursuant to which (i) the Company changed its name from LMC Leasing, Ltd. to Empress Entertainment, Inc., (ii) Empress Joliet merged into a newly-formed wholly-owned subsidiary of the Company, with Empress Joliet surviving the merger, (iii) Empress Joliet sold its 60% common stock interest in Empress Finance to the Company and (iv) the Company contributed Empress III to Empress Hammond. Immediately after the Reorganization, Empress Joliet and Empress Finance became wholly-owned subsidiaries of the Company. Following the Reorganization, the Company operates Empress III through its wholly-owned subsidiary Empress Hammond and operates Empress I and Empress II through its wholly-owned subsidiary Empress Joliet.

LEGAL PROCEEDINGS

  On July 17, 1998, a lawsuit was filed against Empress Hammond and Empress Joliet and four of their employees in the United States District Court for the Northern District of Illinois. The lawsuit, brought by a current female employee of Empress Hammond and a former female employee of Empress Hammond, alleges that Empress Hammond and Empress Joliet committed gender discrimination and sexual harassment in violation of Title VII of the Civil Rights Act of 1964 and permitted a hostile work environment to exist at its facilities. The lawsuit also alleges certain tort claims and seeks certification as a class action on behalf of similarly situated current and former female employees of Empress Joliet and Empress Hammond, and seeks injunctive relief and money damages. A similar complaint has been filed by these plaintiffs in Indiana, although the Company has not yet been served with this complaint. The Company denies the allegations in the complaint and intends to vigorously contest this matter. There can be no assurances, however, that Empress Joliet and Empress Hammond will not be found liable for an amount that could have a material adverse effect on the Company.

  The City of Hammond is plaintiff in a condemnation proceeding filed in September 1995 in Lake Superior Court in Lake County, Indiana in which the City of Hammond condemned a small parcel of land for the construction of the overpass located near Empress Hammond. This case was transferred on a change of venue in the summer of 1998 to Newton County, Indiana. On September 28, 1998, the jury returned a $5.2 million award, which bears prejudgment interest at 8% since 1995. Under the terms of the Development Agreement between Empress Hammond and the City, Empress Hammond is responsible for reimbursing the City of Hammond for its costs, fees and any judgments. The City of Hammond is evaluating whether to appeal this decision. As a result, it is not yet clear how much, or when, the condemnation award will be paid. The defendant's counterclaims in the proceeding have not yet gone to trial.

  A lawsuit was filed on October 25, 1996 in Harrison County, Indiana by three individuals residing in counties abutting the Ohio River against the State of Indiana, the 108th Indiana General Assembly, the Indiana Gaming Commission and individual members of the Indiana Gaming Commission. The lawsuit challenges the constitutionality of the Indiana Riverboat Act on the grounds that (i) it allegedly creates an unequal privilege because under the Indiana Riverboat Act "citizens opposed to riverboat gambling must win several elections to ensure riverboat gambling is not allowed in their county" but "citizens who support riverboat gambling need only win once to entrench riverboat gambling indefinitely into a county"; and (ii) it was enacted as a provision attached to a state budget bill allegedly in violation of an Indiana constitutional provision requiring legislative acts to be confined to one subject and matters properly connected with the subject. The defendants have filed an answer to the complaint generally denying the allegations. The Indiana Supreme Court has previously upheld the constitutionality of the Indiana Riverboat Act, although the prior challenge was on different grounds than those contained in the recently filed lawsuit. If the Indiana Riverboat Act ultimately were held unconstitutional it would, absent timely corrective legislation, have a material adverse effect on the Company's operations.

                              REGULATORY MATTERS

INDIANA

  The Indiana Riverboat Act authorizes the issuance of up to 11 riverboat gaming licenses on waterways located in Indiana counties which are contiguous to Lake Michigan, the Ohio River or Patoka Lake. The Indiana Gaming Commission has not considered applicants for the eleventh license since the Patoka Lake site has been determined by the U.S. Army Corps of Engineers to be unsuitable for a casino vessel project. The Indiana Riverboat Act strictly regulates the facilities, persons, associations and practices related to gaming operations pursuant to the police powers of the State of Indiana, including comprehensive law enforcement provisions. The Indiana Riverboat Act vests the Indiana Gaming Commission with the power and duties of administering, regulating and enforcing the system of riverboat gaming in the State of Indiana. The Indiana Gaming Commission's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gaming operations in the State of Indiana.

 Owner's Licenses

  The Indiana Riverboat Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Indiana Gaming Commission. The Indiana Gaming Commission is authorized to issue 11 owner's licenses statewide. Each license granted entitles the licensee to own and operate one riverboat and gaming equipment as part of the gaming operation. A licensee may own no more than a 10% interest in any other owner's license under the Indiana Riverboat Act.

  The Indiana Riverboat Act restricts the granting of the 11 owner's licenses by location. The 11 licenses must be awarded as follows: (i) two licenses for riverboats operating from Gary; (ii) one license for a riverboat operating in Hammond; (iii) one license for a riverboat operating in East Chicago; (iv) one license for a riverboat operating in any city located in LaPorte, Porter or Lake counties, not including the above-named cities; (v) five licenses for riverboats that operate upon the Ohio River from counties contiguous thereto and with no more than one operating in any county; and (vi) one license for a riverboat operating on Patoka Lake from either DuBois, Crawford or Orange Counties.

  Each owner's license runs for a period of five years. Thereafter, the license is subject to renewal on an annual basis upon a determination by the Indiana Gaming Commission that the licensee continues to be eligible for an owner's license pursuant to the Indiana Riverboat Act and the rules and regulations adopted thereunder. A licensed owner undergoes a complete investigation every three years. A licensed owner may apply for and may hold other licenses that are necessary for the operation of a riverboat, including licenses to sell alcoholic beverages, a license to prepare and serve food and any other necessary license. Furthermore, the Indiana Riverboat Act requires that officers, directors and employees of a gaming operation and suppliers of gaming equipment, devices, and supplies and certain other suppliers be licensed. All Indiana state excise taxes, use taxes, and gross retail taxes apply to sales on a riverboat.

  Applicants for licensure must submit comprehensive application and personal disclosure forms and undergo an exhaustive background investigation prior to the issuance of a license. The applicant must also disclose the identity of every shareholder or participant of the applicant and provide specific information with respect to certain shareholders holding significant interests (5% or greater) in the applicant. The Indiana Gaming Commission has the authority to request specific information on any shareholder.

  A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against an owner's riverboat gaming license. An ownership interest in an owner's riverboat gaming license may only be transferred in accordance with the regulations promulgated under the Indiana Riverboat Act.

REGULATION OF GAMING OPERATIONS

  The Indiana Riverboat Act does not limit the maximum bet or per patron loss. Minimum and maximum wagers on games are set by the licensee. Wagering may not be conducted with money or other negotiable currency. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat.

  Riverboats operating in Indiana must (i) have a valid certificate of inspection from the U.S. Coast Guard to carry at least 500 passengers; and
(ii) be at least 150 feet long. Any riverboat that operates on the Ohio River must replicate, as nearly as possible, historic Indiana steamboat passenger vessels of the nineteenth century. Riverboats operating on Lake Michigan or Patoka Lake need not meet this requirement.

  Gaming sessions are generally required to be at least two hours and are limited to a maximum duration of four hours. No gaming may be conducted while the boat is docked, except (i) for 30-minute time periods at the beginning and end of each cruise while the passengers are embarking and disembarking (total gaming time is limited to four hours, however, including the pre- and post-docking periods); and (ii) when weather or water conditions prevent the boat from cruising. The Indiana Gaming Commission may grant extended cruise hours in its discretion. If the master of the riverboat reasonably determines and certifies in writing that specific weather conditions or water conditions present a danger to the riverboat and the riverboat's passengers and crew, the riverboat may remain docked and gaming may take place until (i) the master determines that the conditions have sufficiently diminished for the riverboat to safely proceed; or (ii) the duration of the authorized excursion has expired.

  After consultation with the U.S. Army Corps of Engineers, the Indiana Gaming Commission may determine the available navigable waterways that are suitable for the operation of riverboats under the Indiana Riverboat Act. If the U.S. Army Corps of Engineers rescinds an approval for the operation of riverboats on a waterway, a license issued under the Indiana Riverboat Act is void and the holder may not conduct or continue gaming operations under the Indiana Riverboat Act. The Indiana Gaming Commission requires employees working on a riverboat to have a valid merchant marine document from the U. S. Coast Guard.

  The Indiana Riverboat Act imposes a 20% wagering tax on adjusted gross receipts from gaming. The tax imposed is to be paid by the licensed owner to the Indiana Department of State Revenue before the close of the business day following the day when the wagers are made. The Indiana Riverboat Act also requires that licensees pay a $3.00 admission tax for each person admitted to a gaming excursion. A riverboat license may be suspended for failure to pay such tax as required pursuant to the Indiana Riverboat Act. Riverboats are assessed for property tax purposes as real property and are taxed at rates determined by local taxing authorities.

  The Indiana Gaming Commission may subject a licensee to fines, suspension or revocation of its license for any act that is in violation of the Indiana Riverboat Act, the regulations of the Indiana Gaming Commission, or for any other fraudulent act. In addition, the Indiana Gaming Commission may revoke an owner's license if the licensee has not begun regular riverboat excursions prior to the end of the twelve month period following receipt of a license from the Indiana Gaming Commission or if the Indiana Gaming Commission determines that the revocation of the license is in the best interests of the State of Indiana. A holder of a gaming license is required to post bond with the Indiana Gaming Commission in an amount that the Indiana Gaming Commission determines will adequately reflect the amount that a local community will expend for infrastructure and other facilities associated with a riverboat operation.

  The Indiana Riverboat Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a riverboat owner's license must establish goals of expending at least 10% of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5% of the total dollar value of the licensee's contracts for goods and services with women's business enterprises.

  An institutional investor which acquires 5% or more of any class of voting securities of a holding company of a licensee is required to notify the Indiana Gaming Commission and to provide additional information, and may be subject to a finding of suitability. A person who acquires 5% or more of any class of voting securities of a holding company of a licensee is required to apply to the Indiana Gaming Commission for a finding of suitability.

  A riverboat owner licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods and services rendered or received. All contracts are subject to disapproval by the Indiana Gaming Commission. A riverboat owner licensee or an affiliate may not enter into a debt transaction of $1.0 million or more without the prior approval of the Indiana Gaming Commission. The Indiana Gaming Commission has a rule requiring the reporting of certain currency transactions, which is similar to that required by Federal authorities. See "--Other Applicable Non-Gaming Regulations."

  The Indiana Riverboat Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee or by an officer of a person that holds at least a 1% interest in the licensee. The Indiana Gaming Commission has promulgated a rule requiring quarterly reporting by the holder of a riverboat owner's license or a supplier's license or officers of the licensee, officers of persons that hold at least a 1% interest in the licensee, and of persons who directly or indirectly own a 1% interest in the licensee.

  The Indiana Gaming Commission adopted a rule which prohibits a distribution by a riverboat licensee to its partners, shareholders, itself, or any affiliated entity, if the distribution would impair the financial viability of the riverboat gaming operation. The Indiana Gaming Commission has adopted a rule which requires riverboat licensees to maintain, on a quarterly basis, a cash reserve in the amount of the actual payout for three days, and the cash reserve would include cash in the casino cage, cash in a bank account in Indiana, or cash equivalents not committed or obligated.

  The Governor of Indiana has appointed a Gaming Impact Study Commission chaired by the Attorney General to review the impact of all forms of gaming in Indiana and to issue its final report by December 31, 1999.

ILLINOIS

  The Illinois Riverboat Act authorizes the issuance of up to ten riverboat gaming licenses by the five-member Illinois Gaming Board on navigable streams within or forming a boundary of Illinois, except for Lake Michigan and any waterway in Cook County, which includes the City of Chicago. The Illinois Riverboat Act regulates the facilities, persons, associations and practices related to riverboat gaming operations. The Illinois Riverboat Act grants the Illinois Gaming Board specific powers and duties, and all other powers necessary and proper to fully and effectively execute the Illinois Riverboat Act for the purpose of administering, regulating and enforcing the system of riverboat gaming. The Illinois Gaming Board's jurisdiction extends to every person, association, corporation, partnership and trust involved in riverboat gaming operations in Illinois.

 Owner's Licenses

  The Illinois Riverboat Act requires the owner of a riverboat gaming operation to hold an owner's license issued by the Illinois Gaming Board. The Illinois Gaming Board is authorized to issue ten owner's licenses statewide. Each owner's license permits up to two boats as a part of a single riverboat gaming operation. No entity may be licensed as the owner of more than one riverboat gaming operation in Illinois, although a licensed owner may hold up to 10% of a second riverboat gaming operation in Illinois.

  The Illinois Riverboat Act restricts the granting of certain of the ten owner's licenses by location. Four licenses are reserved for operators docking at sites on the Mississippi River, one for an operator docking at a site on the Illinois River south of Marshall County and one for an operator docking at a site on the Des Plaines River in Will County. The remaining four owner's licenses are not restricted as to location. In addition to the ten owner's license which are authorized under the Illinois Riverboat Act, the Illinois Gaming Board may issue special event licenses allowing persons who are not otherwise licensed to conduct riverboat gaming and to conduct such gaming on a specified date or series of dates. Riverboat gaming under such a license may take place on a riverboat not normally used for riverboat gaming.

  An owner's license is issued for an initial period of three years and must be renewed annually thereafter. An owner's license is eligible for renewal upon payment of the applicable fee and a determination by the Illinois Gaming Board that the licensee continues to meet all of the requirements of the Illinois Riverboat Act. The Illinois Gaming Board also requires that officers, directors, shareholders and employees of a gaming operation and suppliers of gaming equipment, devices and supplies and certain other suppliers be licensed. Licenses issued by the Illinois Gaming Board may not be transferred to another person or entity. All licensees must maintain their suitability for licensure and have a continuing duty to disclose any material changes in information provided to the Illinois Gaming Board.

  Applicants for and holders of an owner's license are required to obtain formal approval from the Illinois Gaming Board for changes in: (i) key personnel, including officers, directors, managing agents, or holders of a 5% or greater ownership interest in the business entity; (ii) its organizational form; (iii) the equity and debt capitalization of the entity; (iv) investors and/or debt holders; (v) sources of funds; (vi) the applicant's economic development plan; (vii) riverboat capacity or significant design changes;
(viii) the number of gaming positions; (ix) anticipated economic impact; or
(x) oral or written agreements relating to the acquisition or disposition of property of a value greater than $1,000,000. A holder of an owner's license is allowed to make distributions to its partners, stockholders or itself only to the extent that such distribution would not impair the financial viability of the gaming operation. Factors to be considered by the licensee include, but are not limited to, the following: (i) working capital requirements, (ii) debt service requirements, (iii) requirements for repairs and maintenance and (iv) capital expenditure requirements.

  The Illinois Gaming Board will require a personal disclosure from any person or entity (unless such person or entity qualifies as an institutional investor) who or which, individually or in association with others, acquires, directly or indirectly, beneficial ownership of more than 5% of any class of voting securities or non-voting securities convertible into voting securities of a publicly traded corporation which holds an ownership interest or a beneficial interest in the holder of an owner's license. If the Illinois Gaming Board denies an application for such an acquisition, commencing as of the date the Illinois Gaming Board issues a notice that it denies such application, it will be unlawful for such applicant to receive any dividends or interest on his or its securities, to exercise, directly or indirectly, any right conferred by such securities or to receive any remuneration in any form from any person or entity holding any license under the Illinois Riverboat Act for services rendered or otherwise. If the Illinois Gaming Board denies an application for such a transfer and if no hearing is requested or if the Illinois Gaming Board issues a final order of disqualification, the holder of the affected owner's license shall purchase all of the disqualified person's or entity's securities at the lesser of either the market price or the purchase price of such securities. An ownership interest in a holder of an owner's license may be transferred or pledged as collateral only with the consent of the Illinois Gaming Board.

 Regulation of Gaming Operations

  The Illinois Riverboat Act does not limit the maximum bet or per patron loss, and licensees may set any maximum or minimum limits on wagering. No person under the age of 21 is permitted to wager in Illinois.

  Under the Illinois Riverboat Act, vessels must have the capacity to hold a minimum of 500 persons if operating on the Mississippi River or the Illinois River south of Marshall County, and a minimum of 400 persons on any other waterway.

  The number of gaming positions is limited to a maximum of 1,200 per license. All riverboats must be accessible to disabled persons, must be either a replica of a 19th century Illinois riverboat or be of a casino cruise ship design, and must comply with applicable Federal and state laws, including, but not limited to, U.S. Coast Guard regulations.

  Gaming sessions are generally limited to a maximum duration of four hours. No gaming may be conducted while the boat is docked, except (i) for 30-minute time periods at the beginning and end of each cruise while the passengers are embarking and disembarking (total gaming time, however, including such embarkation and disembarkation, is limited to a maximum of four hours) and
(ii) when weather or mechanical problems prevent the boat from cruising. If a riverboat captain reasonably determines that it is unsafe to transport passengers on the waterway due to inclement weather or that the riverboat has been rendered temporarily inoperable by mechanical or structural difficulties or river icing, the captain must either not leave the dock or immediately return to it in which event a gaming excursion may commence or continue while the gangplank or its equivalent is raised and remains raised. Special event extended cruises may be authorized by the Illinois Gaming Board.

  A $2 per person admission tax is imposed on the owner of a riverboat operation. Prior to January 1, 1998, the Illinois Riverboat Act imposed a 20% tax on all adjusted gross receipts on each Illinois gaming vessel. Effective on January 1, 1998, the Illinois Riverboat Act was amended to impose the following graduated wagering tax rates on adjusted gross receipts from gaming:
(i) 15% of the calendar year adjusted gross receipts up to and including $25.0 million; (ii) 20% of the calendar year adjusted gross receipts in excess of $25.0 million but not exceeding $50.0 million; (iii) 25% of the calendar year adjusted gross receipts in excess of $50.0 million but not exceeding $75.0 million; (iv) 30% of the calendar year adjusted gross receipts in excess of $75.0 million but not exceeding $100.0 million; and (v) 35% of the calendar year adjusted gross receipts in excess of $100.0 million. The licensee is required to wire transfer all such gaming tax payments to the Illinois Gaming Board.

  The Illinois Gaming Board is authorized to conduct investigations into the conduct of gaming and into alleged violations of the Illinois Riverboat Act and to take such disciplinary and enforcement action as it may deem necessary and proper. Employees and agents of the Illinois Gaming Board have access to and may inspect any facilities relating to riverboat gaming operations at all times.

  A holder of any license is subject to the imposition of penalties and fines, suspension or revocation of such licence, or other action for any act or failure to act by such holder or his or her agents or employees, that is injurious to the public health, safety, morals, good order and general welfare of the people of the State of Illinois, or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois. Any riverboat operation not conducted in compliance with the Illinois Riverboat Act may constitute an illegal gaming place and consequently may be subject to criminal penalties, which penalties include possible seizure, confiscation and destruction of illegal gaming devices and seizure and sale of riverboats and dock facilities to pay any unsatisfied judgment that may be recovered and any unsatisfied fine that may be levied. The Illinois Riverboat Act also provides for civil penalties, equal to the amount of gross receipts derived from wagering on gaming, whether unauthorized or authorized, conducted on the day of any violation. The Illinois Gaming Board may revoke or suspend licenses, as the Illinois Gaming Board may see fit and in compliance with applicable laws of the State of Illinois regarding administrative procedures, and may suspend an owner's license, without notice or hearing, upon a determination that the safety or health of patrons or employees is jeopardized by continuing a riverboat's operation. The suspension may remain in effect until the Illinois Gaming Board determines that the cause for suspension has been abated and it may revoke the owner's license upon a determination that the owner has not made satisfactory progress toward abating the hazard.

  The Illinois Gaming Board may waive any licensing requirement or procedure provided by rule if it determines that such waiver is in the best interests of the public and the gaming industry.

NATIVE AMERICAN GAMING

  The Federal Indian Gaming Regulatory Act of 1988 (the "Gaming Act") provides that a Native American tribe may conduct defined gaming activities in a state only in accordance with a compact between the tribe and the state in which the gaming activities are located. The Gaming Act imposes on a state a duty to negotiate in good faith with the tribe for purposes of forming a compact and authorizes a tribe to file suit in Federal court to compel the state to perform that duty. In March 1996, the U.S. Supreme Court decided, in the case of Seminole Tribe of Florida v. Florida, that, under the Eleventh Amendment to the U.S. Constitution (state sovereign immunity), Congress did not have the power to grant Federal court jurisdiction under the Gaming Act over a state that did not consent to be sued. As a result of this decision, the future of Native American gaming under Federal and state laws and regulations is uncertain and no assurance can be given with respect to future developments including, among other things, rulemaking by the U.S. Department of the Interior's Bureau of Indiana Affairs.

OTHER APPLICABLE NON-GAMING REGULATORY REQUIREMENTS

  The Company is subject to certain Federal, state and local safety and health laws, regulations and ordinances that apply to non-gaming businesses generally, such as the Clean Air Act, Clean Water Act, Occupational Safety and Health Act, Resource Conservation Recovery Act and the Comprehensive Environmental Response, Compensation and Liability Act. The Company has not made, and does not anticipate making, material expenditures with respect to such environmental laws and regulations. However, the coverage and attendant compliance costs associated with such laws, regulations and ordinances may result in future additional costs to the Company's operations. For example, in 1990 Congress enacted the Oil Pollution Act to consolidate and rationalize mechanisms under various oil spill response laws. The Department of Transportation has proposed regulations requiring owners and operators of certain vessels to establish through the U.S. Coast Guard evidence of financial responsibility in the amount of $5.5 million for clean-up of oil pollution. This requirement would be satisfied by either proof of adequate insurance (including self-insurance) or the posting of a surety bond or guaranty.

  The riverboats operated by the Company must comply with U.S. Coast Guard requirements as to boat design, on-board facilities, equipment, personnel and safety. Each of them must hold a Certificate of Seaworthiness or must be approved by the American Bureau of Shipping ("ABS") for stabilization and flotation, and may also be subject to local zoning and building codes. The U.S. Coast Guard requirements establish design standards, set limits on the operation of the vessels and require individual licensing of all personnel involved with the operation of the vessels. Loss of a vessel's Certificate of Seaworthiness or ABS approval would preclude its use as a floating casino.

  All shipboard employees of the Company, including those who have nothing to do with the actual operation of the vessel (such as dealers, waiters and security personnel) may be subject to the Jones Act which, among other things, exempts those employees from state workers' compensation awards.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth the names, ages and principal position of the executive officers and directors of the Company and each of the Guarantors:

              NAME               AGE                 POSITION(1)
              ----               --- -------------------------------------------
 Peter A. Ferro, Jr.............  48 Chief Executive Officer and Director of the
                                     Company, Empress Hammond and Empress
                                     Joliet, Chief Executive Officer of Hammond
                                     Residential and President and Director of
                                     Empress Finance
 Joseph J. Canfora..............  39 President of the Company, Empress Hammond
                                     and Empress Joliet
 John G. Costello...............  36 Vice President, Chief Financial Officer and
                                     Treasurer of the Company and each of the
                                     Guarantors
 Michael W. Hansen..............  47 Vice President, Chief Legal Officer and
                                     Secretary of the Company and each of the
                                     Guarantors
 Rick S. Mazer..................  43 Vice President--General Manager of Empress
                                     Hammond
 David F. Fendrick..............  48 Vice President--General Manager of Empress
                                     Joliet
 Charles P. Hammersmith, Jr.(2).  47 Director of each of the Company, Empress
                                     Joliet, Empress Hammond and Empress Finance
 Robert W. Kegley, Sr.(2).......  56 Director of each of the Company, Empress
                                     Joliet, Empress Hammond,
                                     and Empress Finance
 Thomas J. Lambrecht(2).........  49 Chairman of the Board and Director of each of the Company, Empress
                                     Joliet, Empress Hammond and Empress Finance
 William J. McEnery.............  55 Director of each of the Company, Empress
                                     Joliet, Empress Hammond and Empress Finance
 Edward T. McGowan..............  61 Director of each of the Company, Empress
                                     Joliet, Empress Hammond and Empress Finance
 William J. Sabo................  59 Director of each of the Company, Empress
                                     Joliet, Empress Hammond and Empress Finance

--------
(1) Each director of the Company, Empress Hammond, Empress Joliet and Empress Finance has been a member of the Board of Directors of such entity since such entity's formation.
(2) Serves on the Company's audit committee.

  Peter A. Ferro, Jr. Mr. Ferro has been a Director of the Company and each of the corporate Guarantors since their respective formation. Since January 1997 Mr. Ferro has been Chief Executive Officer of each of the Company, Empress Hammond and Empress Joliet. Mr. Ferro has been President of Empress Finance since December 1997. From 1984 to 1997 Mr. Ferro was President and Chief Executive Officer of P. T. Ferro Construction Company. From 1989 to 1997 Mr. Ferro was Vice President of Ferro Asphalt Corporation. Mr. Ferro is a graduate from the University of Illinois with a Bachelors of Science in finance which he received in 1972.

  Joseph J. Canfora. Mr. Canfora was elected President of the Company, Empress Hammond and Empress Joliet in June 1997. From 1995 through 1997, Mr. Canfora was President of Midwest Operations for Station Casinos, Inc. From 1992 through 1997, Mr. Canfora served as Executive Vice President and Chief Operating Officer of Station Casinos, Inc. Prior to joining Station Casinos, Inc., Mr. Canfora held management positions with the Maxim Hotel and Casino, Sundance Casino and the Aladdin Hotel and Casino. Mr. Canfora graduated from the University of Nevada, Las Vegas in 1982.

  John G. Costello. Mr. Costello has served as the Vice President, Chief Financial Officer and Treasurer of the Company and each of the corporate Guarantors since June 1994 and has served in such capacity at Hammond Residential since the date of its formation. From 1991 through 1994, Mr. Costello was employed by Argosy Gaming Company, serving as its Controller from 1991 through 1993, and as Assistant General Manager of its Alton Belle Casino from July 1993 through June 1994. From 1984 to 1991, Mr. Costello was in public accounting as a Certified Public Accountant. Mr. Costello received his Bachelor of Science degree in Business Administration from Southern Illinois University at Edwardsville.

  Michael W. Hansen. Mr. Hansen has served as Chief Legal Officer of the Company and each of the corporate Guarantors since July 1994 and has served in such capacity at Hammond Residential since the date of its formation. Since 1995, Mr. Hansen has served as Vice President and, since 1997, as the Secretary, of the Company and the Guarantors. Mr. Hansen acted as outside counsel in the formation of Empress Joliet in 1991 and oversaw the development and construction of Empress Hammond in 1995 and 1996. From 1976 to 1994, Mr. Hansen was in private legal practice as a partner in the Joliet, Illinois law firm of Herschbach, Tracy, Johnson, Bertani & Wilson. Mr. Hansen is a 1973 graduate of the University of Notre Dame, and a 1976 graduate of Drake University Law School.

  Rick S. Mazer. Mr. Mazer was appointed Vice President--General Manager of Empress Hammond in February 1996, where he oversees the operation of Empress Hammond's gaming complex. From October 1995 to February 1996, Mr. Mazer served as Director of Marketing and Advertising for Empress Joliet. From 1993 through 1995, Mr. Mazer was Vice President of Marketing for Par-A-Dice Riverboat Casino in Peoria, Illinois and served in various other management capacities from 1991 through 1993. Mr. Mazer received a B.S.B.A. degree from Boston University in 1976.

  David F. Fendrick. Mr. Fendrick was appointed Vice President--General Manager of Empress Joliet in August 1997. From 1994 through 1997, Mr. Fendrick served as Vice President-General Manager of Station Casinos, Inc. in Kansas City. From 1993 through 1994, Mr. Fendrick held the position of Vice President-General Manager of Fitzgerald's Casino in Tunica, Mississippi. He was the Director of Casino Operations for Princess Cruises in 1993. From 1992 to 1993, Mr. Fendrick served as the Director of Casino Operations for President Riverboat Casino in Davenport, Iowa.

  Charles P. Hammersmith, Jr. Mr. Hammersmith has been a Director of each of the Company, Empress Joliet, Empress Hammond and Empress Finance from the date of their respective formation. Since 1973, Mr. Hammersmith has been employed with Elmhurst-Chicago Stone Co. and since 1989 has served as its President. Since 1983, Mr. Hammersmith has been the President of Hammerline Express, a bulk cement transportation company.

  Robert W. Kegley, Sr. Mr. Kegley has been a Director of each of the Company, Empress Joliet, Empress Hammond and Empress Finance from the date of their respective formation. Since 1982, Mr. Kegley has owned and operated Columbia Properties, a real estate holding company. Since 1979, Mr. Kegley has owned the Columbian Agency in New Lenox, Illinois, a commercial insurance brokerage company, where he is the President.

  Thomas J. Lambrecht. Mr. Lambrecht is the original founder of the Company and has been Chairman of the Board and a Director of each of the Company, Empress Joliet, Empress Hammond and Empress Finance from the date of their respective formation. Since 1988, Mr. Lambrecht has been the President and sole stockholder of T.J. Lambrecht Construction, Inc. See "Risk Factors-- Gaming Licensing and Regulation--General."

  William J. McEnery. Mr. McEnery has been a Director of each of the Company, Empress Joliet, Empress Hammond and Empress Finance from the date of their respective formation. Since 1966, Mr. McEnery has owned and operated Gas City, Ltd., which owns and operates approximately 40 gasoline stations and convenience stores. Since 1975, Mr. McEnery has owned and operated Bell Valley Farm, Inc. which is devoted to breeding and training standard-bred horses for the harness horse racing industry. Since 1982, Mr. McEnery has owned and operated A.D. Connor, Inc., a petroleum transportation company. Since 1990, Mr. McEnery has owned and operated Green Garden Country Club. Since 1991, Mr. McEnery has been a director and shareholder of Argosy Gaming Company, which owns a beneficial interest in Indiana Gaming Company, L.P., the holder of an owner's license in Lawrenceburg, Indiana, and Alton Gaming Company, the holder of an owner's license in Alton, Illinois. See "Risk Factors--Gaming Licensing and Regulation--General."

  Edward T. McGowan. Mr. McGowan has been a Director of each of the Company, Empress Joliet, Empress Hammond and Empress Finance from the date of their respective formation. Since 1963, Mr. McGowan has been the President of, and since 1977, has been the sole owner of, the EDON Construction Company. Since 1977, Mr. McGowan has been a 50% owner of Dremco Inc., a corporation that builds, sells and/or manages various real estate developments in the Chicago area. In 1977, Mr. McGowan was elected as a member of the Board of Directors of Ford City Bank of Chicago which merged into Cole Taylor Bank in 1984, at which time Mr. McGowan became a member of the Board of Directors of Cole Taylor Bank.

  William J. Sabo. Mr. Sabo was the Vice Chairman of Empress Hammond and Empress Joliet from 1991 until 1997, and has been a Director of the Company, Empress Hammond, Empress Joliet and Empress Finance from the date of their respective formation. Since January 1, 1998, Mr. Sabo has served as a consultant to Empress Hammond and Empress Joliet.

  The directors of the Company, Empress Hammond, Empress Joliet and Empress Finance are elected each year at annual meetings of stockholders. Executive officers are elected each year by the Board of Directors of each entity.

  Pursuant to the terms of the Stockholders Agreement, all stockholders have agreed to vote their shares to establish Boards of Directors of the Company, Empress Hammond, Empress Joliet and Empress Finance to include the following seven persons: Peter A. Ferro, Jr., Charles P. Hammersmith, Jr., Robert W. Kegley, Sr., Thomas J. Lambrecht, William J. McEnery, Edward T. McGowan and William J. Sabo. See "Certain Transactions."

                          SUMMARY COMPENSATION TABLE

                                                   ANNUAL
                                                COMPENSATION
                                             ------------------    ALL OTHER
NAME AND PRINCIPAL POSITION             YEAR SALARY(1) BONUS(2) COMPENSATION(3)
---------------------------             ---- --------- -------- ---------------
Peter A. Ferro, Jr.
 President and Chief Executive
  Officer(4)........................... 1997 $389,231  $    --      $ 3,781
                                        1996      --        --          --
                                        1995      --        --          --
Joseph J. Canfora
 President(4).......................... 1997  250,000   125,000      29,075
                                        1996      --        --          --
                                        1995      --        --          --
William J. Sabo
 Former Vice Chairman of the Board(5).. 1997  220,673       --        5,678
                                        1996  225,000    70,000       9,132
                                        1995  225,000   100,000      20,089
Michael W. Hansen
 Chief Legal Officer................... 1997  202,539    70,000       4,564
                                        1996  189,423   100,000       3,955
                                        1995  160,000   100,000       2,565
John G. Costello
 Chief Financial Officer............... 1997  134,423    50,000       5,470
                                        1996  112,423    32,000       3,951
                                        1995   90,000    22,500       1,947

--------
(1) The services and salaries of the executive officers are allocated evenly between Empress Hammond and Empress Joliet. The salaries listed represent the full, unallocated amount of the named executive's salary.
                                          Footnotes continued on following page

(2) Consists of bonuses paid pursuant to a management bonus plan. Under such plan, a percentage of pretax earnings based upon operating results of each year are distributed to the executive officers of Empress Hammond and Empress Joliet and to other selected employees, if any, during the next fiscal year. The bonuses distributed to each executive officer and/or employee of Empress Hammond and Empress Joliet (other than the Chief Executive Officer) are determined by the Chief Executive Officer of the Company. The bonus, if any, paid to the Chief Executive Officer of the Company is determined by the Board of Directors of the Company. The bonuses paid are allocated between Empress Hammond and Empress Joliet. The bonuses listed represent the full, unallocated amount of the named executive's bonus.
(3) Consists of the Company's contribution to such executive officer's 401(k) plan, Company paid group term life insurance premiums and automobile expenses. Pursuant to the terms of Mr. Canfora's employment agreements with Empress Joliet and Empress Hammond, those entities provide Mr. Canfora with term life insurance in an amount equal to $4.0 million and reimbursement of relocation expenses. The amount listed in the table includes the aggregate annual premiums paid by Empress Joliet and Empress Hammond with respect to such insurance and reimbursement of relocation expenses.
(4) Mr. Ferro served as President of the Company, Empress Hammond and Empress Joliet until June 22, 1997, when Mr. Canfora began his employment as President.
(5) Mr. Sabo served as Vice Chairman of the Board of the Company, Empress Hammond, Empress Joliet and Empress Finance until the annual stockholders meetings of the Company in January 1998. Mr. Sabo's employment agreement with Empress Hammond expired on December 31, 1997. Mr. Sabo currently serves as a consultant to Empress Hammond and Empress Joliet. See "Certain Transactions--Other Relationships."

EMPLOYMENT AGREEMENTS

  Peter A. Ferro, Jr., Chief Executive Officer. Empress Hammond and Empress Joliet are each parties to identical employment agreements dated March 7, 1997 with Peter A. Ferro, Jr. The agreements were effective as of January 1, 1997 and terminate on December 31, 1999. An allocation agreement was entered into between Empress Hammond and Empress Joliet calling for an equal allocation of Mr. Ferro's compensation and benefits between the two entities. Pursuant to the terms of the employment agreements, Mr. Ferro is entitled to an aggregate salary of $400,000 per year. In addition, Mr. Ferro is entitled to certain customary employee benefits.

  Empress Hammond and Empress Joliet may terminate the employment agreements if (i) Mr. Ferro's gaming license in Indiana or Illinois, respectively, is suspended or revoked; (ii) Mr. Ferro fails a drug test administered by either entity; (iii) at least two-thirds of the members of Empress Hammond's or Empress Joliet's Board of Directors vote to terminate his employment with either entity; (iv) the Indiana License or the Illinois License is revoked or not renewed; or (v) there is a change in control in Empress Hammond or Empress Joliet during the term of the agreements, consisting of either a sale or transfer of a majority equity interest or a sale of a substantial portion of the assets. Notwithstanding termination due to (iii), (iv) or (v) above, Empress Hammond's and Empress Joliet's obligations to Mr. Ferro under the agreements continue in full force and effect until December 31, 1999.

  Joseph J. Canfora, President. Empress Hammond and Empress Joliet are each parties to identical employment agreements dated June 12, 1997 with Joseph J. Canfora. Each of the employment agreements commenced on June 23, 1997 and terminates on June 22, 2000. An allocation agreement was entered into between Empress Hammond and Empress Joliet calling for an equal allocation of Mr. Canfora's compensation and benefits between the two entities. Pursuant to the terms of the employment agreements, Mr. Canfora is entitled to an aggregate base salary of $500,000 per year ("Base Salary"). In addition, Mr. Canfora is eligible to receive performance based bonuses ("Bonus") based on a percentage of the Company's, Empress Hammond's and Empress Joliet's ("Affiliated Companies") combined EBITDA. If the Affiliated Companies' EBITDA is greater than $100 million, Mr. Canfora's Bonus will be 3.913% of half of the combined after-tax earnings of the Affiliated Companies less his Base Salary. Mr. Canfora will not be entitled to a Bonus if he resigns or is terminated for cause. Furthermore, the Chief Executive Officer of Empress Hammond or Empress Joliet, in his sole discretion, may increase Mr. Canfora's Base Salary and Bonus.

  In addition to such compensation, Mr. Canfora is entitled to term life insurance in an amount equal to $4.0 million and certain other employee benefits. If Mr. Canfora's employment is terminated for reasons other than cause, death, disability or change in control, Empress Hammond and Empress Joliet are required (i) to pay Mr. Canfora his Base Salary, Bonus and earned benefits for services rendered prior to the date of termination; (ii) to pay Mr. Canfora a pro rata Bonus to the date of termination in accordance with the terms of the agreements; (iii) to make all payments of Base Salary required under the agreements to Mr. Canfora through the next scheduled termination date; and (iv) in the case of disability, to continue to provide health insurance to Mr. Canfora. If Mr. Canfora resigns his employment with Empress Hammond or Empress Joliet, other than at the expiration of the term of the agreements, he is not entitled to any compensation or benefits beyond his last day of employment. Unless terminated without cause or at the next scheduled termination date, Mr. Canfora is prohibited, for a period of one year, from competing with the Affiliated Companies' business, products or services in the Counties of Lake, Cook, Kane, Will, DuPage and McHenry, Illinois, and the Counties of Lake, Porter and LaPorte, Indiana.

  In addition, the Affiliated Companies and Mr. Canfora are parties to a long-term incentive bonus agreement (the "Bonus Agreement"), under which Mr. Canfora is entitled to 3.913% of the excess of (i) the Benchmark Value (as defined in the Bonus Agreement) of the Affiliated Companies as of the date of termination of Mr. Canfora's employment without cause, or a Change in Control, over (ii) the Affiliated Companies' Base Value (as defined in the Bonus Agreement). If there is a Change of Control within the first twelve months of the Bonus Agreement, Mr. Canfora is to receive the greater of the bonus as determined by the above formula or $1.0 million. The Bonus Agreement provides for differing vesting provisions depending on Mr. Canfora's length of employment or the occurrence of a Change in Control. With the exception of a Change in Control, Mr. Canfora's bonus under the Bonus Agreement is not to exceed $10.0 million.

  John G. Costello, Chief Financial Officer. Empress Joliet is a party to an employment agreement dated March 12, 1998 with John G. Costello. Mr. Costello's employment agreement was effective as of January 1, 1998 and terminates on December 31, 1999. Pursuant to the terms of the employment agreement, Mr. Costello is entitled to a base salary of not less than $135,000 per year. Mr. Costello's base salary is allocated equally between Empress Joliet and Empress Hammond. In addition, Mr. Costello is entitled to participate in the incentive compensation bonus programs and employee benefit plans of Empress Joliet.

  Empress Joliet may terminate Mr. Costello's employment for cause (as defined in the agreement) at any time or without cause on thirty (30) days' written notice. If terminated for cause, Mr. Costello will be paid to the date of termination only. If terminated without cause, Mr. Costello is to receive his present base salary and all health insurance benefits, through the later of the expiration date of the agreement or one year from the date of termination plus two weeks, whichever is greater. In addition, Mr. Costello is entitled to a payment equal to his bonus payment from the prior year. Moreover, in the event Empress Joliet fails to provide 180 days notice to Mr. Costello that his agreement will not be renewed, Empress Joliet is required to pay Mr. Costello:
(i) a six month severance payment; (ii) a bonus payment through the scheduled term based upon the last annual bonus payment paid; and (iii) benefits through the scheduled term. If Mr. Costello is terminated as a result of a change of control (as defined in the agreement), Empress Joliet must continue to pay his base salary through the next scheduled termination date or one year, whichever is greater, and an amount equal to the last annual bonus payment prorated to the date termination. Upon a change of control, Mr. Costello is also entitled to receive a bonus equal to two and one-half times ("Bonus Multiple") the sum of his annual base salary in effect immediately prior to the change in control plus his annual bonus for the fiscal year immediately prior to the change in control.

  Michael W. Hansen, Chief Legal Officer. Empress Joliet is a party to an employment agreement dated March 12, 1998 and effective January 1, 1998 with Michael W. Hansen. Mr. Hansen's employment agreement with Empress Joliet is substantially similar to Mr. Costello's agreement, except that (i) Mr. Hansen is to receive an annual base salary of not less than $206,000 during the term of the agreement, and (ii) Mr. Hansen's Bonus Multiple is two.

  Rick S. Mazer, Vice President--General Manager of Empress Hammond. Empress Hammond is party to an employment agreement dated March 12, 1998 and effective January 1, 1998 with Rick S. Mazer. Mr. Mazer's employment agreement with Empress Hammond is substantially similar to Mr. Costello's agreement, except that (i) Mr. Mazer is to receive an annual base salary of not less than $180,000 during the term of the agreement, and (ii) Mr. Mazer's Bonus Multiple is two.

  David F. Fendrick, Vice President--General Manager of Empress Joliet. Empress Joliet is party to an employment agreement dated March 12, 1998 and effective August 1, 1997 with David F. Fendrick. Mr. Fendrick's employment agreement with Empress Joliet is substantially similar to Mr. Costello's agreement, except that (i) the term of Mr. Fendrick's contract is three years, from August 1, 1997 through July 31, 2000, (ii) Mr. Fendrick is to receive an annual base salary of not less than $200,000 during the term of the agreement, and (iii) Mr. Fendrick's Bonus Multiple is one and one-half.

  Pursuant to the Plan of Merger, the Company is obligated to pay all Change of Control bonuses owed to its officers as a result of the consummation of the Proposed Mergers. See "Business--Recent Developments--Plan of Merger."

  William J. Sabo. Empress Joliet and William J. Sabo were parties to an employment agreement dated October 23, 1991, as amended March 3, 1992. The agreement expired on December 31, 1997. Mr. Sabo currently serves as a consultant to Empress Hammond and Empress Joliet. See "Certain Transactions-- Other Relationships."

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

  The by-laws of the Company, Empress Hammond, Empress Joliet and Empress Finance provide that each corporation will have the power to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by law.

  The Company and Empress Finance are each incorporated under the laws of the State of Delaware. The Company's and Empress Finance's respective Certificates of Incorporation provide that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. The effect of this provision in the Company's and Empress Finance's respective Certificates of Incorporation is to eliminate the rights of the corporation and its stockholders (through stockholders' derivative suits on behalf of the Company or Empress Finance) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or Empress Finance or any of their respective stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions do not alter the liability of directors under Federal securities laws.

  Section 145 of the Delaware General Corporation Law empowers a corporation, subject to certain qualifications and limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain amounts paid in settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Company's and Empress Finance's respective Certificates of Incorporation and by-laws provide that such entity shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by applicable law.

  Empress Hammond is incorporated under the laws of the State of Indiana. Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law empower a corporation to indemnify its directors and officers against liability incurred by them in connection with any suit or proceeding to which they are a party so long as their conduct was in good faith and (i) in the case of conduct in the director's or officer's capacity as a director or officer, as the case may be, in a manner the individual reasonably believed to be in the best interests of the corporation; (ii) in all other cases, in a manner the individual reasonably believed to be not opposed to the best interests of the corporation; and (iii) with respect to criminal proceedings, the individual either (A) had reasonable cause to believe his conduct was lawful; or (B) had no reasonable cause to believe his conduct was unlawful. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. Section 23-1-35-1(e) of the Indiana Business Corporation Law provides that a director of an Indiana corporation is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with the statute, and (2) the breach or failure to perform constitutes willful misconduct or recklessness. Empress Hammond's by-laws provide that Empress Hammond shall indemnify its directors and its officers, employees and agents in accordance with the provisions of the Indiana Business Corporation Law.

  Empress Joliet is incorporated under the laws of the State of Illinois. The Illinois Business Corporation Act was amended effective January 1, 1994 to permit an Illinois corporation's articles of incorporation to limit its directors' personal exposure to liability for monetary damages. As a result thereof, Empress Joliet amended its Articles of Incorporation to provide that a director of Empress Joliet shall not be personally liable to Empress Joliet or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. The effect of this provision in Empress Joliet's Articles of Incorporation is to eliminate the rights of Empress Joliet and its shareholders (through shareholders' derivative suits on behalf of Empress Joliet) to recover money damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision would not limit or eliminate the rights of each of Empress Joliet or its shareholders to seek non-monetary relief such as an injunction or recession in the event of a breach of a director's duty of care. The provision would not alter the liability of directors under Federal securities laws.

  Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois, as amended, empowers a corporation, subject to certain qualifications and limitations, to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and certain amounts paid in settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party, or are threatened to be made a party of, so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct to have been unlawful. Empress Joliet's by-laws provide that Empress Joliet shall have the power to indemnify its officers, directors, employees and agents to the full extent permitted by law.

                             CERTAIN TRANSACTIONS

COMPANY AND SUBSIDIARY RELATIONSHIPS

  Empress Hammond licenses certain trademarks from Empress Joliet pursuant to the terms of a Trademark License Agreement dated as of June 30, 1997. Empress Hammond pays an annual fixed license fee of $1.2 million to Empress Joliet for the non-exclusive right to use certain Empress Casino trademarks in Hammond, Indiana, with express permission to use intrastate and interstate advertising and promotion of Empress Hammond's gaming operation in Hammond, Indiana. The Trademark License Agreement expires on December 31, 2001. In 1997 and 1996, the total amount paid by Empress Hammond to Empress Joliet under this agreement was approximately $1.2 million and $0.6 million, respectively.

  Using information generated from the Empress Club, Empress Joliet created and currently maintains a database containing information about customers of the casino. Empress Hammond contributes information to the patron database and licenses from Empress Joliet its patron database information. Empress Hammond is required to pay to Empress Joliet five annual payments of approximately $0.5 million each year based on an estimated fair market value of Empress Joliet's patron database as of June 1996. The amount charged to Empress Hammond for the database was approximately $0.6 million and $0.1 million in 1997 and 1996, respectively.

  The Company shares common executive officers with its subsidiaries, including the President, Chief Executive Officer, Chief Financial Officer and Chief Legal Officer. Prior to the Reorganization, the salaries of such executive officers were allocated evenly between Empress Joliet and Empress Hammond. See "Management."

  Empress Joliet provides certain consulting services to Empress Hammond for a fee of $5,000 per month. The consulting fee for each of the years ended December 31, 1997, 1996 and 1995 was $60,000. Empress Joliet also incurs certain indirect corporate and general and administrative costs and expenses related to the start-up, management and operations of Empress Hammond. These costs are then allocated to Empress Hammond. In 1997 and 1996, the total amounts allocated to Empress Hammond were approximately $2.8 million and $2.7 million, respectively.

  In accordance with Empress Hammond's original $50.0 million revolving credit facility (the "Original Credit Facility"), which was replaced with the Existing Credit Facility, Empress Joliet guaranteed the indebtedness and was compensated by Empress Hammond in an amount equal to approximately $0.2 million and $0.2 million in 1997 and 1996, respectively. In addition, under the Original Credit Facility and the Existing Credit Facility, the Company guaranteed Empress Hammond's obligations thereunder and was compensated by Empress Hammond in an amount equal to 0.5% of the available line of credit. The total amount paid by Empress Hammond to the Company for such guaranty was approximately $0.2 million for each of 1997 and 1996. On June 30, 1997, Empress Joliet's guaranty of Empress Hammond's indebtedness terminated. These facilities were replaced by the Credit Facility.

  Pursuant to the terms of the 1994 Indenture, (i) Empress Finance loaned Empress Joliet the principal amount of $150.0 million; (ii) Empress Joliet loaned the Company the principal amount of $25.0 million; (iii) Empress Joliet loaned Empress Hammond the principal amount of $33.0 million and (iv) Empress Joliet has from time to time made intercompany loans to the Company and Empress Hammond in the aggregate principal amount of $7.0 million and $4.0 million, respectively, all of which loans were repaid in full in connection with the Offering.

OTHER RELATIONSHIPS

  The Company is governed by an Amended and Restated Stockholders Agreement pursuant to which, among other things, (i) the stockholders agreed to vote for the election of Mr. Ferro, Mr. Hammersmith, Mr. Kegley, Mr. Lambrecht, Mr. McEnery, Mr. McGowan and Mr. Sabo to the Board of Directors of the Company and each of its subsidiaries, (ii) the Company and each of the other stockholders have an option to purchase the stock of a stockholder upon certain events,
(iii) limitations were placed on the ability of the stockholders to sell their stock in the Company, (iv) the approval of at least 75% of the stockholders is required in order for the Company or any of its subsidiaries to undertake certain transactions, including the merger of the Company or any of its subsidiaries, the sale of all or substantially all of the assets of the Company or any of its subsidiaries or the issuance or sale of stock of Empress Joliet or Empress Hammond and (v) as long as the Company qualifies as a Subchapter S Corporation, the Company has agreed to make distributions to its stockholders in order for them to pay federal and state income taxes on the net income of the Company.

  In July 1998, in settlement of litigation, and in exchange for a general release of all claims, the Company redeemed for $4.7 million all of the shares of the Company's common stock held by an approximately 1% stockholder.

  Empress Hammond, Empress Joliet and William J. Sabo, a stockholder and director of the Company, and a director of each of the corporate Guarantors, are parties to two identical consulting agreements dated as of January 1, 1998, pursuant to which Mr. Sabo provides consulting services to Empress Hammond and Empress Joliet for an annual consulting fee of $150,000 in the aggregate. Such consulting fee is paid equally by Empress Hammond and Empress Joliet. The consulting agreements expire on December 31, 1999, and may be terminated for cause (as defined in the agreements). In connection with his consulting agreements, Mr. Sabo has agreed during his consulting period and for a period of one year thereafter not to compete in the casino business within a 200 mile radius of each of Hammond, Indiana and Joliet, Illinois. Mr. Sabo has also agreed not to solicit any employee, vendor or supplier of Empress Hammond or Empress Joliet.

  The Company and its subsidiaries have entered into the following contracts with certain of the companies owned by its stockholders: (i) a contract with Gas City, Ltd., a company owned by William J. McEnery, to provide fuel for the Company's vessels and Company-owned vehicles; (ii) a contract with P.T. Ferro Construction Company, a company owned in part by Peter A. Ferro, Jr., to provide construction services; (iii) a contract with Columbian Agency, an insurance brokerage company owned by Robert W. Kegley, Sr., to provide insurance brokerage services; (iv) a contract with T.J. Lambrecht Construction, Inc., an entity owned by Thomas J. Lambrecht, to provide construction services; and a contract with EDON Construction, a company owned by Edward T. McGowan, for demolition of the OTB and for other general maintenance matters.

  From January 1, 1998 through June 30, 1998, the Company paid an aggregate of approximately $15,763, $0.1 million, $0.3 million, $43,003 and $0.1 million to the Columbian Agency, Gas City, Ltd., P.T. Ferro Construction Company, Inc., T.J. Lambrecht Construction, Inc. and EDON Construction, respectively. In 1997, the Company paid an aggregate of approximately $2.7 million, $0.5 million, $0.4 million and $0.2 million to the Columbian Agency, Gas City, Ltd., P.T. Ferro Construction Company and T.J. Lambrecht Construction, Inc., respectively. In 1996, the Company paid an aggregate of approximately $2.1 million, $0.6 million, $0.3 million and $0.1 million to the Columbian Agency, Gas City, Ltd., P.T. Ferro Construction Company and T.J. Lambrecht Construction, Inc., respectively.

DISTRIBUTIONS TO STOCKHOLDERS

  From January 1, 1993 through December 31, 1997, the Company made an aggregate of approximately $267.0 million of distributions to stockholders, which included distributions in the amount of approximately $122.4 million to pay certain personal Federal and state income taxes owed by stockholders as a result of the Company's Subchapter S tax status. In addition, from January 1, 1998 through June 30, 1998, the Company, Empress Hammond and Empress Joliet made an aggregate of approximately $22.3 million of distributions to pay personal income taxes to stockholders. The Company currently intends to make periodic distributions to its stockholders in sufficient amounts to enable them to pay Federal and state income taxes attributable to their pro rata portion of the estimated taxable earnings of the Company, and to make other periodic distributions to its stockholders.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the ownership of shares of common stock of the Company as of the date of this Prospectus (i) by each person known to the Company to own beneficially more than 5% of the outstanding shares of common stock of the Company and (ii) by each of the Company's executive officers and directors and by all of such executive officers and directors as a group.

                                                          NON-VOTING
      NAME AND ADDRESS OF            COMMON        % OF     COMMON       % OF
      BENEFICIAL OWNER(1)            SHARES        CLASS    SHARES       CLASS
      -------------------           --------       -----  ----------     -----
      Joseph J. Canfora............      --          --        --          --
      John G. Costello.............      --          --        --          --
      David F. Fendrick............      --          --        --          --
      Peter A. Ferro, Jr...........   196.14(2)(3)  11.2%    15.15(2)(3)   9.2%
      Charles P. Hammersmith, Jr...   332.44        19.0     25.67        15.7
      Michael W. Hansen............      --          --        --          --
      Robert W. Kegley, Sr.........   166.22         9.5     12.84         7.8
      Thomas J. Lambrecht..........   302.52        17.3     23.36        14.2
      Rick S. Mazer................      --          --        --          --
      William J. McEnery...........   332.44(4)     19.0     25.67        15.7
      Edward T. McGowan............   332.44(5)     19.0     25.67        15.7
      William J. Sabo..............   113.03(2)      6.6      8.73(2)(3)   5.3
      All executive officers and
       directors as a group (12
       persons).................... 1,745.33       100.0%   134.79       82.17%
                                    ========       =====    ======       =====

--------
(1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table. The address of each of the stockholders named in this table is c/o Empress Entertainment, Inc., 2300 Empress Drive, Joliet, Illinois 60436.
(2) Includes the following number of shares of common stock of the Company owned by the following trusts of which William J. Sabo and Peter A. Ferro, Jr. are co-trustees: 9.97 common shares and 0.77 non-voting common shares of the Company owned of record by the Trust for the benefit of Melissa Kate Lambrecht under Trust Agreement dated May 3, 1993; 9.97 common shares and 0.77 non-voting common shares of the Company owned of record by the Trust for the benefit of Paul John Lambrecht under Trust Agreement dated May 3, 1993; and 9.97 common shares and 0.77 non-voting common shares of the Company owned of record by the Trust for the benefit of Matthew Thomas Lambrecht under Trust Agreement dated May 3, 1993. These shares are included twice in the table, once in the total for Mr. Sabo and once for the total for Mr. Ferro.
(3) Includes 166.22 common shares and 12.84 non-voting common shares held by a voting trust of which Mr. Ferro is the sole voting trustee. Mr. Ferro is the owner of 55.4 of the shares of common stock and 4.28 of the shares of non-voting common stock held by such voting trust and 55.4 shares of common stock and 4.28 of the shares of non-voting common stock are owned by each of James J. Ferro and John T. Ferro, Mr. Ferro's two brothers.
(4) Held by Trust for the benefit of William J. McEnery of which Mr. McEnery is the sole trustee.
(5) Held by Trust for the benefit of Edward T. McGowan of which Mr. McGowan is the sole trustee.

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

  As of June 30, 1998, the Company had outstanding indebtedness aggregating approximately $160.0 million, excluding the Defeased Debt and including $150.0 million of outstanding Old Notes.

10 3/4% NOTES

  The Company currently has outstanding $150.0 million of the 10 3/4% Notes. The Company irrevocably deposited $167.2 million of cash and U.S. Treasury Securities in trust for the purpose of effecting the Covenant Defeasance, which, together with interest earned thereon, will be used to pay (i) the principal amount of the 10 3/4% Notes on April 1, 1999; (ii) estimated interest of $16.1 million on the 10 3/4% Notes through the date of redemption (April 1, 1999): and (iii) the premium of $8.1 million upon the redemption of the 10 3/4% Notes on April 1, 1999.

CREDIT FACILITY

  Concurrently with the closing of the Offering, the Company entered into a $100 million senior secured reducing revolving credit facility. The Company, Empress Hammond and Empress Joliet are primary obligors under the Credit Facility. The Company granted a first priority security interest in substantially all of the assets of the Company, Empress Hammond and Empress Joliet (excluding the Illinois License and the Indiana License) to secure their obligations under the Credit Facility. The Credit Facility expires on June 15, 2003. Credit availability starts at $100.0 million, with scheduled reductions on December 31 of each year beginning on December 31, 1998, in the amounts of $5.0 million, $7.5 million, $7.5 million and $15.0 million, respectively. The Company is subject to a number of restrictive covenants, including: (i) maintenance of a maximum Leverage Ratio; (ii) maintenance of an Adjusted Fixed Charge Coverage Ratio; (iii) maintenance of a Minimum Tangible Net Worth; and (iv) a Limitation on Capital Expenditures. The interest rate on borrowings under the Credit Facility is determined by a pricing matrix based upon, at the Company's option, either (i) LIBOR or (ii) a base rate equal to the higher of (a) the agent's prime rate, or (b) 0.5% plus the Federal Funds Rate, in each case, plus a sliding scale margin of up to 2.125% on LIBOR loans and up to 1.00% on base rate loans based upon the ratio of the Company's funded debt (excluding defeased debt) to its EBITDA (the "Leverage Ratio"). During the term of the Credit Facility, the Company must pay a commitment fee of between 0.225% and 0.375% of the unused portion of the commitment under the Credit Facility, determined based upon the Leverage Ratio. The Company paid at the closing of the Credit Facility a closing fee equal to $750,000.

                         DESCRIPTION OF THE NEW NOTES

  The Old Notes were issued and the New Notes will be issued under an Indenture dated as of June 18, 1998 (the "Indenture") among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"). For purposes of this summary, references to the "Company" means only Empress Entertainment, Inc. and not any of its subsidiaries. References to the Notes include the New Notes and the Old Notes unless the context otherwise requires.

  Upon the effectiveness of the Registration Statement of which this Prospectus forms a part, the Indenture will be subject to and governed by the Trust Indenture Act. The following is a summary of the material provisions of the Indenture and does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and is incorporated by reference herein. For definitions of certain capitalized terms used in the following summary, see "--Certain Definitions" or "Exchange Offer; Registration Rights."

GENERAL

  The New Notes will be unsecured senior subordinated obligations of the Company limited to $150,000,000 aggregate principal amount. Principal of, premium, if any, and interest on, the Notes will be payable, and the Notes may be presented for registration of transfer or exchange, at the office or agency of the Company maintained for such purpose in the City of New York, New York. At the option of the Company, payment of interest may be made by check mailed to the holders at the addresses set forth upon the registry books of the Company. See "Book-Entry, Delivery and Form." The New Notes will be issued solely in exchange for an equal principal amount of outstanding Old Notes pursuant to the Exchange Offer. The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, (ii) holders of New Notes will not be entitled to any Additional Interest thereon pursuant to certain circumstances under the Registration Rights Agreement and
(iii) holders of New Notes will no longer be entitled to certain other rights under the Registration Rights Agreement. The New Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer, exchange or redemption of the Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith.

  Because the Company is a holding company which conducts substantially all of its operations through its Subsidiaries, the Notes will be effectively subordinated to all existing and future liabilities of the Company's Subsidiaries. Thus, the right of the Company, and hence the right of creditors of the Company (including the holders of the Notes), to participate in any distribution of the assets of any Subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such Subsidiary, except to the extent that claims of the Company itself as a creditor of the Subsidiary may be recognized.

  As of the date of the Indenture, all of the Company's Subsidiaries will be Restricted Subsidiaries. However, under certain circumstances, the Company will be able to designate future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture.

MATURITY, INTEREST AND PRINCIPAL

  The Notes will mature on July 1, 2006. The Notes will bear interest at the rate per annum equal to 8 1/8% per annum from the date of issuance. Interest will be payable semi-annually on January 1 and July 1 of each year, commencing on January 1, 1999, to the registered holders of such Notes ("Holders") at the close of business on the December 15 or June 15 immediately preceding such Interest Payment Date. Interest will be calculated on the basis of a 360-day year, consisting of twelve 30-day months.

GUARANTEES

  The Company's payment obligations under the Notes will be jointly, severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis (the "Guarantees") by each of the Company's existing and future Restricted Subsidiaries, as guarantors. The Guarantees will be subordinated in right of payment to all existing and future Senior Indebtedness of the Guarantors. The Notes are not guaranteed by Empress Opportunities, Empress Racing, Empress Mississippi, or any future Unrestricted Subsidiaries.

  The Indenture contains provisions the intent of which is to provide that the obligations of each Guarantor will be limited to the maximum amount that will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from, rights to receive contribution from, or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under any applicable Federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to contribution from each other Guarantor so long as the exercise of such right does not impair the rights of the holders of the Notes. See "Risk Factors--Fraudulent Transfer Considerations."

  The Indenture provides that in the event of (i) a sale or other disposition of all or substantially all of the assets of any Guarantor or the sale of a Guarantor, by way of merger, consolidation or otherwise, (ii) a Subsidiary becoming an Unrestricted Subsidiary pursuant to terms of the Indenture or
(iii) a sale or other disposition of all of the Capital Stock of any Guarantor, then such Guarantor or the corporation acquiring the property, as applicable, shall be released and relieved of any obligations under its guarantee, provided that the Company complies with the provisions of the covenant described under "Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss."

  The Indenture provides that the Company shall cause each Restricted Subsidiary hereafter formed or acquired or any Unrestricted Subsidiary that is designated a Restricted Subsidiary to (i) execute and deliver to the Trustee a supplemental indenture in a form satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes on the terms set forth in the Indenture and (ii) deliver to the Trustee an opinion of counsel, subject to customary assumptions and exclusions, stating that such supplemental indenture has been duly executed and delivered by such Restricted Subsidiary.

REDEMPTION

  Optional Redemption. The Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after July 1, 2002, at the following redemption prices (expressed as percentages of the principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the date of redemption, if redeemed during the 12-month period commencing July 1 of the years indicated below:

             YEAR                           PERCENTAGE
             ----                           ----------
             2002..........................  104.063%
             2003..........................  102.708%
             2004..........................  101.354%
             2005..........................  100.000%

  Optional Redemption upon Equity Offering. On or prior to July 1, 2001, the Company may, at its option, use the net proceeds of an Equity Offering to redeem up to 35% of the issued aggregate principal amount of the Notes, at a redemption price in cash equal to 108 1/8% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of redemption; provided, however, that not less than $97.5 million in aggregate principal amount of Notes is outstanding following such redemption. Notice of any such redemption must be given not later than 60 days after the consummation of the related Equity Offering.

  As used in the preceding paragraph, an "Equity Offering" means a public sale of common stock of the Company in a transaction registered with the Commission.

  Required Regulatory Redemption. The Notes will be redeemable, in whole or in part, at any time, at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, (i) pursuant to, and in accordance with, any order of any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License (a "Gaming Authority"), or (ii) to the extent necessary in the reasonable, good faith judgment of the Board of Directors of the Company to prevent the loss, failure to obtain or material impairment of, or to secure the reinstatement of, any Gaming License, which if lost, impaired, not obtained or not reinstated would reasonably be expected to have a material adverse effect on the Company and its Restricted Subsidiaries, considered as a whole, or would restrict the ability of the Company or any of its Restricted Subsidiaries to conduct business in any Gaming Jurisdiction, in the case of each of (i) and (ii) where such redemption or acquisition is required because the Holder or beneficial owner of such Note is required to be found suitable, or otherwise qualify, under any Gaming Laws and is not found suitable or so qualified (a "Required Regulatory Redemption").

  If a Noteholder or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the Noteholder shall apply for a finding of suitability within 30 days after a Gaming Authority requests or sooner if so required by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a Noteholder or beneficial owner is required to be found suitable and is not found suitable by a Gaming Authority, the Noteholder shall, to the extent required by applicable law, dispose of his Notes within 30 days or within that time prescribed by a Gaming Authority, whichever is earlier.

  Selection and Notice. Notice of any redemption will be sent by first-class mail at least 30 days and not more than 60 days prior to the date fixed for redemption, to the Holder of each Note to be redeemed to such Holder's last address as then shown upon the registry books of the Company. The notice of redemption must state the date fixed for redemption, the redemption price and the amount of accrued and unpaid interest to be paid. Any notice which relates to a Note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date fixed for redemption, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued. On and after the date fixed for redemption, interest will cease to accrue on the Notes or portions thereof called for redemption so long as the Company has deposited with the paying agent for the Notes funds in satisfaction of the redemption price, plus accrued and unpaid interest, pursuant to the Indenture.

  In the case of a partial redemption, the Trustee shall select the Notes or portions thereof for redemption in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a national securities exchange, on a pro rata basis, by lot or in such other manner as the Trustee deems appropriate and fair; provided, however, that any such redemption made with the net proceeds of an Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC). The Notes may be redeemed in part in multiples of $1,000 only.

  The Notes will not have the benefit of any sinking fund.

CHANGE OF CONTROL

  The Indenture provides that, upon the occurrence of a Change of Control, each Holder of Notes will have the right, at such Holder's option, subject to the terms and conditions of the Indenture, pursuant to an irrevocable, unconditional offer by the Company (the "Change of Control Offer"), to require the Company to repurchase all or any portion of such Holder's Notes (provided that the principal amount of such Notes at maturity must be $1,000 or an integral multiple thereof) on a date (the "Change of Control Purchase Date") that is no later than 30 Business Days after the occurrence of such Change of Control, at a cash price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof, plus accrued and unpaid interest to and including the Change of Control Purchase Date. The Change of Control Offer must commence within 10 Business Days following a Change of Control and must remain open for at least 20 Business Days following its commencement, except to the extent that a longer period is expressly required by applicable law (the "Change of Control Offer Period"). Upon expiration of the Change of Control Offer Period, the Company will purchase all Notes tendered in accordance with the terms of the Indenture in response to the Change of Control Offer. See "Business--Recent Developments--Plan of Merger."

  On or before the Change of Control Purchase Date, (i) the Company will accept for payment Notes or portions thereof properly tendered to the Company pursuant to the Change of Control Offer; (ii) the Company will deposit with the paying agent for the Notes U.S. Legal Tender sufficient to pay the Change of Control Purchase Price (including accrued and unpaid interest) of all Notes so tendered; and (iii) the Company will deliver to the Trustee Notes so accepted together with an Officers' Certificate listing the Notes or portions thereof being purchased by the Company. The joint and several obligations of each of the Guarantors upon a Change of Control extend both to the payment of principal and interest on the Notes and to the joint and several obligations of each of the Guarantors to honor the Change of Control repurchase obligations of the Company in the event that a Change of Control occurs and the Company is unable to pay in full the Change of Control Purchase Price. The paying agent for the Notes will promptly mail to the Holders of Notes so accepted, payment in an amount equal to the Change of Control Purchase Price (including accrued and unpaid interest), and the Trustee will promptly authenticate and mail or deliver to such Holders a new Note equal to the principal amount of any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date. The Company can give no assurances that it will have sufficient funds or access to financing to enable it to meet its obligation to repurchase the Notes upon a Change of Control.

  To the extent applicable and if required by law, the Company will comply with Section 14 of the Exchange Act, and the provisions of Regulation 14E and any other tender offer rules promulgated pursuant to the Exchange Act and other securities laws, rules and regulations which may then be applicable to any offer by the Company to purchase the Notes at the option of Holders upon a Change of Control or other Offer to Purchase.

SUBORDINATION

  The payment of the principal of, premium, if any, and interest (including any additional interest in respect of a Registration Default) on the Notes will be subordinated in right of payment, as described below, to the prior payment in full of all Senior Indebtedness.

  The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company, or any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, (i) all Senior Indebtedness must be paid in full before any payment or distribution (excluding any payment or distribution of certain permitted equity or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes or the Guarantees, and (ii) until all Senior Indebtedness is paid in full, any distribution to which Holders of the Notes would be entitled but for this provision shall be made to holders of Senior Indebtedness as their interests may appear, except that Holders of the Notes may receive Capital Stock or any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the Notes.

  During the continuance of any default in the payment of any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated beyond any applicable grace period, no payment or distribution of any assets of the Company of any kind or character (excluding any payment or distribution of certain permitted equity or subordinated securities) shall be made on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes unless and until such default has been cured or waived or has ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full.

  During the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may immediately be accelerated (a "Non-payment Default") and after the receipt by the Trustee from the representatives of holders of such Designated Senior Indebtedness of a written notice of such Non-payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding any payment or distribution of certain permitted equity or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, or the purchase, redemption or other acquisition of, the Notes for the period specified below (the "Payment Blockage Period").

  The Payment Blockage Period will commence upon the receipt of written notice of a Non-payment Default by the Trustee from the representatives of holders of Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end on the earlier to occur of the following events:
(i) 179 days shall have elapsed since the receipt of such notice of a Non-payment Default (provided that such Designated Senior Indebtedness shall not theretofore have been accelerated), (ii) such default is cured or waived or ceases to exist or such Designated Senior Indebtedness is discharged or (iii) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the representatives of holders of Designated Senior Indebtedness initiating such Payment Blockage Period. After the end of any Payment Blockage Period, the Company shall promptly resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding anything in the subordination provisions of the Indenture or the Notes to the contrary, (x) in no event shall a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Trustee of the notice initiating such Payment Blockage Period, (y) there shall be a period of at least 186 consecutive days in each 365-day period when no Payment Blockage Period is in effect and (z) not more than one Payment Blockage Period with respect to the Notes may be commenced within any period of 365 consecutive days. A Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period cannot be made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days and subsequently recurs.

  As used herein, the term "Designated Senior Indebtedness" means (a) the Bank Indebtedness and (b) any other Senior Indebtedness in a principal amount of at least $10 million outstanding which, at the time of determination, is specifically designated in the instrument governing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

  If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See "--Events of Default and Remedies."

  By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full, and the Company may be unable to meet its obligations fully with respect to the Notes.

  As of June 30, 1998, excluding the outstanding indebtedness under the 10 3/4% Notes, which will continue to accrue interest and be an obligation of the Company until they are redeemed, currently anticipated to occur on April 1, 1999, the Company and the Guarantors had $10.0 million of Senior Indebtedness outstanding. The Indenture limits, but does not prohibit, the incurrence by the Company of additional Indebtedness which is senior to the Notes. See "Risk Factors--Subordination."

CERTAIN COVENANTS

 Limitation on Incurrence of Indebtedness and Preferred Stock

  The Indenture provides that, except as set forth in any one of the paragraphs below, the Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, suffer to exist, become directly or indirectly liable with respect to (including as a result of an acquisition, merger or consolidation), extend the maturity of, or otherwise become responsible for, contingently or otherwise (individually and collectively, to "incur," or, as appropriate, an "incurrence"), any Indebtedness or any Preferred Stock on or after the Issue Date; provided that the Company and its Restricted Subsidiaries may incur Indebtedness or Preferred Stock if: (i) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect to, on a pro forma basis, such incurrence of such Indebtedness or Preferred Stock; and (ii) on the date of the incurrence of such Indebtedness or Preferred Stock (the "Incurrence Date"), the Consolidated Fixed Charge Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect, on a pro forma basis, to the incurrence of such Indebtedness or Preferred Stock as of the first day of the Reference Period, would be at least 2.00 to 1.

  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries, as applicable, may incur each of the following (collectively, "Permitted Indebtedness"):

    (a) The Company may incur the Indebtedness represented by the Notes and its Restricted Subsidiaries may incur the Subsidiary Guarantees;

    (b) The Company and its Restricted Subsidiaries may incur the Existing Indebtedness;

    (c) The Company and its Restricted Subsidiaries may incur the Bank Indebtedness in an aggregate principal amount at any one time outstanding not to exceed $100.0 million, less the amount of all permanent repayments thereof with the Net Cash Proceeds from an Asset Sale as set forth under "--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss";

    (d) The Company and its Restricted Subsidiaries may incur Purchase Money Indebtedness or Non-Recourse Indebtedness, provided that the amount of such Indebtedness outstanding at any time pursuant to this paragraph (d) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebtedness) shall not, in the aggregate, exceed $7.5 million;

    (e) The Company and its Restricted Subsidiaries may incur FF&E Indebtedness, provided, that the amount of such Indebtedness outstanding at any time pursuant to this paragraph (e) (including any Indebtedness, whether or not Refinancing Indebtedness, issued to refinance, replace or refund such Indebtedness) shall not, in the aggregate, exceed at any time the product of (i) $7.5 million, times (ii) the number of Facilities being operated by the Company and its Restricted Subsidiaries;

    (f) The Company and its Restricted Subsidiaries may incur Refinancing Indebtedness with respect to any Indebtedness or Preferred Stock, as applicable, described in clauses (b) through (e) of this covenant (so long as, in the case of Indebtedness used to refinance, replace or retire Indebtedness in clause (d), such Refinancing Indebtedness is non-recourse as to any assets other than the assets that secured such Indebtedness being refinanced, replaced or retired; and in the case of clause (b) of this covenant, other than Refinancing Indebtedness with respect to the 10 3/4% Notes);

    (g) The Company and its Restricted Subsidiaries may incur Indebtedness under Interest Swap Obligations, provided that in each case the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap Obligation relates;

    (h) The Company and its Restricted Subsidiaries may incur Indebtedness in the form of (i) letters of credit and (ii) performance bonds and surety bonds, the aggregate principal amount of which shall not at any time exceed $7.5 million in the aggregate outstanding;

    (i) The Company may incur Indebtedness to a Restricted Subsidiary, a Restricted Subsidiary may incur Indebtedness to the Company and a Restricted Subsidiary may incur Indebtedness to another Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note and is expressly subordinated in right of payment to the payment and performance of the Company's obligations under the Notes or such Restricted Subsidiary's obligations under the Subsidiary Guarantees, as applicable, and, upon an Event of Default, such Indebtedness shall not be due and payable until such Event of Default is cured, waived or rescinded; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as applicable, not permitted by this clause (i); and

    (j) The Company and its Restricted Subsidiaries may incur Indebtedness in an aggregate principal amount outstanding at any time of up to $25 million in the aggregate.

 Limitation on Restricted Payments

  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, make any Restricted Payment if, immediately prior to such proposed Restricted Payment or after giving effect to such proposed Restricted Payment on a pro forma basis, (1) a Default or an Event of Default shall have occurred and be continuing; or (2) the Company would not be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio test contained in the covenant described under "--Limitation on Incurrence of Indebtedness and Preferred Stock"; or (3) the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries, including after giving pro forma effect to such proposed Restricted Payment (including Restricted Payments described in clause (a) of the following paragraph) from and after the Issue Date, would exceed the sum of (a) 50% of the amount by which the aggregate Adjusted Consolidated Net Income for the period (taken as one accounting period) commencing on the first day of the fiscal quarter that includes the Issue Date, to and including the last day of the full fiscal quarter ended immediately prior to the date of each such calculation, exceeds permitted distributions of Tax Amounts (as defined) made with respect to such period (or, in the event Adjusted Consolidated Net Income less permitted distributions of Tax Amounts made with respect to such period is a deficit, then minus 100% of such deficit) plus (b) 50% of all cash dividends or any other cash payments which represent distributions of net income (determined in accordance with GAAP) paid by an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest to the Company or a Restricted Subsidiary to the extent the same are not otherwise included in Adjusted Consolidated Net Income or represent a return of capital, plus (c) 100% of the aggregate Net Cash Proceeds received by the Company or any Restricted Subsidiary as a capital contribution (other than capital contributions directly or indirectly made from the Company or any Restricted Subsidiary and other than capital contributions made from the proceeds of loans or advances described in clause
(g) of the following paragraph) or from the sale of Qualified Capital Stock after the Issue Date plus (d) in the case of the disposition or repayment of any Investment in an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment which was treated as a Restricted Payment, in either case, less the cost of the disposition or repayment of such Investment.

  The restrictions set forth in the immediately preceding paragraph, however, will not prohibit (a) the payment of any dividend or redemption payment within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (b) a Qualified Exchange; (c) a Required Regulatory Redemption; (d) with respect to each tax year that the Company qualifies as an S Corporation under the Code, or any similar provision of state or local law, distributions of Tax Amounts, provided, however, that prior to any distribution of Tax Amounts, a knowledgeable and duly authorized officer of the Company certifies, and counsel reasonably acceptable to the Trustee opines, to the Trustee that the Company qualifies as an S Corporation for Federal income tax purposes and for the states in respect of which such distributions are being made (or so qualified for the period or periods for which such Tax Amounts are computed);
(e) for so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in an amount not to exceed $10 million in the aggregate to pay for the redemption of Capital Stock of the Company held by its directors or officers, or by its stockholders, as of the Issue Date; (f) for so long as no Default or Event of Default shall have occurred and be continuing, Restricted Payments in the aggregate amount of up to $10 million, which amount shall increase by $10 million on each of the first four anniversaries of the Issue Date, provided that the Consolidated Fixed Charge Coverage Ratio for the Reference Period immediately preceding the date of making any such Restricted Payment permitted solely by this clause (f) would be at least 3.00 to 1 on a pro forma basis, as if such Restricted Payment were made on the first day of the Reference Period; (g) for so long as no Default or Event of Default shall have occurred and be continuing, loans or advances to officers, directors, employees or stockholders of the Company or any Restricted Subsidiary in an aggregate amount not to exceed $7.5 million at any time outstanding, provided that (A) such loan or advance is used by the officer, director, employee or stockholder receiving such loan or advance to purchase Capital Stock of the Company or any Restricted Subsidiary, and (B) the repayment of such loan or advance is secured by a first priority pledge of the Capital Stock so purchased; and (h) for so long as no Default or Event of Default shall have occurred and be continuing, Permitted Investments.

  "Tax Amounts" with respect to any year means an amount equal to (a) the higher of (i) the product of (A) the taxable income of the Company for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage (as defined); and (ii) the product of (A) the alternative minimum taxable income attributable to the Company for such year as determined in good faith by its Board of Directors; and (B) the Tax Percentage, plus (b) any deficiencies, penalties or interest payable by the Company's stockholders solely as a result of the taxable income of the Company, less (c) to the extent not previously taken into account, any income tax benefit attributable to the Company which could be realized by the Company's stockholders in the current or a prior taxable year (including, without limitation, tax losses, alternative minimum tax credits, other tax credits and carryforwards and carrybacks thereof); provided, however, that in no event shall such Tax Percentage exceed the lesser of (1) the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which a corporation doing business in Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 500 "Basis Points"; and (2) 60%. Any part of the Tax Amount not distributed in respect of a tax period for which it is calculated shall be available for distribution in subsequent tax periods (whether or not the Company ceases to qualify as an S Corporation prior to such distribution). The term "Tax Percentage" is the highest aggregate applicable effective marginal rate of Federal, state and local income tax or, when applicable, alternative minimum tax, to which an individual resident of Chicago, Illinois would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm). Distributions of Tax Amounts may be made from time to time with respect to a tax year based on reasonable estimates, with a reconciliation within 40 days of the earlier of (i) the Company's filing of the Internal Revenue Service Form 1120S for the applicable taxable year; and
(ii) the last date such form is required to be filed (without regard to any extensions). The stockholders of the Company will enter into a binding agreement with the Company to reimburse the Company for certain positive differences between the distributed amount and the Tax Amount, which difference must be paid at the time of such reconciliation; provided, that in lieu thereof, the Company shall notify all stockholders that any such positive differences will be set off against future distributions of Tax Amounts.

 Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends, in cash or otherwise, or make other distributions on its Capital Stock or pay Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make any loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its assets to the Company or any other Restricted Subsidiary, except (a) restrictions imposed by the Notes or the Indenture, or restrictions imposed by other Senior Indebtedness which are substantially the same as (and apply only to the same persons and property as) such restrictions; (b) restrictions imposed by applicable Gaming Law; and (c) restrictions under any Acquired Indebtedness not incurred in violation of the Indenture or any agreement relating to any property, asset, or business acquired by the Company or any of the Restricted Subsidiaries, which restrictions existed at the time of such acquisition, were not incurred in connection with or in anticipation of such acquisition and are not applicable to any person, other than the person acquired, or to any property, asset or business, other than the property, assets and business so acquired. Notwithstanding the foregoing, neither (a) reasonable and customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice; nor (b) Liens on assets securing Senior Indebtedness not incurred in violation of the Indenture, shall in and of themselves be considered a restriction on the ability of the applicable Restricted Subsidiary to transfer such property or assets, as the case may be.

 Limitation on Liens

  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien in or on any right, title or interest to any of their respective properties or assets, now owned or hereafter acquired, securing any obligation unless the Notes are secured on an equal and ratable basis with such Lien, other than Permitted Liens.

 Limitation on Sale of Assets and Subsidiary Stock; Event of Loss

  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, directly or indirectly, to, make any Asset Sale unless (a) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect, on a pro forma basis, to, such Asset Sale; (b) the Board of Directors of the Company determines in good faith that the Company or such Restricted Subsidiary, as applicable, receives fair market value as consideration for such Asset Sale, as evidenced by an Officers' Certificate delivered to the Trustee; and (c) at least 75% of the consideration for such conveyance, sale, lease, transfer or other disposition consists of U.S. Legal Tender, Cash Equivalents or securities of a company with a market capitalization of at least $500 million, which securities are traded on a national securities exchange and are of a class and series of securities with a minimum public float of $100 million. Within 360 days following an Asset Sale, the Company and its Restricted Subsidiaries must apply (or enter into a binding contractual commitment to apply) the Net Cash Proceeds therefrom (a) first, to the extent the Company or a Restricted Subsidiary elects (or is required by the terms of any Senior Indebtedness), to permanently repay Senior Indebtedness (for purposes of this clause, a repayment of any amount owing under a revolving credit facility shall be deemed a permanent repayment to the extent the amount represented by such repayment is not drawn upon by the Company for a period of six months after such repayment); (b) second, to the extent the Company or a Restricted Subsidiary elects, to reinvest in additional assets that are part of a Related Business of the Company or a Restricted Subsidiary; and (c) third, to the extent the Net Cash Proceeds, after application of (a) and (b), exceed $10 million (the "Excess Proceeds"), the Company shall make an offer (the "Asset Sale Offer") to all Holders to purchase the Notes in the amount of the Excess Proceeds at 100% of the principal amount thereof, plus accrued and unpaid interest to the date of payment (the "Asset Sale Offer Price"). Each Asset Sale Offer shall remain open for twenty (20) Business Days following its commencement and no longer, except to the extent that a longer period is expressly required by applicable law (the "Asset Sale Offer Period"). Upon expiration of the Asset Sale Offer Period, the Company shall apply an amount equal to the Excess Proceeds received from an Asset Sale included in such Asset Sale Offer to the purchase of all Notes tendered (on a pro rata basis if the Excess Proceeds are insufficient to purchase all Notes so tendered) at the Asset Sale Offer Price.

  Upon an Event of Loss relating to property with a fair market value in excess of $5.0 million, the Company and any Restricted Subsidiaries will apply the Net Cash Proceeds therefrom in accordance with the provisions of the preceding paragraph.

 Limitation on Transactions with Affiliates

  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries, on or after the Issue Date, to enter into any transaction, including any contract, arrangement, agreement, loan, advance, guarantee or understanding and including any series of related transactions, with or for the benefit of any Affiliate (an "Affiliate Transaction") unless such Affiliate Transaction or series of related Affiliate Transactions are made in good faith and (a) the terms of such Affiliate Transaction or series of related Affiliate Transactions are fair and reasonable to the Company or such Restricted Subsidiary, as applicable, and are at least as favorable to the Company or such Restricted Subsidiary, as applicable, as the terms that could be obtained by the Company or such Restricted Subsidiary, as applicable, in a comparable transaction made on an arm's length basis between unaffiliated parties, (b) that with respect to any Affiliate Transaction (including any series of related Affiliate Transactions) involving consideration to either party in excess of $2.0 million, the Company shall have delivered to the Trustee an Officer's Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with clause (a) above, and
(c) with respect to any Affiliate Transaction (including any series of related Affiliate Transactions) involving consideration to either party in excess of $5.0 million, either (A) such Affiliate Transaction or series of Affiliate Transactions has been approved by a majority of the disinterested directors of the Company or (B) the Company delivers to the Trustee a written favorable opinion as to the fairness of such transaction to the Company from a financial point of view, from an independent investment banking firm of national reputation; provided, that any transactions solely between or among the Company and its Restricted Subsidiaries, between or among the Restricted Subsidiaries or between or among the

Company and its Unrestricted Subsidiaries shall not be deemed to be Affiliate Transactions for purposes of this covenant (as long as in the case of Unrestricted Subsidiaries, the Capital Stock which is not owned by any of the Company, a Restricted Subsidiary or an Unrestricted Subsidiary, is not owned by an Affiliate of the Company or any of its Restricted Subsidiaries).

 Limitation on Mergers and Consolidations

  The Company shall not consolidate with or merge with or into another person or, directly or indirectly, sell, lease or convey all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another person or group of affiliated persons, unless (i) the resulting, surviving or transferee entity is a corporation organized under the laws of the U.S., any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Notes and the Indenture;
(ii) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction; (iii) immediately after giving effect to such transaction, on a pro forma basis, the surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Fixed Charge Coverage Ratio provision contained in the covenant described under "--Limitation on Incurrence of Indebtedness and Preferred Stock"; and
(iv) such transaction will not result in the loss of any Gaming License held by a Significant Subsidiary of the Company. For purposes of this covenant, the Consolidated Fixed Charge Coverage Ratio shall be determined on a pro forma consolidated basis (after giving effect, on a pro forma basis, to the transaction and any related incurrence of Indebtedness or Preferred Stock) for the Reference Period which ended immediately preceding such transaction. See "Business--Recent Developments--Plan of Merger."

  Upon any consolidation or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture and the Notes, with the same effect as if such successor corporation had been named therein as the Company. See "Business--Recent Developments--Plan of Merger."

 Limitation on Other Senior Subordinated Indebtedness

  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness (other than the Notes and the Guarantees) that is subordinate in right of payment to any Senior Indebtedness of the Company or such Restricted Subsidiary, as applicable, unless such Indebtedness is either (a) pari passu in right of payment with the Notes or the Guarantee, as applicable or (b) subordinate in right of payment to the Notes or the Guarantee, as applicable, in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness of the Company or as such Guarantee is subordinated to Senior Indebtedness of such Guarantor, as applicable.

 Limitation on Sale of Capital Stock of Restricted Subsidiaries

  The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any person (other than the Company or a Guarantor), unless (a) (i) such transfer, conveyance, sale, lease or other disposition is of all of the Capital Stock of such Restricted Subsidiary or (ii) after giving effect to such transfer, conveyance, sale, lease or other disposition, the Company or the applicable Guarantor remains the owner of a majority of the Capital Stock of such Restricted Subsidiary and
(b) the Net Cash Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss."

 Limitation on Lines of Business

  The Company shall not, and shall not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, engage in any line or lines of business activity other than in a Related Business.

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

 Limitation on Designations of Unrestricted Subsidiaries

  The Company may designate after the Issue Date any Subsidiary of the Company (other than a Guarantor in existence on the Issue Date) as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if, at the time of
Designation:

    (i) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

    (ii) the Company would be permitted to make an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the "Designation Amount") equal to the amount of the Company's Investment in such Subsidiary on such date;

    (iii) neither the Company nor any Restricted Subsidiary has any Indebtedness with respect to which such Unrestricted Subsidiary is also an obligor or guarantor; and

    (iv) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under "--Limitation on Incurrence of Indebtedness and Preferred Stock" at the time of such Designation (assuming the effectiveness of such Designation).

  In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant described under "--Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

  The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

    (i) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation (unless the Revocation cures such default); and

    (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred by the Company or its Restricted Subsidiaries for all purposes of the Indenture.

  All Designations and Revocations must be evidenced by Board Resolutions of the Company delivered to the Trustee and an Officer's Certificate certifying compliance with the foregoing provisions.

 Limitation on Status as Investment Company

  The Company and the Restricted Subsidiaries from becoming investment companies (as that term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")), or from otherwise becoming subject to regulation under the Investment Company Act.

  As used in this section, the phrase "directly or indirectly" shall not be construed so as to prohibit an Unrestricted Subsidiary from undertaking the otherwise prohibited action nor shall such phrase be construed to prohibit the stockholder of an Unrestricted Subsidiary from voting its stock in favor of such action.

REPORTS

  Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, it shall deliver to the Trustee and to each Holder and to prospective purchasers of Notes identified to the Company by the Initial Purchaser, within 15 days after it is or would have been (if it were subject to such reporting obligations) required to file such with the Commission, (i) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act including, with respect to annual information only, a report thereon by a certified independent public accountant

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

as such would be required in such reports to the Commission and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. The timely filing with the Commission of Forms 10-Q, 10-K and 8-K, as applicable, shall satisfy the requirements of (i) and (ii) above. In addition, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company has agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

EVENTS OF DEFAULT AND REMEDIES

  The Indenture defines an Event of Default as (i) the failure by the Company to pay any installment of interest on the Notes as and when due and payable and the continuance of any such failure for 30 days; (ii) the failure to pay all or any part of the principal of, or premium, if any, on, the Notes when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, or the failure by the Company or any Restricted Subsidiary to comply with any of its obligations described under "--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss," "--Change of Control" or "--Limitation on Mergers and Consolidations;" (iii) the failure by the Company to observe or perform any other covenant or agreement contained in the Notes or the Indenture and, subject to certain exceptions, the continuance of such failure for a period of 30 days after written notice is given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Notes outstanding; (iv) certain events of bankruptcy, insolvency or reorganization in respect of the Company or any of its Significant Subsidiaries; (v) default or defaults under one or more agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $10.0 million individually or in the aggregate and either (a) such Indebtedness (or any payment of principal, interest or premium thereon) is already due and payable or (b) such default or defaults results in the acceleration of the maturity of such Indebtedness; (vi) final unsatisfied judgments no longer subject to appeal not covered by insurance aggregating in excess of $10.0 million at any one time rendered against the Company or any of the Restricted Subsidiaries and not stayed, bonded or discharged within 60 days; or (vii) the loss for 90 days of the legal right to conduct gaming operations at any Casino which, if the Facility of which such Casino is a part were operated by a single Subsidiary, would constitute a Significant Subsidiary. The Indenture will provide that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such default, give to the Holders notice of such default.

  If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (iv) above relating to the Company or any of the Significant Subsidiaries) unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of 25% of the aggregate principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all principal of, and accrued and unpaid interest on, the Notes due and payable immediately. If an Event of Default specified in clause (iv) above relating to the Company or any of the Significant Subsidiaries occurs, all principal of, and accrued and unpaid interest on, the Notes will be immediately due and payable without any declaration or other act on the part of Trustee or the Holders. The Holders of no less than a majority in aggregate principal amount of Notes are generally authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on, the Notes which have become due solely by such acceleration, have been cured or waived.

  Prior to the declaration of acceleration of the maturity of the Notes, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding may waive on behalf of all the Holders any Default or Event of Default, except a Default or Event of Default in the payment of principal of, or interest on, any Note not yet cured, or a Default or Event of Default with respect to any covenant or provision which cannot

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

be modified or amended without the consent of the Holder of each outstanding Note affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity. Subject to all provisions of the Indenture and applicable law, the Holders of a majority of the aggregate principal amount of the Notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  The Company may, at its option at any time within the final year of the Stated Maturity of the Notes, elect to have its obligations discharged with respect to the outstanding Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented, and the Indenture shall cease to be of further effect as to all outstanding Notes and Subsidiary Guarantees except as to (i) rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on, such Notes when such payments are due solely from the trust fund described below; (ii) the Company's obligations with respect to such Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust; (iii) the rights, powers, trust, duties, and immunities of the Trustee, and the Company's obligations in connection therewith; and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and all Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter, any failure to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

  In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, U.S. Legal Tender, non-callable Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on, such Notes on the stated date for payment thereof or on the redemption date of such principal or installment of principal of, premium, if any, or interest on, such Notes, and the Holders of Notes must have a valid, perfected, exclusive security interest in such trust; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the U.S. reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by the Internal Revenue Service a ruling; or (B) since the date of the Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the U.S. reasonably acceptable to such Trustee confirming that the Holders of such Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, the Guarantors or any of their respective Subsidiaries is a party or by which the Company, the Guarantors or any of their respective Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the

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

intent of preferring the Holders of such Notes over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and (vii) the Company shall have delivered to the Trustee an Officer's Certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect as to all such outstanding Notes when (i) either (a) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation; or (b) all such Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity of, the Notes; (ii) the Company or any Guarantor has paid all other sums payable under the Indenture; and (iii) the Company and each Guarantor has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

AMENDMENTS AND SUPPLEMENTS

  The Indenture contains provisions permitting the Company, the Guarantors and the Trustee, without the consent of the Holders, to enter into a supplemental indenture for certain limited purposes including, among other things, to cure any ambiguity, defect or inconsistency in the Indenture; to provide for the assumption of the Company's obligations to the Holders by a successor entity; or to make any change that does not adversely affect the rights of any Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, the Company, the Guarantors and the Trustee are permitted to amend or supplement the Indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby: (i) change the Stated Maturity of any Note; or (ii) reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or reduce any Offer to Purchase Price; or (iii) alter the redemption provisions in a manner adverse to the Holders; or (iv) make the Notes subordinate to any Indebtedness or other claims; (v) change the covenant described under "-- Change of Control" above; or (vi) reduce the percentage in principal amount of the outstanding Notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture; or
(vii) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected thereby.

NO PERSONAL LIABILITY OF PARTNERS, STOCKHOLDERS, OFFICERS, DIRECTORS

  No direct or indirect owner, stockholder, employee, agent, officer or director, as such, past, present or future of the Company or any of its Subsidiaries or any successor entity shall have any personal liability in respect of the obligations of the Company or any of its Subsidiaries under the Indenture or the Notes by reason of his or its status as such owner, stockholder, employee, agent, officer or director.

CERTAIN DEFINITIONS

  "Acceleration Notice" has the meaning set forth under "--Events of Default and Remedies."

  "Acquired Indebtedness" with respect to the Company means Indebtedness of another person existing at the time such person becomes a Restricted Subsidiary or is merged or consolidated into or with the Company or one of its Restricted Subsidiaries, and not incurred in connection with or in anticipation of, such merger or consolidation or of such person becoming a Restricted Subsidiary.

  "Acquisition" means the purchase or other acquisition of any person or substantially all the assets of any person by any other person, whether by purchase, merger, consolidation or other transfer, and whether or not for consideration.

  "Adjusted Consolidated Net Income" means Consolidated Net Income, minus 100% of the amount of any writedowns, writeoffs, or negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period.

  "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any of the Restricted Subsidiaries; (ii) with respect to the Company and any Restricted Subsidiary, so long as the Company is an S Corporation, any director or stockholder of the Company or such Restricted Subsidiary; (iii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clauses (i) or (ii) above; and
(iv) any trust in which any person described in clauses (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means (a) the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; or (b) the beneficial ownership of 10% or more of any class of voting Capital Stock of a person (on a fully diluted basis) or of warrants or other rights to acquire such class of Capital Stock (whether or not presently exercisable).

  "Affiliate Transaction" has the meaning set forth under "--Certain Covenants--Limitation of Transactions with Affiliates."

  "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, any merger, consolidation or sale-leaseback transaction) to any person other than the Company or a Restricted Subsidiary, in one or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary; (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" will not include (a) any sale of the Capital Stock of an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest or any merger or consolidation involving only an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest or any merger or consolidation involving only an Unrestricted Subsidiary or any other person (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest or any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets governed by the provisions described under "--Limitation on Mergers and Consolidations"; (b) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be; (c) any sale, conveyance, transfer, lease or other disposition of any property or asset either (i) in the ordinary course of business and consistent with past practice or (ii) whether in one transaction or a series of related transactions, involving assets with a fair market value not in excess of $2.0 million; (d) the sale of the Company's airplane owned on the Issue Date; or (e) the sale, transfer, lease, conveyance or other disposition of all or any portion of a parcel of real estate located in Joliet, Illinois owned by the Company and its Restricted Subsidiaries, comprised of approximately 350 acres, the legal description of which is set forth on an exhibit to the Indenture (the "Joliet Real Estate").

  "Asset Sale Offer" has the meaning set forth under "--Certain Covenants-- Limitation on Sale of Assets and Subsidiary Stock; Events of Loss."

  "Asset Sale Offer Period" has the meaning set forth under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock; Events of Loss."

  "Asset Sale Offer Price" has the meaning set forth under "--Certain Covenants--Limitation on Sale of Assets and Subsidiary Stock; Events of Loss."

  "Average Life" means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (i) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal (or redemption) payment of such security or instrument and multiplied by the amount of each such respective principal (or redemption) payment by (ii) the sum of all such principal (or redemption) payments.

  "Bank Indebtedness" means any and all amounts payable from time to time under or in respect of the Credit Facility, including principal, premium (if any), interest, (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such a proceeding), fees, charges, expenses, reimbursement obligations, guarantees, indemnities and all other amounts and other liabilities payable thereunder or in respect thereof.

  "Beneficial Owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act, whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the Indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP consistently applied.

  "Cash Equivalent" means (i) any evidence of Indebtedness with a maturity of not more than one year issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) time deposits and certificates of deposit and commercial paper or bankers' acceptances with a maturity of not more than one year of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) commercial paper with a maturity of not more than one year issued by a corporation that is not an Affiliate of the Company organized under the laws of any state of the U.S. or the District of Columbia and rated at least A-1 by Standard & Poor's Rating Services, a division of the McGraw Hill Companies, Inc. or at least P-1 by Moody's Investor's Service, Inc.; and
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any financial institution meeting the qualifications specified in clause (ii) above.

  "Casino" means a gaming establishment owned by the Company or a Restricted Subsidiary, and containing at least 200 slot machines or at least 15 gaming tables, or containing at least 10,000 square feet dedicated to the operation of games of chance, and any hotel, building, restaurant, theater, parking facilities, retail shops, land, equipment and other property or asset directly ancillary thereto or used in connection therewith.

  "Change of Control" means (i) any merger or consolidation of, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of, the Company in each case on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons or entities of which a majority of voting power is owned by such Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than

50% of the aggregate voting power normally entitled to vote in the election of directors of the transferee; (ii) the time that any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable), other than Excluded Persons or entities of which a majority of voting power is owned by such Excluded Persons, is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the aggregate voting power of all classes of Capital Stock then outstanding of the Company normally entitled to vote in elections of directors; or (iii) during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

  The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another person or group may be uncertain.

  "Change of Control Offer" has the meaning set forth under "--Change of Control."

  "Change of Control Offer Period" has the meaning set forth under "--Change of Control."

  "Change of Control Purchase Date" has the meaning set forth under "--Change of Control."

  "Change of Control Purchase Price" has the meaning set forth under "--Change of Control."

  "Consolidated Depreciation and Amortization Expense" means, for any period, the total amount of depreciation and amortization expense and other non-cash expenses (excluding any non-cash expense that represents an accrual, reserve or amortization of a cash expenditure for a past, present or future period) for the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP) for such period on a consolidated basis as defined in accordance with GAAP.

  "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of (i) Consolidated Income Tax Expense; (ii) Consolidated Depreciation and Amortization Expense; and (iii) Consolidated Fixed Charges.

  "Consolidated Fixed Charge Coverage Ratio" on any date of determination (the "Transaction Date") means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated EBITDA attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation: (i) Acquisitions or Asset Sales (or transactions which would constitute Asset Sales but for the exclusions set forth in clause (a), and in the last sentence, of the definition of "Asset Sales") which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period; (ii) transactions giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period; (iii) the incurrence of any Indebtedness or issuance of any Disqualified Capital Stock during the Reference Period or subsequent to the Reference Period and on or prior to the relevant Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) shall be assumed to have occurred on the first day of such Reference Period; and (iv) the Consolidated Fixed Charges attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the relevant Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

  "Consolidated Fixed Charges" means, for any period, the aggregate amount (without duplication) of (a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued in accordance with GAAP (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) during such period in respect of all Indebtedness of the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), including (i) original issue discount and non-cash interest payments or accruals on any Indebtedness; (ii) the interest portion of all deferred payment obligations, calculated in accordance with GAAP; and
(iii) all commissions, discounts and other fees and charges owed with respect to bankers' acceptance financings and currency and Interest Swap Obligations, in each case to the extent attributable to such period and determined on a consolidated basis in accordance with GAAP; (b) one-third of the rental expense for such period attributable to operating leases of the Company and its Restricted Subsidiaries; and (c) the amount of dividends paid or payable by the Company or any of its Restricted Subsidiaries in respect of Disqualified Capital Stock (other than by Subsidiaries of such person to such person or such person's wholly owned Subsidiaries). For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP; (y) interest expense attributable to any Indebtedness represented by the guaranty by such person or a Restricted Subsidiary of such person of an obligation of another person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed; and (z) any interest expense or premium for the period from and after the Issue Date relating to the 10 3/4% Notes shall be excluded from Consolidated Fixed Charges.

  "Consolidated Income Tax Expense" means, for any period, the provision for Federal, state, local and foreign income taxes of the Company and its Restricted Subsidiaries (but excluding its Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), for such period as determined in accordance with GAAP.

  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and its Restricted Subsidiaries (but excluding Unrestricted Subsidiaries or other persons other than its Restricted Subsidiaries, even though such amounts may be included in a consolidated calculation in accordance with GAAP), determined on a consolidated basis in accordance with GAAP, for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication): (a) all gains which are extraordinary (as determined in accordance with GAAP) or are either unusual or nonrecurring (including, without limitation, any gain from the sale or other disposition of assets outside the ordinary course of business or from the sale of any Capital Stock, but gains from the sale of Capital Stock of Unrestricted Subsidiaries (or other persons other than Restricted Subsidiaries) or a merger or consolidation involving Unrestricted Subsidiaries (or other persons other than Restricted Subsidiaries) shall be included in the calculation of net income; (b) the portion of net income, if positive, of any Restricted Subsidiary allocable to minority interests therein, except to the extent of the amount of any dividends or distributions actually paid in cash to the Company or a Restricted Subsidiary; (c) the net income, if positive, of any person acquired in a pooling of interests transaction for any period prior to the date of such acquisition; and (d) any interest expense or premium for the period from and after the Issue Date relating to the 10 3/4% Notes, and any interest income relating to securities deposited in connection with the Covenant Defeasance thereof.

  "Credit Facility" means the $100.0 million revolving line of credit, including a subfacility for the issuance of standby and documentary letters of credit, established pursuant to a Credit Agreement to be dated as of June 18, 1998, as amended from time to time, among the Company, certain of the Company's Subsidiaries, the lenders named therein and Wells Fargo Bank, National Association, and any related documents or instruments and any extensions, revisions, refinancings or replacements thereof by a bank or a syndicate of institutional lenders.

  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

  "Designation" has the meaning set forth in "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries."

  "Designation Amount" has the meaning set forth in "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

  "Disqualified Capital Stock" means (a) except as set forth in (b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Notes; and (b) with respect to any Subsidiary of such person, any Capital Stock.

  "Event of Loss" means, with respect to any property or asset, any loss, destruction or damage of such property or asset or any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of any property or asset, or confiscation or requisition of the use of such property or asset.

  "Excess Proceeds" shall have the meaning set forth in "--Certain Covenants-- Limitation on Sale of Assets and Subsidiary Stock; Event of Loss."

  "Excluded Persons" means collectively, the existing stockholders of the Company as of the Issue Date and any of their respective estates, spouses, heirs, ancestors, lineal descendants, legatees, and legal representatives and the trustee of any bona fide trust of which one or more of the foregoing are the sole beneficiaries.

  "Existing Indebtedness" means Indebtedness outstanding on the date of the Indenture.

  "Facility" means one or more Casinos and related facilities operated by the Company or any of its Restricted Subsidiaries that are located within a ten-mile radius of one another.

  "FF&E Indebtedness" means Indebtedness which is secured by a Lien upon any tangible personal property acquired after the Issue Date, constituting operating assets, which are financed, purchased or leased for the purpose of engaging in or developing a Related Business.

  "GAAP" means U.S. generally accepted accounting principles as in effect on the Issue Date.

  "Gaming Authority" means any Governmental Authority with appropriate jurisdiction and authority relating to a Gaming License.

  "Gaming Jurisdiction" means any foreign, Federal, state or local jurisdiction in which the Company, any Restricted Subsidiary or any of their respective Subsidiaries has a direct or indirect beneficial, legal or voting interest in an entity that conducts casino gaming.

  "Gaming Law" means any law, rule, regulation or ordinance governing gaming activities, including the Illinois Riverboat Act and the Indiana Riverboat Act, any administrative rules or regulations promulgated thereunder, and any of the corresponding statutes, rules and regulations in each Gaming Jurisdiction.

  "Gaming Licenses" means every license, franchise or other authorization on the Issue Date or thereafter required to own, lease, operate or otherwise conduct riverboat, dockside or land-based gaming in any Gaming Jurisdiction, and any applicable liquor licenses.

  "Governmental Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the U.S. or a foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof, and any maritime authority.

  "Guarantors" means all existing Restricted Subsidiaries of the Company and all future Restricted Subsidiaries of the Company.

  "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, with respect to any person, (i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof); (ii) evidenced by bonds (other than surety or performance bonds), notes, debentures or similar instruments; (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business that are not more than 90 days past their original due date or are being contested in good faith; (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks; (v) for the payment of money relating to a Capitalized Lease Obligation; or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap Obligations and foreign currency hedges; (c) all liabilities of others of the kind described in the preceding clauses (a) or (b) that such person has guaranteed or that is otherwise its legal liability; (d) all obligations to purchase, redeem or acquire any Capital Stock; (e) all obligations secured by a Lien, to which the property or assets (including, without limitation, leasehold interests and any other tangible or intangible property rights) of such person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such person's legal liability, provided, that the amount of such obligations shall be limited to the lesser of the fair market value of the assets or property to which such Lien attaches and the amount of the obligation so secured; and (f) any and all deferrals, renewals, extensions, refinancings and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c), (d) or (e), or this clause (f), whether or not between or among the same parties.

  "Interest Payment Date" means the stated due date of an installment of interest on the Notes.

  "Interest Swap Obligations" means the obligations of any person pursuant to any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person to such other person calculated by applying a fixed or a floating rate of interest on the same notional amount or any other arrangement involving payments by or to such other person based upon fluctuations in interest rates.

  "Investment" by any person in any other person means (without duplication)
(a) the acquisition by such person (whether for cash, property, services, securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other person or any agreement to make any such acquisition; (b) the making by such person of any deposit with, or advance, loan or other extension of credit to, such other person (including the purchase of property from another person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other person) or any commitment to make any such advance, loan or extension (but excluding accounts receivable arising in the ordinary course of business that are not more than 30 days past their original due date); (c) other than the Subsidiary Guarantees, the entering into by such person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other person; or (d) the making of any capital contribution by such person to such other person.

  "Issue Date" means the date of first issuance of the Notes under the Indenture.

  "Joliet Real Estate" shall have the meaning given to such term in the definition of "Asset Sale" set forth above.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Cash Proceeds" means the aggregate amount of U.S. Legal Tender or Cash Equivalents received by the Company or a Restricted Subsidiary in the case of a sale of Qualified Capital Stock and by the Company or a Restricted Subsidiary in respect of an Asset Sale, less, in each case, the sum of all fees, commissions and other (in the case of an Asset Sale, reasonable and customary) expenses incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less the amount (estimated reasonably and in good faith by the Company or such Restricted Subsidiary) of income, franchise, sales and other applicable taxes required to be paid by the Company or such Restricted Subsidiary in connection with such Asset Sale.

  "Net Proceeds" means the aggregate Net Cash Proceeds and fair market value of property (valued at the fair market value thereof at the time of receipt in good faith by the Board of Directors of the Company or the applicable Restricted Subsidiary), other than securities of the Company or a Restricted Subsidiary, received by the Company or a Restricted Subsidiary after payment of expenses, commissions, discounts and the like incurred in connection therewith.

  "Non-Recourse Indebtedness" means Indebtedness of a person to the extent that under the terms thereof or any other document, instrument or filing no personal recourse shall be had against such person for the payment of the principal of, premium, if any, or interest on, such Indebtedness, and enforcement of obligations on such Indebtedness is limited only to recourse against interests in property and assets purchased with the proceeds of the incurrence of such Indebtedness and as to which none of the Company or any Restricted Subsidiary provides any credit support or is directly or indirectly liable. Indebtedness shall not lose its characterization as Non-Recourse Indebtedness solely as a result of a person being personally liable for losses caused by misappropriation, fraud or wilful breaches of representations and warranties.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Offer to Purchase" means any Change of Control Offer or Asset Sale Offer.

  "Offer to Purchase Price" means any Change of Control Purchase Price or Asset Sale Offer Price.

  "Officer's Certificate" means, with respect to the Company or any Restricted Subsidiary, a certificate signed by two Officers of the Company or such Restricted Subsidiary and otherwise complying with the requirements of the Indenture.

  "Payment Blockage Period" shall have the meaning set forth in "-- Subordination."

  "Permitted Investments" means the aggregate of (a) any Investment in the Company or in any Restricted Subsidiary; (b) any Investment in Cash Equivalents or purchases by the Company or any Restricted Subsidiary of any of the Notes in open market purchase transactions; (c) any Investment by the Company or any Restricted Subsidiary in a Person, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of the Company that is engaged in a Related Business, or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a

Restricted Subsidiary and that is engaged in a Related Business; (d) any Restricted Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Limitation on Sale of Assets and Subsidiary Stock; Event of Loss"; (e) any acquisition of assets solely in exchange for the issuance of Qualified Capital Stock of the Company or its Restricted Subsidiaries; (f) any Investment of the Joliet Real Estate or proceeds from the sale of the Joliet Real Estate; and (g) Investments, the aggregate fair market value of which (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause
(g) that are at the time outstanding, do not exceed $50.0 million.

  "Permitted Liens" means any of the following:

    (a) Liens existing on the date of the Indenture;

    (b) Liens securing Obligations of the Company or any of the Restricted Subsidiaries under any Senior Indebtedness permitted to be incurred under the Indenture;

    (c) Liens to secure Obligations of the Company or any of the Restricted Subsidiaries under any FF&E Indebtedness permitted to be incurred pursuant to clause (e) of the covenant described under "--Certain Covenants-- Limitation an Incurrence of Indebtedness and Preferred Stock," that do not exceed $7.5 million at any one time outstanding per Facility;

    (d) Liens to secure Obligations of the Company or any of its Restricted Subsidiaries under any Purchase Money Indebtedness or Non-Recourse Indebtedness permitted to be incurred pursuant to clause (d) of the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Preferred Stock" in an amount not to exceed $7.5 million in the aggregate at any one time outstanding;

    (e) Liens to secure Obligations of the Company or any of the Restricted Subsidiaries under any Refinancing Indebtedness incurred to refinance any Indebtedness referred to in the foregoing clauses (a) through (d), provided that (i) the Indebtedness to be refinanced was secured and (ii) the Lien does not extend beyond the amount of Indebtedness to be refinanced;

    (f) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings by the Company or the applicable Restricted Subsidiary if adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary, as applicable, in accordance with GAAP;

    (g) statutory Liens of carriers, warehousemen, mechanics, landlords, materialmen, repairmen or other like Liens arising by operation of law in the ordinary course of business and consistent with industry practices and Liens on deposits made to obtain the release of such Liens if (i) the underlying obligations are not overdue; or (ii) such Liens are being contested in good faith and by appropriate proceedings by the Company or the applicable Restricted Subsidiary and adequate reserves with respect thereto are maintained on the books of the Company or such Restricted Subsidiary as the case may be, in accordance with GAAP;

    (h) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred in the ordinary course of business and consistent with industry practices which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto (as such property is used by the Company or a Restricted Subsidiary) or interfere with the ordinary conduct of the business of the Company or a Restricted Subsidiary; provided, that any such Liens are not incurred in connection with any borrowing of money or any commitment to loan any money or to extend any credit; and

    (i) Liens created by the Indenture.

  "person" means any individual, limited liability company, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof.

  "Preferred Stock" means, with respect to any person, Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such person, over Capital Stock of any other class of such person.

  "Purchase Money Indebtedness" means any Non-recourse Indebtedness of such person owed to any seller or other person which is incurred to finance the acquisition of any real or personal tangible property of a Related Business within 90 days of such acquisition.

  "Qualified Capital Stock" means any Capital Stock of the Company or a Restricted Subsidiary that is not Disqualified Capital Stock.

  "Qualified Exchange" means any defeasance, redemption, repurchase or other acquisition of Capital Stock or Indebtedness of a Guarantor with the Net Proceeds received by such Guarantor from the substantially concurrent sale of Qualified Capital Stock of such Guarantor or in exchange for Qualified Capital Stock of such Guarantor.

  "Redeemable Capital Stock" means any class or series of Capital Stock to the extent that, either by its terms, by the terms of any security into which it is convertible or exchangeable, or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such Stated Maturity.

  "Redemption Date," when used with respect to any Note to be redeemed, means the date fixed for such redemption pursuant to the Indenture and the form of
Note included therein.

  "Reference Period" with regard to any person means the four full fiscal quarters (or such lesser period during which such person has been in existence) ended immediately preceding the relevant date upon which such determination is to be made pursuant to the terms of the Notes or the Indenture.

  "Refinancing Indebtedness" means Indebtedness or Disqualified Capital Stock
(a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part; or
(b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a "Refinancing"), any Indebtedness or Disqualified Capital Stock of such person in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of (i) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness or Disqualified Capital Stock so Refinanced and (ii) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) Refinancing Indebtedness of any Restricted Subsidiary shall only be used to Refinance outstanding Indebtedness or Disqualified Capital Stock of such Restricted Subsidiary; (B) Refinancing Indebtedness shall not have an Average Life less than that of the Indebtedness or Disqualified Capital Stock to be so refinanced at the time of such refinancing; (C) such Refinancing Indebtedness shall have no installment of principal (or redemption payment) scheduled to come due earlier than the scheduled maturity of any installment of principal of the Indebtedness (or Disqualified Capital Stock) to be so refinanced which was scheduled to come due on or prior to the Stated Maturity; and (D) if the Indebtedness or Disqualified Capital Stock to be so refinanced was subordinate or junior in right of payment to the Guarantee, then the Refinancing Indebtedness shall be subordinate or junior in right of payment to such Guarantee to an extent no less favorable in respect thereof to the Holders.

  "Related Business" means the gaming business conducted (or proposed to be conducted) by the Company, its Restricted Subsidiaries and their respective Subsidiaries as of the Issue Date and any and all related businesses in support of, ancillary to or attracting visitors to the gaming business of the Company, its Restricted Subsidiaries and their respective Subsidiaries and additionally expressly includes any riverboat, dockside or land-based gaming or horse racing businesses or any business mandated by a Gaming Authority in order to obtain or retain a Gaming License.

  "Required Regulatory Redemption" shall have the meaning set forth under "-- Redemption--Required Regulatory Redemption."

  "Restricted Investment" means, in one or a series of related transactions, any Investment, other than Investments in Cash Equivalents; provided, that a Restricted Investment shall not include (i) the extension of credit to customers of Casinos consistent with industry practice in the ordinary course of business; and (ii) a guaranty by a Guarantor of Indebtedness incurred by another Guarantor or the Company in accordance with the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness and Preferred Stock."

  "Restricted Payment" means, with respect to any person, (a) the declaration or payment of any dividend or other distribution in respect of Capital Stock of such person or any Restricted Subsidiary of such person; (b) any payment on account of the purchase, redemption or other acquisition or retirement for value of Capital Stock of such person or any Restricted Subsidiary of such person; (c) any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any subordinated Indebtedness, directly or indirectly, by such person or a Restricted Subsidiary of such person prior to the scheduled maturity, and scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness; and (d) any Restricted Investment by such person; provided, however, that the term "Restricted Payment" does not include (i) any dividend, distribution or other payment on or with respect to Capital Stock of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer; and (ii) any Investment in the Company or any of the Restricted Subsidiaries by any of their respective Subsidiaries.

  "Restricted Subsidiary" means any Subsidiary of the Company that has not been Designated by the Board of Directors of the Company, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries." Except in the case of the current Guarantors, any such Designation may be Revoked by a Board Resolution of the Board of Directors of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "Revocation" shall have the meaning set forth in "--Certain Covenants-- Limitation on Designations of Unrestricted Subsidiaries."

  "Senior Indebtedness" means (i) the Bank Indebtedness, and (ii) the principal of, premium, if any, and interest on any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Indebtedness of the Company. Notwithstanding the foregoing, "Senior Indebtedness" shall not include, to the extent constituting Indebtedness, (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, U.S. Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) Indebtedness for goods, materials or services purchased in the ordinary course of business or Indebtedness consisting of trade payables or other current liabilities (other than any current liabilities owing under the Credit Facility or the current portion of any long-term Indebtedness which would constitute Senior Indebtedness but for the operation of this clause
(v)), (vi) Indebtedness of or amounts owed by the Company for compensation to employees or for services rendered to the Company, (vii) Indebtedness of or amounts owed by the Company or a Restricted Subsidiary to the Company or another Restricted Subsidiary, (viii) any liability for Federal, state, local or other taxes owed or owing by the Company, (ix) Indebtedness of the Company to any other Subsidiary of the Company and (x) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture.

  "Significant Subsidiary" means any Restricted Subsidiary (i) the assets of which (after intercompany eliminations) exceed 10% of the assets of the Company and its Restricted Subsidiaries, considered as a whole, or (ii) the Consolidated Net Income of which (before income taxes and extraordinary items) exceeds 10% of the Consolidated Net Income of the Company and its Restricted Subsidiaries, considered as a whole, or (iii) that holds a Gaming License with respect to any Casino, if the Facility of which the Casino is a part (were such facility operated by a single Restricted Subsidiary) would be a Significant Subsidiary as set forth in (i) or (ii) above.

  "Stated Maturity," when used with respect to any Note, means July 1, 2006.

  "Subordinated Indebtedness" means Indebtedness of a Restricted Subsidiary that is subordinated in right of payment to the Subsidiary Guaranty of such Restricted Subsidiary to any extent.

  "Subsidiary," with respect to any person, means (i) a corporation at least a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person or (ii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

  "10 3/4% Notes" means the 10 3/4% Senior Notes due 2002 issued pursuant to the terms of an indenture, dated April 7, 1994 among Empress River Casino Finance Corporation, as issuer, the Guarantors named therein and First Trust National Association, as Trustee.

  "Unrestricted Subsidiary" means a Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under "--Certain Covenants--Limitation on Designations of Unrestricted Subsidiaries." Any such Designation may be Revoked by a Board Resolution of the Company delivered to the Trustee, subject to the provisions of such covenant.

  "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                         BOOK-ENTRY; DELIVERY AND FORM

  The Old Notes offered and sold to qualified institutional buyers (as defined under Rule 144A) ("QIBs") were each registered in book-entry form, are represented by a global note in fully registered form without interest coupons, which was deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. or such other nominee as DTC may designate.

  The Old Notes offered and sold to persons outside the United States who received such Old Notes pursuant to sales in accordance with Regulation S were each initially represented by a global note certificate in fully registered form without interest coupons (the "Offshore Global Old Note"). The Offshore Global Old Note was deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co. Prior to the expiration of the "40-day restricted period" within the meaning of Rule 903 of Regulation S, transfers of interest in the Offshore Global Old Note were only effected through records maintained by DTC, Cedel Bank, societe anonyme ("Cedel") or Euroclear System ("Euroclear").

  The certificates representing the New Notes will be issued in fully registered form without interest coupons. Except as described below, the New Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co as DTC's nominee, in the form of a global New Note certificate (the "Global New Note") or will remain in the custody of the Trustee pursuant to the FAST Balance Certificate between DTC and the Trustee.

  Holders of New Notes who elect to take physical delivery of their certificates instead of holding their interest through the Global New Note (collectively referred to herein as the "Non-Global Holders") will be issued in registered form a certificated New Note ("Certificated New Note"). Upon the transfer of any Certificated New Note initially issued to a Non-Global Holder, such Certificated New Note will, unless the transferee requests otherwise or the Global New Note has previously been exchanged in whole for Certificated New Notes, be exchanged for an interest in the Global New Note.

  The Global New Note. The Company expects that, pursuant to procedures established by DTC, (a) upon deposit of the Global New Note, DTC or its custodian will credit on its internal system the principal amount at maturity of New Notes of the individual beneficial interests represented by such Global New Note to the respective accounts of persons who have accounts with DTC and
(b) ownership of beneficial interests in the Global New Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants (as defined herein)) and the records of Participants (with respect to interests of persons other than Participants). Ownership of beneficial interests in the Global New Note will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. QIBs may hold their interests in the Global New Note directly through DTC if they are Participants in such system, or indirectly through organizations which are Participants in such system.

  So long as DTC, or its nominee, is the registered owner or holder of the New Notes, DTC or such nominee, as the case may be, will be considered the sole owner and holder of the New Notes represented by such Global New Note for all purposes under the Indenture. No beneficial owner of an interest in the Global New Note will be able to transfer such interest except in accordance with DTC's procedures, in addition to those provided for under the Indenture with respect to the New Notes.

  Payments of the principal of or premium and interest on the Global New Note will be made to DTC or its nominee, as the case may be, as the registered owner thereof. None of the Company, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global New Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

  The Company expects that DTC or its nominee, upon receipt of any payment of the principal of or premium and interest on the Global New Note, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global New Note as shown on the records of DTC or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in the Global New Note held through such Participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such Participants.

  Transfers between Participants in DTC will be effected in the ordinary way through DTC's same-day funds system in accordance with DTC rules and will be settled in federal funds. If a holder requires physical delivery of a Certificated New Note for any reason, including to sell New Notes to persons in states that require physical delivery of the New Notes or to pledge such securities, such holder must transfer its interest in the Global New Note in accordance with normal procedures of DTC and with the procedures set forth in the Indenture.

  DTC has advised the Company that DTC will take any action permitted to be taken by a holder of New Notes (including the presentation of New Notes for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global New Note are credited and only in respect of such portion of the aggregate principal amount of New Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Indenture, DTC will exchange the Global New Note for Certificated New Notes, which it will distribute to its Participants.

  DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

  Although DTC, Euroclear and Cedel are expected to follow the foregoing procedures in order to facilitate transfers of interest in the Global New Notes among Participants of DTC, they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither the Company nor the Trustee will have any responsibility for the performance by DTC, Euroclear and Cedel or the Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

  Certificated New Notes. Interests in the Global New Note will be exchangeable or transferable, as the case may be, for Certificated Notes if
(i) DTC notifies the Company that it is unwilling or unable to continue as depositary for such Global New Note, or DTC ceases to be a "Clearing Agency" registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such New Notes. Upon the occurrence of any of the events described in the preceding sentence, the Company will cause the appropriate Certificated New Notes to be delivered.

                              REGISTRATION RIGHTS

  Pursuant to the Registration Rights Agreement with the Initial Purchasers, the Company agreed to file with the Commission the Exchange Offer Registration Statement of which this Prospectus is a part on an appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for the New Notes. Upon the effectiveness of the Exchange Offer Registration Statement, the Company will offer to the holders of Old Notes who are able to make certain representations the opportunity to exchange their Old Notes for New Notes. If (i) the Company is not permitted to file the Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy, (ii) the Exchange Offer is not for any other reason consummated within 180 days after the Issue Date, (iii) any holder of Old Notes notifies the Company within a specified time period that (a) due to a change in applicable law or Commission policy it is not entitled to participate in the Exchange Offer, (b) due to a change in applicable law or Commission policy it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such holder or (c) it is a broker-dealer and owns Old Notes acquired directly from the Company or (iv) the holders of a majority of the Old Notes may not resell the New Notes to be acquired by them in the Exchange Offer to the public without restriction under the Securities Act and without restriction under applicable blue sky or state securities laws, the Company will file with the Commission the Shelf Registration Statement to cover resales of the Transfer Restricted Notes (as defined herein) by the holders thereof. The Company will use its best efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, "Transfer Restricted Notes" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement, (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force, but not Rule 144A under the Securities Act), (v) such Old Note shall have been otherwise transferred by the holder thereof and a New Note not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such Old Note shall not require registration or qualification under the Securities Act or any similar state law then in force or (vi) such Old Note ceases to be outstanding.

  Under existing Commission interpretations, the New Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; provided, that in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act must be delivered upon resale by such broker-dealers in connection with resales of the New Notes. The Company has agreed, for period of 180 days after consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any New Notes acquired in the Exchange Offer. A broker-dealer who delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement (including certain indemnification rights and obligations).

  Each holder of Old Notes who wishes to exchange such Old Notes for New Notes in the Exchange Offer will be required to make certain representations, including representations that: (i) the holder is not an "affiliate" of the Company as defined in Rule 405 of the Securities Act, (ii) the holder is not a broker-dealer that acquired Old Notes directly from the Company in order to resell them pursuant to Rule 144A of the Securities Act or any other available exemption under the Securities Act, (iii) the holder will acquire the New Notes in the ordinary course of business and (iv) the holder is not participating, and does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the New Notes.

  If the holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such New Notes.

  The Company has agreed to pay all expenses incident to the Exchange Offer and will indemnify the Initial Purchasers against certain liabilities, including liabilities under the Securities Act.

  The Registration Rights Agreement provides that (i) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to file the Exchange Offer Registration Statement with the Commission on or prior to 45 days after the Issue Date (which requirement the Company has met), (ii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement declared effective by the Commission on or prior to 105 days after the Issue Date,
(iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will use its best efforts to have the Exchange Offer Registration Statement remain effective until the closing of the Exchange Offer, (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue, on or prior to 135 days after the Issue Date, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (v) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement prior to the later of (a) 105 days after the Issue Date or (b) 30 days after such filing obligation arises and use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission on or prior to 60 days after such obligation arises; provided, that if the Company has not consummated the Exchange Offer within 180 days of the Issue Date, then the Company will file the Shelf Registration Statement with the Commission on or prior to the 181st day after the Issue Date. The Company shall use its best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended until the second anniversary of the Issue Date or such shorter period that will terminate when all the Transfer Restricted Notes covered by the Shelf Registration Statement have been sold pursuant thereto. A holder of Old Notes who intends to sell such Old Notes pursuant to the Shelf Registration Statement will be required to be named as a selling securityholder in the related prospectus and to deliver such prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement applicable to such holder (including certain indemnification and contribution obligations).

  If (i) the Company fails to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing, (ii) any of such registration statements are not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), subject to certain limited exceptions, (iii) the Company fails to consummate the Exchange Offer within 30 days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter, subject to certain limited exceptions, ceases to be effective or usable in connection with the Exchange Offer or resales of Transfer Restricted Notes, as the case may be, during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (i) through (iv) above, a "Registration Default"), then the interest rate on the Transfer Restricted Notes will accrue at a rate per annum equal to an additional one quarter of one percent (0.25%) of the principal amount of the Notes upon the occurrence of each Registration Default, which rate will increase by one quarter of one percent (0.25%) each 90-day period that such Additional Interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. Following the cure of all Registration Defaults, the accrual of additional interest will cease and the interest rate will revert to the original rate.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

  The following discussion summarizes the material federal income tax considerations of the issuance of New Notes and the Exchange Offer. This summary does not discuss all aspects of federal income taxation that may be relevant to particular holders of Note, especially in light of a holder's personal investment circumstances, or to certain types of holders subject to special treatment under the federal income tax laws (for example, life insurance companies, tax-exempt organizations and foreign corporations and individuals who are not citizens or residents of the United States) and does not discuss any aspects of state, local or foreign taxation. This discussion is limited to those holders who will hold the Notes as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code").

  This summary is based upon laws, regulations, rulings and decisions now in effect and upon proposed regulations, all of which are subject to change (possibly with retroactive effect) by legislation, administrative action or judicial decision.

  Exchange Offer. The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not be treated as a taxable "exchange" because the New Notes should not be considered to differ materially in kind or extent from the Old Notes. Rather, the New Notes received by a holder of the Old Notes should be treated as a continuation of the Old Notes in the hands of such holder. As a result, there should be no gain or loss to holders exchanging the Old Notes for the New Notes pursuant to the Exchange Offer.

  Interest. A holder will be required to include in gross income the stated interest on the Old Notes or the New Notes in accordance with the holder's method of tax accounting.

  Tax Basis. Generally, a holder's tax basis in an Old Note will initially be the holder's purchase price for the Old Note and will be decreased by the amount of any principal payments received. If a holder exchanges an Old Note for a New Note pursuant to the Exchange Offer, the tax basis of the New Note immediately after such exchange should equal the holder's tax basis in the Old
Note immediately prior to the exchange.

  Sale or Redemption. The sale, exchange, redemption or other disposition of an Old Note or a New Note (other than pursuant to the Exchange Offer) generally will be a taxable event. A holder generally will recognize gain or loss equal to the difference between (i) the amount of cash plus the fair market value of any property received upon such sale, exchange, redemption or other taxable disposition of an Old Note or a New Note (other than in respect of accrued interest thereon) and (ii) the holder's adjusted tax basis in such Old Note or New Note. Such gain or loss generally will be capital gain or loss, provided that the holder has held the Note as a capital asset. The recently enacted Taxpayer Relief Act of 1997 made certain changes to the Code with respect to taxation of capital gains of taxpayers other than corporations. In general, the maximum tax rate for non-corporate taxpayers on long-term capital gains has been lowered to 20% from the previous 28% rate for most capital assets (including the Old or New Notes) held for more than 18 months. For taxpayers in the 15% regular tax bracket, the maximum tax rate on long-term capital gains is now 10%. Capital gain on such assets for non-corporate holders having a holding period of more than one year but not more than 18 months will be subject to a maximum tax rate of 28%. The holding period of each New Note would include the holding period of the Old Notes exchanged therefor. Recently enacted legislation eliminates the maximum 28% rate for non-corporate holders with a holding period of more than one year but not more than 18 months. The law is effective retroactively for a disposition after January 1, 1998, and imposes the maximum rate of 20% on such capital assets held more than one year.

  Purchasers of Notes at Other than Original Issuance. The foregoing summary does not discuss special rules which may affect the treatment of purchasers that acquire Notes other than at original issuance, including those provisions of the Code relating to the treatment of "market discount" and "acquisition premium." Any such Purchaser should consult its tax advisor as to the consequences to him of the acquisition, ownership and disposition of Old Notes and the New Notes.

  Backup Withholding. Unless a holder or other payee provides its correct taxpayer identification number (employer identification number or social security number) to the Company (as payor) and certifies that such number is correct, under the federal income tax backup withholding rules, generally 31% of (1) the interest paid on the Notes, and (2) proceeds of sale or other disposition of the Notes must be withheld and remitted to the United States Department of the Treasury. Therefore, each holder should complete and sign the Substitute Form W-9 included so as to provide the information and certification necessary to avoid backup withholding. In addition, backup withholding in the amount of 31% on the interest paid on the Notes must be withheld and remitted if the Company is notified by the Internal Revenue Service that the payee has under reported interest income. However, certain exchanging holders (including, among others, certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order for a foreign individual to qualify as an exempt foreign recipient, that exchanging holder must submit a statement, signed under penalties of perjury, attesting to that individual's exempt foreign status.

  Withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

  THE FOREGOING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. EACH HOLDER OF NOTES OR NEW NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE EXCHANGE OFFER, INCLUDING THE APPLICATION OF AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

                             PLAN OF DISTRIBUTION

  Pursuant to the Exchange Offer, each Participating Broker-Dealer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus may be used by a Participating Broker-Dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale and Participating Broker-Dealers shall be authorized to deliver this Prospectus for a period not exceeding 90 days after the Expiration Date.

  The Company will not receive any proceeds from any sales of the New Notes by Participating Broker-Dealers. New Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time, in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from such Participating Broker-Dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  The Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that reasonably requests such documents in the Letter of Transmittal. See "The Exchange Offer."

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the issuance of the New Notes offered hereby will be passed upon for the Company by D'Ancona & Pflaum, Chicago, Illinois.

                                    EXPERTS

  The combined financial statements of the Company as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, appearing in this Prospectus and Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Consolidated Balance Sheet at June 30, 1998 (unaudited)...................   F-2
Consolidated Statements of Income for the three and six months ended June
 30, 1998 and 1997 (unaudited)............................................   F-3
Consolidated Statements of Cash Flows for the six months ended June 30,
 1998 and 1997 (unaudited)................................................   F-4
Notes to Consolidated Financial Statements for the six months ended June
 30, 1998 and 1997 (unaudited)............................................   F-5
Report of Independent Auditors............................................   F-8
Combined Balance Sheets at December 31, 1997 and 1996.....................   F-9
Combined Statements of Income for the years ended December 31, 1997, 1996, and 1995.................................................................  F-10
Combined Statements of Stockholders' Equity for the years ended December
 31, 1997, 1996, and 1995.................................................  F-11
Combined Statements of Cash Flows for the years ended December 31, 1997,
 1996, and 1995...........................................................  F-12
Notes to Combined Financial Statements for the years ended December 31,
 1997, 1996 and 1995......................................................  F-13

                          EMPRESS ENTERTAINMENT, INC.

                           CONSOLIDATED BALANCE SHEET

                                                                     JUNE 30,
                                                                       1998
                                                                   ------------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents......................................  $ 22,015,998
  Marketable securities, at fair value which approximates cost...           --
  Accounts receivable, less allowance for doubtful accounts of
   $2,098,000 and $1,762,000, respectively.......................     2,515,915
  Accounts receivable--Affiliate.................................           --
  Interest receivable
    --U.S. Treasuries held for defeasance........................     2,581,332
    --Other......................................................           --
  Inventories....................................................       802,314
  Prepaid expenses...............................................     1,238,578
  U.S. Treasuries held for defeasance............................   164,039,000
  Premium on U.S. Treasuries, net of accumulated amortization of
   $43,456.......................................................       906,415
                                                                   ------------
      Total current assets.......................................   194,099,552
Property and equipment:
  Land...........................................................    10,268,475
  Building and improvements......................................    70,182,409
  Riverboat......................................................    62,565,164
  Leasehold improvements.........................................    45,416,048
  Furniture, fixtures and equipment..............................    55,416,619
  Construction in progress.......................................     3,014,600
                                                                   ------------
                                                                    246,863,315
  Less: Accumulated depreciation.................................   (52,923,353)
                                                                   ------------
Property and equipment, net......................................   193,939,962
Noncompete agreement, less accumulated amortization of $3,680,556
 and $3,055,556, respectively....................................        69,444
Deferred financing costs, less accumulated amortization of
 $3,025,532 and $2,646,916, respectively.........................     9,068,603
Other assets, less accumulated amortization of $1,914,857 and
 $1,236,619, respectively........................................    11,817,696
                                                                   ------------
      Total assets...............................................  $408,995,257
                                                                   ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...............................................  $  9,045,288
  Accrued payroll and related expenses...........................     7,779,112
  Other accrued liabilities......................................    16,145,641
  Interest payable...............................................     4,495,954
  Current portion of long-term debt..............................    10,000,000
                                                                   ------------
      Total current liabilities..................................    47,465,995
Long-term debt:
  8 1/8% Senior Subordinated Notes...............................   150,000,000
  10 3/4% Senior Notes...........................................   150,000,000
  Credit Facility................................................           --
                                                                   ------------
                                                                    300,000,000
Stockholders' equity:
  Common stock; $.01 par value; 6,000 and 3,000 shares
   authorized; 1,179.245 and 1,150 shares issued and outstanding,
   respectively..................................................    11,500,012
  Additional paid-in capital.....................................     5,047,605
  Retained earnings..............................................    44,981,645
                                                                   ------------
                                                                     61,529,262
                                                                   ------------
      Total liabilities and stockholders' equity.................  $408,995,257
                                                                   ============

  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                            THREE MONTHS ENDED          SIX MONTHS ENDED
                          ------------------------  --------------------------
                           JUNE 30,     JUNE 30,      JUNE 30,      JUNE 30,
                             1998         1997          1998          1997
                          -----------  -----------  ------------  ------------
Revenues
  Casino................. $90,253,385  $86,240,789  $181,590,652  $174,670,308
  Food and beverage......   5,328,876    5,068,295    10,652,868    10,044,521
  Hotel..................     448,415      374,319       798,803       703,856
  Parking................     301,732      352,964       574,429       686,306
  Gift Shop..............     386,141      485,412       757,700       968,782
  Other..................     608,204      418,479     1,216,164     1,148,671
                          -----------  -----------  ------------  ------------
                           97,326,753   92,940,258   195,590,616   188,222,444
  Less: Promotional
   allowances............  (1,481,743)  (1,232,991)   (2,883,421)   (2,376,215)
                          -----------  -----------  ------------  ------------
                           95,845,010   91,707,267   192,707,195   185,846,229
Operating expenses
  Casino.................  14,953,496   15,455,739    30,009,923    30,786,412
  Gaming and admission
   taxes.................  29,943,066   26,266,262    60,163,627    53,389,445
  Food and beverage......   6,138,274    6,501,409    12,482,336    12,642,249
  Admissions, parking and
   gift shop.............     882,107    1,034,405     1,770,815     2,506,227
  Hotel..................     243,653      255,039       466,054       486,309
  Advertising and sales..   4,861,935    5,011,419     9,109,868     8,538,407
  General and
   administrative........   7,824,106    8,462,930    15,584,043    15,034,727
  Security and
   surveillance..........   1,766,236    1,844,670     3,496,646     3,646,777
  Facility and property..   4,827,220    4,818,778     9,617,115    10,221,077
  Depreciation and
   amortization..........   4,865,160    4,708,678     9,556,053     9,429,102
                          -----------  -----------  ------------  ------------
                           76,305,253   74,359,329   152,256,480   146,680,732
                          -----------  -----------  ------------  ------------
    Income from
     operations..........  19,539,757   17,347,938    40,450,715    39,165,497
Other income (expense)
  Interest expense.......  (5,584,534)  (5,224,180)  (10,885,251)  (10,573,081)
  Interest income........   1,000,439      796,194     1,981,997     1,548,207
                          -----------  -----------  ------------  ------------
    Income before state
     income taxes........  14,955,662   12,919,952    31,547,462    30,140,623
  Provision for state
   income taxes..........     110,261       76,821       193,528       155,648
                          -----------  -----------  ------------  ------------
    Net Income........... $14,845,401  $12,843,131  $ 31,353,933  $ 29,984,975
                          ===========  ===========  ============  ============


  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                        SIX MONTHS ENDED
                                                   ---------------------------
                                                                    JUNE 30,
                                                   JUNE 30, 1998      1997
                                                   -------------  ------------
Cash flows from operating activities:
 Net income....................................... $  31,353,933  $ 29,984,975
 Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
  Depreciation and amortization...................    10,262,537     9,583,181
  Other...........................................           --         70,048
  Changes in operating assets and liabilities:
   Accounts and interest receivable...............      (807,835)    1,193,148
   Inventories....................................       203,308      (210,472)
   Prepaid expenses...............................       648,532      (379,947)
   Accounts payable...............................     5,509,652       443,354
   Interest payable...............................       422,001      (132,852)
   Accrued payroll and related expenses...........       422,705       268,918
   Other accrued liabilities......................     3,951,966    (1,640,355)
                                                   -------------  ------------
    Net cash provided by operating activities.....    51,966,799    39,179,998
Cash flows from investing activities:
 Purchase of investments..........................   (20,959,566)  (40,483,936)
 Sale of investments..............................    30,969,594    40,475,463
 Purchase of property and equipment...............   (16,565,789)   (6,710,270)
 Purchase of U.S. Treasuries held for defeasance..  (164,988,871)          --
 Increase in other assets.........................    (1,027,141)          --
                                                   -------------  ------------
    Net cash used in investing activities.........  (172,571,773)   (6,718,743)
Cash flows from financing activities:
 Proceeds from borrowings.........................   160,000,000    19,600,000
 Payments on borrowings...........................   (58,523,788)  (31,745,147)
 Cost of debt issuance............................    (6,428,878)          --
 Stockholder distributions........................   (25,683,384)  (26,643,661)
                                                   -------------  ------------
    Net cash provided by (used in) financing
     activities...................................    69,363,950   (38,788,808)
Net decrease in cash and cash equivalents.........   (51,241,024)   (6,327,553)
Cash and cash equivalents, beginning of period....    73,257,022    45,464,963
                                                   -------------  ------------
Cash and cash equivalents, end of period.......... $  22,015,998  $ 39,137,410
                                                   =============  ============
Supplemental disclosure of cash flow information
 Interest paid.................................... $  10,083,861  $ 10,292,843
 Income taxes paid................................ $     250,620  $    475,000


  The accompanying notes are an integral part of these consolidated financial statements.

                          EMPRESS ENTERTAINMENT, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 JUNE 30, 1998
                                  (UNAUDITED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The consolidated financial statements of Empress Entertainment, Inc. (the "Company") include the accounts of its wholly-owned subsidiaries, Empress River Casino Finance Corporation ("Empress Finance") incorporated January 7, 1994, Empress Casino Hammond Corporation ("Empress Hammond") incorporated on November 25, 1992, and Empress Casino Joliet Corporation ("Empress Joliet") incorporated on December 26, 1990. All significant intercompany transactions have been eliminated.

  The Company is engaged in the business of providing riverboat gaming and related entertainment to the public. Empress Joliet was granted a three-year operating license from the Illinois Gaming Board on July 9, 1992, which was renewed in July 1998 and must be renewed each year thereafter, to operate the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois. Empress Hammond was granted a five-year operating license, with annual renewals thereafter, from the Indiana Gaming Commission on June 21, 1996 to operate the Empress III riverboat casino located on Lake Michigan in Hammond, Indiana. Empress III commenced operations on June 28, 1996. The majority of the Company's customers reside in the Chicago metropolitan area.

  The accompanying unaudited consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Interim results may not necessarily be indicative of results which may be expected for any other interim period or for the year as a whole. For further information, refer to the combined financial statements and footnotes thereto for the year ended December 31, 1997 included elsewhere herein. The accompanying unaudited consolidated financial statements contain all adjustments which are, in the opinion of management, necessary to present fairly the financial position and the results of operations for the periods indicated. Such adjustments include only normal recurring accruals.

 Impairment of Long-Lived Assets

  When events or circumstances indicate that the carrying amount of long-lived assets to be held and used might not be recoverable, the expected future undiscounted cash flows from the assets is estimated and compared with the carrying amount of the assets. If the sum of the estimated undiscounted cash flows is less than the carrying amount of the assets, an impairment loss is recorded. The impairment loss is measured by comparing the fair value of the assets with their carrying amount. Long-lived assets that are held for disposal are reported at the lower of the assets' carrying amount of fair value less costs related to the assets' disposition. The Company performs an annual evaluation to identify potential impairment of long-lived assets.

 Revenue and Promotional Allowances

  In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses.

  The retail value of food, beverage and other services, which were provided to customers without charge has been included in the respective revenue classifications and then deducted as a promotional allowance. The estimated direct costs of providing such complimentary services are included in operating expenses and totaled approximately $0.6 million and $0.6 million for the three months ended June 30, 1998 and 1997, respectively and approximately $1.2 million and $1.1 million for the six months ended June 30, 1998 and 1997, respectively.

                          EMPRESS ENTERTAINMENT, INC.

  Revenues from food, beverage, gift shop and related services are recognized at the time the related service is performed.

2. COMMITMENTS

  In June 1996, the Company executed a number of agreements which secure its rights to operate in the City of Hammond at the Hammond marina. These commitments include, but are not limited to, the financial obligations of the Company outstanding as of June 30, 1998:

  An annual payment to the City of Hammond of the greater of $3.0 million or certain percentages of adjusted gross receipts as follows:

   --4.0% up to $125.0 million;

   --6.0% over $125.0 million to $200.0 million; and

   --4.0% in excess of $200.0 million.

  . A passenger payment to the Hammond Port Authority in the sum of $1.00 per passenger.

  . An annual payment to the City of Hammond for police and fire purposes of $1.0 million.

  . Contributions to the City of Whiting and civic organizations in Whiting for public safety and to promote economic development in the total sum of $1.25 million. Payments to be made in equal installments over five years commenced June 1996.

  . Construction of a 200-room hotel and conference center with an estimated cost of $10.0 million. No amounts have been expended as of June 30, 1998.

  . Commercial development within the greater Hammond area with an estimated cost of $10.0 million to be completed within 5 years of the date of the Certificate of Suitability. No amounts have been expended as of June 30, 1998.

  . Renovation of existing housing and construction of new market rate housing in the greater Hammond area with an estimated cost of $5.0 million to be completed within 5 years of the date of the Certificate of Suitability. No amounts have been expended as of June 30, 1998.

3. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                               JUNE 30,
                                                       -------------------------
                                                           1998         1997
                                                       ------------ ------------
      10 3/4% Senior Notes............................ $150,000,000 $150,000,000
      8 1/8% Senior Subordinated Notes................  150,000,000          --
      Revolving Credit Facility.......................   10,000,000   56,000,000
      Other...........................................          --     2,523,788
                                                       ------------ ------------
                                                       $310,000,000 $208,523,788
      Current portion of long-term debt...............   10,000,000   18,523,788
                                                       ------------ ------------
                                                       $300,000,000 $190,000,000
                                                       ============ ============

  The Company entered into a refinancing, the components of which included a covenant defeasance of the $150.0 million 10 3/4% Senior Notes and the issuance of $150.0 million 8 1/8% Subordinated Notes (the "Notes").

                          EMPRESS ENTERTAINMENT, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)


  The Company issued the Notes pursuant to a public offering (the "Offering") on June 18, 1998. The Notes are jointly, severally and unconditionally guaranteed on an unsecured senior subordinated basis by all existing and future Restricted Subsidiaries.

  Interest on the Notes is payable semiannually on January 1 and July 1 of each year. The Notes are due and payable on July 1, 2006. The Company and all of its future subsidiaries may be required to repay all or a portion of the Notes upon the occurrences of certain repurchase events.

  In June 1998, the Company entered into a $100.0 million reducing revolving credit facility (the "Credit Agreement") which will expire June 18, 2003. Under the terms of the Credit Agreement, the Company is required to meet certain financial and other covenants. Interest shall accrue on the entire outstanding principal balance of the Credit Agreement at a rate per annum equal to the higher of (a) the Prime Rate in effect on such date and (b) the Federal Funds Rate in effect on such date plus one-half of one percent. As of June 30, 1998, $10.0 million was outstanding at the rate of 6.8125%.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors and Stockholders Empress Entertainment, Inc.

  We have audited the accompanying combined balance sheets of Empress Entertainment, Inc. as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Empress Entertainment, Inc. at December 31, 1997 and 1996, and the combined results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Ernst & Young LLP

Chicago, Illinois
April 7, 1998, except for
Note 10 as to which the
date is June 18, 1998

                          EMPRESS ENTERTAINMENT, INC.

                            COMBINED BALANCE SHEETS

                                                         DECEMBER 31,
                                                   --------------------------
                                                       1997          1996
                                                   ------------  ------------
ASSETS
Current assets:
  Cash and cash equivalents....................... $ 73,257,022  $ 45,464,963
  Marketable securities, at fair value which
   approximates cost..............................   10,010,028    30,241,843
  Accounts receivable, less allowance for doubtful
   accounts of $1,762,000 and $1,528,000,
   respectively...................................    3,789,455     3,146,188
  Interest receivable.............................      499,957       741,126
  Inventories.....................................    1,005,622     1,311,034
  Prepaid expenses................................    1,887,110     3,637,170
                                                   ------------  ------------
    Total current assets..........................   90,449,194    84,542,324
Property and equipment:
  Land and improvements...........................    9,139,658     9,103,320
  Building and improvements.......................   69,407,747    68,776,417
  Riverboats, docks and improvements..............   53,768,016    53,373,138
  Leasehold improvements..........................   45,416,048    37,392,320
  Furniture, fixtures and equipment...............   49,857,048    46,289,959
  Construction in progress........................    2,709,009        47,676
                                                   ------------  ------------
                                                    230,297,526   214,982,830
  Less: Accumulated depreciation..................  (44,386,127)  (28,258,788)
                                                   ------------  ------------
Property and equipment, net.......................  185,911,399   186,724,042
Non-compete agreement, less accumulated
 amortization of $3,055,556 and $1,805,556,
 respectively.....................................      694,444     1,944,444
Deferred financing costs, less accumulated
 amortization of $2,646,916 and $1,938,759,
 respectively.....................................    3,018,341     3,726,498
Other assets, less accumulated amortization of
 $1,236,619 and $462,420, respectively............   11,468,794    11,372,654
                                                   ------------  ------------
    Total assets.................................. $291,542,172  $288,309,962
                                                   ============  ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable................................ $  3,535,636  $  2,944,600
  Accrued payroll and related expenses............    7,356,407     6,374,090
  Other accrued liabilities.......................   12,193,675    10,831,078
  Interest payable................................    4,073,953     4,225,481
  Bank line of credit.............................          --     19,600,000
  Current portion of long-term debt...............   18,523,788    26,540,296
                                                   ------------  ------------
    Total current liabilities.....................   45,683,459    70,515,545
Long-term debt....................................  190,000,000   168,183,457
Stockholders' equity:
  Common stock of Empress Casino Joliet
   Corporation; no par value; 2,000 shares
   authorized; 1,150 shares issued and
   outstanding; at stated value...................   11,500,000    11,500,000
  Common stock of Empress Entertainment, Inc.;
   $.01 par value; 6,000 and 3,000 shares
   authorized; 1,179.245 and 1,150 shares issued
   and outstanding, respectively..................           12            12
  Additional paid-in capital......................    5,047,605     5,047,605
  Retained earnings...............................   39,311,096    33,063,343
                                                   ------------  ------------
                                                     55,858,713    49,610,960
                                                   ------------  ------------
    Total liabilities and stockholders' equity.... $291,542,172  $288,309,962
                                                   ============  ============

                          EMPRESS ENTERTAINMENT, INC.

                         COMBINED STATEMENTS OF INCOME

                                    YEAR ENDED DECEMBER 31,
                             ----------------------------------------
                                 1997          1996          1995
                             ------------  ------------  ------------
REVENUES
  Casino.................... $346,048,799  $263,039,586  $202,334,313
  Food and beverage.........   27,344,287    17,990,942    14,094,879
  Admissions, parking and
   gift shop................    3,527,033     2,680,538    11,958,453
  Hotel.....................    1,484,236       524,274           --
  Other.....................    2,542,231     1,630,874     2,133,341
                             ------------  ------------  ------------
                              380,946,586   285,866,214   230,520,986
  Less: Promotional
   allowances...............  (11,302,593)   (7,204,548)  (15,909,716)
                             ------------  ------------  ------------
                              369,643,993   278,661,666   214,611,270
OPERATING EXPENSES
  Casino....................   64,799,119    48,110,983    30,659,248
  Gaming and admission
   taxes....................  107,992,842    73,126,648    47,146,219
  Food and beverage.........   26,903,259    18,204,758    12,467,219
  Admissions, parking and
   gift shop................    4,585,876     5,704,813     5,038,836
  Hotel.....................      937,504       447,832           --
  Advertising and sales.....   19,554,500    12,889,608     9,195,912
  General and
   administrative...........   32,728,734    18,679,502    15,011,889
  Pre-opening...............          --      5,671,960     1,300,530
  Security and surveillance.    7,461,046     5,608,128     3,782,362
  Facility and property.....   21,183,925    16,166,991    10,618,338
  Depreciation and
   amortization.............   18,848,950    13,895,776    16,892,216
                             ------------  ------------  ------------
                              304,995,755   218,506,999   152,112,769
                             ------------  ------------  ------------
    Income from operations..   64,648,238    60,154,667    62,498,501
OTHER INCOME (EXPENSE)
  Interest expense..........  (21,153,957)  (18,274,497)  (16,351,561)
  Interest income...........    3,323,865     3,487,434     5,238,655
                             ------------  ------------  ------------
    Income before state
     income taxes...........   46,818,146    45,367,604    51,385,595
  Provision for state income
   taxes....................      513,798       447,338       743,418
                             ------------  ------------  ------------
    Net income.............. $ 46,304,348  $ 44,920,266  $ 50,642,177
                             ============  ============  ============

    The accompanying notes are an integral part of these combined financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY

                                         ADDITIONAL                   TOTAL
                               COMMON     PAID-IN     RETAINED    STOCKHOLDERS'
                                STOCK     CAPITAL     EARNINGS       EQUITY
                             ----------- ---------- ------------  -------------
Balance at December 31,
 1994....................... $11,500,012 $4,929,138 $ 16,942,123  $ 33,371,273
Cash distributions to
 stockholders...............         --         --   (47,168,269)  (47,168,269)
Net income..................         --         --    50,642,177    50,642,177
                             ----------- ---------- ------------  ------------
Balance at December 31,
 1995.......................  11,500,012  4,929,138   20,416,031    36,845,181
Sale and issuance of common
 stock......................         --     118,467          --        118,467
Cash distributions to
 stockholders...............         --         --   (32,272,954)  (32,272,954)
Net income..................         --         --    44,920,266    44,920,266
                             ----------- ---------- ------------  ------------
Balance at December 31,
 1996.......................  11,500,012  5,047,605   33,063,343    49,610,960
Cash distributions to
 stockholders...............         --         --   (40,056,595)  (40,056,595)
Net income..................         --         --    46,304,348    46,304,348
                             ----------- ---------- ------------  ------------
Balance at December 31,
 1997....................... $11,500,012 $5,047,605 $ 39,311,096  $ 55,858,713
                             =========== ========== ============  ============


    The accompanying notes are an integral part of these combined financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                       COMBINED STATEMENTS OF CASH FLOWS

                                              YEAR ENDED DECEMBER 31,
                                      -----------------------------------------
                                          1997          1996           1995
                                      ------------  -------------  ------------
CASH FLOWS FROM OPERATING
 ACTIVITIES:
  Net income........................  $ 46,304,348  $  44,920,266  $ 50,642,177
  Adjustments to reconcile net
   income to cash provided by
   operating activities:
    Depreciation and amortization...    19,557,108     14,603,930    17,600,373
    Other...........................       124,928        274,770        52,287
    Allowance on advances to Hammond
     Port Authority.................           --             --     (1,600,000)
    Changes in operating assets and
     liabilities:
      Advances to Hammond Port
       Authority....................           --             --       (650,000)
      Cash on deposit...............           --             --        500,000
      Accounts and interest
       receivable...................      (402,098)    (1,465,088)     (865,022)
      Inventories...................       305,412       (519,859)     (427,605)
      Prepaid expenses..............     1,750,060       (104,646)     (281,005)
      Accounts payable..............       591,036       (109,450)   (6,359,777)
      Interest payable..............      (151,528)       194,231        (9,985)
      Accrued payroll and related
       expenses.....................       982,317      3,314,705    (1,439,364)
      Other accrued liabilities.....     1,262,595      3,191,958      (525,394)
                                      ------------  -------------  ------------
        Net cash provided by
         operating activities.......    70,324,178     64,300,817    56,636,685
CASH FLOWS FROM INVESTING
 ACTIVITIES:
  Purchase of investments...........   (62,847,480)   (61,495,163)  (80,743,757)
  Proceeds from the sale of
   investments......................    83,079,295     57,539,099    59,674,069
  Increase in other assets..........      (480,142)    (4,849,730)   (2,776,560)
  Decrease in restricted cash.......           --      23,610,936    10,788,426
  Purchase of property and
   equipment........................   (16,137,037)  (105,988,320)   (7,389,889)
  Issuance of non-compete agreement.           --             --     (3,750,000)
                                      ------------  -------------  ------------
        Net cash provided by (used
         in) investing activities...     3,614,636    (91,183,178)  (24,197,711)
CASH FLOWS FROM FINANCING
 ACTIVITIES:
  Stockholder distributions.........   (40,056,595)   (32,272,954)  (47,168,269)
  Sale of common stock..............           --         118,467           --
  Payments on borrowings............   (34,765,295)    (2,990,570)   (1,539,576)
  Proceeds from borrowings..........    28,965,332     66,680,592           --
  Deferred financing costs..........      (290,197)           --            --
                                      ------------  -------------  ------------
        Net cash (used in) provided
         by financing activities....   (46,146,755)    31,535,535   (48,707,845)
Net increase (decrease) in cash and
 cash equivalents...................    27,792,059      4,653,174   (16,268,871)
Cash and cash equivalents, beginning
 of year............................    45,464,963     40,811,789    57,080,660
                                      ------------  -------------  ------------
Cash and cash equivalents, end of
 year...............................  $ 73,257,022  $  45,464,963  $ 40,811,789
                                      ============  =============  ============
Supplemental disclosure of cash flow
 information:
  Interest paid.....................  $ 20,635,718  $  18,950,400  $ 16,190,396
  Income taxes paid.................       475,000        825,000       865,000

    The accompanying notes are an integral part of these combined financial statements.

                          EMPRESS ENTERTAINMENT, INC.

                    NOTES TO COMBINED FINANCIAL STATEMENTS

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

 Basis of Presentation

  The combined financial statements of Empress Entertainment, Inc. (the "Company") (formerly referred to as Empress Casinos), include the accounts of four affiliated entities, Empress Casino Joliet Corporation ("Empress Joliet") incorporated on December 26, 1990, Empress River Casino Finance Corporation ("Empress Finance") incorporated on January 7, 1994, Empress Entertainment, Inc. (f/k/a LMC Leasing, Ltd.) incorporated on January 27, 1994 and its wholly owned subsidiary, Empress Casino Hammond Corporation ("Empress Hammond") incorporated on November 25, 1992. All significant intercompany transactions have been eliminated.

  The Company is engaged in the business of providing riverboat gaming and related entertainment to the public. The Company was granted a three year operating license from the Illinois Gaming Board on July 9, 1992, which was renewed on July 9, 1995, 1996 and 1997, and must be renewed each year thereafter to operate the Empress I and Empress II riverboat casinos located on the Des Plaines River in Joliet, Illinois. The Company was granted a five year operating license, with annual renewals thereafter, from the Indiana Gaming Commission on June 21, 1996 to operate the Empress III riverboat casino located on Lake Michigan in Hammond, Indiana. Empress III commenced operations on June 28, 1996. The majority of the Company's customers reside in the Chicago metropolitan area.

  Empress Joliet owns and operates the Empress I and Empress II riverboats in Joliet, Illinois. Empress Hammond operates the Empress III riverboat in Hammond, Indiana. The Company was originally incorporated for the sole purpose to build and lease a riverboat casino (the "Empress III") to Empress Hammond. On November 14, 1997, the Company became the parent of Empress Hammond through a share exchange (the Exchange) which qualified as a transfer of a company under common control. Prior to November 14, 1997, the Company and Empress Hammond were affiliated through common ownership, at which time the Company leased the riverboat casino Empress III to Empress Hammond. Accordingly, the Exchange has been accounted for at historical cost in a manner similar to a pooling of interests. Empress Finance was incorporated for the sole purpose of issuing $150.0 million 10 3/4% Senior Notes due 2002 (the "10 3/4% Notes") and is owned by Empress Joliet (60%) and the Company (40%). These financial statements have been prepared as if this Exchange had occurred as of December 31, 1994.

  Each of the four affiliated entities are owned directly or indirectly by the same individuals and trusts with the exception of one shareholder which has a 2.33% ownership in Empress Joliet only, and one shareholder which owns 2.48% of the Company only.

  The preparation of the financial statements, in conformity with generally accepted accounting principles, necessarily requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements as well as revenues and expenses during the reporting period. Actual amounts when ultimately realized could differ from those estimates.

 Reclassifications

  Certain amounts in prior years' financial statements have been reclassified to conform to the 1997 presentation.

                          EMPRESS ENTERTAINMENT, INC.

 Cash Equivalents and Concentrations of Cash

  The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents are placed primarily with high-credit-quality financial institutions and are invested in short-term corporate and U.S. Government obligations.

 Marketable Securities

  Marketable securities consist principally of investment grade commercial paper with original maturities at date of purchase beyond three months and less than twelve months. Such marketable securities are carried at fair value, which approximates original cost, due to the short period of time to maturity.

 Advertising Costs

  All advertising costs are expended as incurred.

 Inventories

  Inventories, which consist of food, beverage, gift shop and promotional items are recorded at the lower of cost (determined by the first in, first out method) or market.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation is computed using the straight-line method over the following estimated useful lives:

      Building and improvements..................................... 20-31 years
      Leasehold improvements........................................    20 years
      Riverboats, docks and improvements............................    20 years
      Furniture, fixtures and equipment.............................     5 years

  The Company capitalized interest of $0.1 million and $1.6 million in 1997 and 1996, respectively.

 Revenue and Promotional Allowances

  In accordance with industry practice, the Company recognizes as casino revenue the net win from gaming activities, which is the difference between gaming wins and losses.

  The retail value of food, beverage and other services, which were provided to customers without charge, has been included in the respective revenue classifications and then deducted as a promotional allowance. The estimated direct costs of providing such complimentary services are included in operating expenses and totaled approximately $3.4 million, $2.7 million, and $9.2 million in 1997, 1996 and 1995, respectively.

  Revenues from food, beverage, gift shop and related services are recognized at the time the related service is performed.

 Non-compete Agreement

  A non-compete agreement for $3.8 million was entered into in July, 1995 and is being amortized on a straight-line basis over three years. A separate non-compete agreement for $30.7 million was entered into in October, 1992 and was fully amortized as of December 31, 1995.

                          EMPRESS ENTERTAINMENT, INC.

 Income Taxes

  The stockholders of the Company have elected, under Subchapter S of the Internal Revenue Code, to include the Company's income in their individual income tax returns. Accordingly, the Company is not subject to Federal income taxes. The Company continues to be subject to certain state income taxes.

 Pre-opening Expense

  Pre-opening expenses, which consist principally of lease payments and professional fees, were expensed as incurred.

2. OTHER ASSETS

  Other assets consist of the following:

                                                            DECEMBER 31,
                                                       ------------------------
                                                          1997         1996
                                                       -----------  -----------
      Licensing costs................................. $10,003,337  $ 9,803,337
      Development related legal fees..................   1,970,044    1,589,903
      Loan acquisition costs..........................     613,565      323,367
      Organizational costs............................     118,467      118,467
                                                       -----------  -----------
                                                        12,705,413   11,835,074
      Accumulated amortization........................  (1,236,619)    (462,420)
                                                       -----------  -----------
                                                       $11,468,794  $11,372,654
                                                       ===========  ===========

  Licensing costs represent amounts paid or committed to be paid to various municipalities and organizations in connection with the granting of the operating license from the Indiana Gaming Commission (see Note 8). Such assets as well as the development related legal fees are being amortized on a straight-line basis over 20 years.

  Approximately $0.1 million and $3.4 million, for 1997 and 1996, respectively, of these licensing costs were recorded based on an unconditional commitment and a corresponding accrual was made. These assets are not reflected on the Statement of Cash Flows.

3. OTHER ACCRUED LIABILITIES

  Other accrued liabilities consist of the following:

                                                             DECEMBER 31,
                                                        -----------------------
                                                           1997        1996
                                                        ----------- -----------
      Property taxes................................... $ 2,398,256 $   483,003
      Empress Club program.............................   1,585,138     800,431
      Gaming and admission taxes.......................   1,506,868   1,320,762
      Progressive jackpots.............................   1,027,032     977,669
      Sales and use taxes..............................     881,073     235,748
      Development related commitments..................     875,000   3,443,750
      Chip and token float.............................     756,110     540,921
      State income taxes...............................     455,001     416,238
      Other............................................   2,709,197   2,612,556
                                                        ----------- -----------
                                                        $12,193,675 $10,831,078
                                                        =========== ===========

                          EMPRESS ENTERTAINMENT, INC.

4. LONG-TERM DEBT

  Long-term debt consists of the following:

                                                            DECEMBER 31,
                                                      -------------------------
                                                          1997         1996
                                                      ------------ ------------
      10 3/4% Notes.................................. $150,000,000 $150,000,000
      Credit Facility................................   56,000,000   39,000,000
      Other..........................................    2,523,788    5,723,753
                                                      ------------ ------------
                                                       208,523,788  194,723,753
      Current portion of long-term debt..............   18,523,788   26,540,296
                                                      ------------ ------------
                                                      $190,000,000 $168,183,457
                                                      ============ ============

  Empress Finance issued the 10 3/4% Notes pursuant to a public offering on April 7, 1994. The 10 3/4% Notes are irrevocably and unconditionally guaranteed on a senior unsecured basis by the Company, Empress Joliet, Empress Hammond and all of its future subsidiaries.

  Interest on the 10 3/4% Notes is payable semiannually on April 1 and October 1 of each year. The 10 3/4% Notes are due and payable on April 1, 2002. The Company and all of its future subsidiaries may be required to repay all or a portion of the 10 3/4% Notes upon the occurrences of certain repurchase events described in the 1994 Indenture (the "1994 Indenture") which was entered into by the Company in connection with this offering.

  Certain provisions of the 1994 Indenture restrict, among other things, the Company's ability to: (i) incur additional indebtedness; (ii) pay certain dividends or make certain other restricted payments and investments; (iii) enter into transactions with affiliates; and (iv) merge, consolidate, or transfer substantially all of the Company's assets.

  In June 1997, the Company entered into a $60.0 million Amended and Restated Credit Facility (the "Existing Credit Facility") which will expire June 30, 2000. The Existing Credit Facility was issued in replacement and substitution for the original $50.0 million credit facility issued on April 12, 1996. Under the terms of the Existing Credit Facility, the Company is required to meet certain financial and other covenants. The initial use of the funds was for the construction of the Empress Hammond facility and for working capital purposes.

  Interest on the Existing Credit Facility is paid quarterly and is based upon a variable rate based on the Federal Reserve's funds rate. The rate at December 31, 1997 was 7.72%. The amount outstanding under the Existing Credit Facility as of December 31, 1997 was $56.0 million. Beginning on December 31, 1997, on the last banking day of each March, June, September and December the principal amount of the Existing Credit Facility will be reduced by $4.0 million with a balloon payment of $20.0 million at June 30, 2000.

  As of December 31, 1997, the Company had two unused bank lines of credit available totaling $6.0 million. As of December 31, 1996, the Company had used $19.6 million of a $20.0 million line of credit. Interest on the $20.0 million bank line of credit was based on the Federal Reserve fund rate. The rate at December 31, 1996 was 6.57%. The entire portion of the outstanding balance of the $20.0 million line of credit was paid in full on June 30, 1997.

  The other financing represents vendor financing of gaming equipment. Interest on the equipment financing is based upon a variable rate of 3% over prime and is paid monthly. The principal balance due as of December 31, 1997 was approximately $2.5 million. The entire principal balance is due and payable in 1998.

                          EMPRESS ENTERTAINMENT, INC.

  The total fair value of the 10 3/4% Notes was approximately $162.0 million as of December 31, 1997. Fair value was determined based on the quoted market price of the 10 3/4% Notes. The carrying value of all other debt instruments approximates fair value.

  Aggregate maturities of long-term debt are as follows:

             Year ending December 31:
               1998...................... $ 18,523,788
               1999......................   16,000,000
               2000......................   24,000,000
               2001......................          --
               2002......................  150,000,000
                                          ------------
                                          $208,523,788
                                          ============

5. LEASE COMMITMENTS

  The Company entered into a lease providing for the right to use the site of the development and the parking structure which was conveyed to the City of Hammond upon completion. The lease expires on the fifth anniversary of the Company's procurement of its operating license from the Indiana Gaming Commission (see Note 1). The term of the lease will be automatically extended for periods equal to each renewal period of the operating license provided that the total term will not exceed seventy-five (75) years. The Company has paid in full the rent for the amount of $1.00 per year for the term of the lease ($75.00).

  The Company pays to the Hammond Port Authority ("HPA") an amount equal to the aggregate of the annual rental being charged by the HPA for each boat slip that is removed or taken out of operation as a result of the operation of the Empress III. These rental amounts will be the same as the rental amounts charged to other users of similar boat slips. The annual amount paid in 1997 and 1996 was approximately $0.3 million and $0.4 million, respectively.

  Rent expense for the years ended December 31, 1997, 1996, and 1995 was approximately $0.8 million, $0.8 million, and $0.3 million, respectively.

6. RELATED PARTY TRANSACTIONS

  The Company engages businesses owned by certain stockholders of the Company to provide certain services. The amounts paid for insurance brokerage provided by such businesses were $2.7 million, $2.8 million, and $1.5 million, for the years ended December 31, 1997, 1996, and 1995, respectively. The amounts paid for construction services by such businesses were approximately $0.6 million, $0.5 million, and $0.9 million, for the years ended December 31, 1997, 1996, and 1995, respectively. The amounts paid for fuel purchases and related transportation by such businesses were $0.5 million, $0.7 million, and $0.5 million for the years ended December 31, 1997, 1996, and 1995, respectively.

7. 401(K) PLAN

  In 1993, the Company adopted a 401(k) plan covering substantially all of its employees. The Company's contribution to the plan is based on a discretionary percentage of employee contributions and may include an additional discretionary amount. The Company incurred approximately $0.4 million, $0.3 million and $0.4 million of contribution expense related to the plan for the years ended December 31, 1997, 1996, and 1995, respectively.

                          EMPRESS ENTERTAINMENT, INC.

              NOTES TO COMBINED FINANCIAL STATEMENTS--(CONCLUDED)

8. COMMITMENTS

  In June 1996, the Company executed a number of agreements which secure its rights to operate in the City of Hammond at the Hammond marina. Significant among the commitments, as of December 31, 1997, are the financial obligations of the Company which include, but are not limited to the following:

  .An annual payment to the City of Hammond of the greater of $3.0 million or certain percentages of adjusted gross receipts as follows:

    --4.0% up to $125.0 million;

    --6.0% over $125.0 million to $200.0 million; and

    --4.0% in excess of $200.0 million.

  .A passenger payment to the HPA in the sum of $1.00 per passenger.

  .An annual payment to the City of Hammond for police and fire purposes of $1.0 million.

  .Contributions to the City of Whiting and civic organizations in Whiting for public safety and to promote economic development in the total sum of $1.25 million. Payments to be made in equal installments over five years commenced June 1996.

  .Construction of a 200 room hotel and conference center with an estimated cost of $10.0 million.

  .Commercial development within the greater Hammond area with an estimated cost of $10.0 million to be completed within 5 years of the date of the Certificate of Suitability. No amounts have been expended as of December 31, 1997.

  .Renovate existing housing and construction of new market rate housing in the greater Hammond area with an estimated cost of $5.0 million to be completed within 5 years of the date of the Certificate of Suitability. No amounts have been expended as of December 31, 1997.

9. YEAR 2000 (UNAUDITED)

  The Company has determined that it may need to modify portions of its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond. The Company also has initiated discussions with its software providers to ensure that those parties have appropriate plans to remedy Year 2000 issues where their systems interface with the Company's system or otherwise impact its operations. The Company is assessing the extent to which its operations are vulnerable should those organizations fail to properly remedy its computer systems.

10. SUBSEQUENT EVENT

  On June 18, 1998, the Company issued $150.0 million of Senior Subordinated Notes which mature in 2006 and have an interest rate of 8 1/8%. The proceeds from the Notes were used to purchase U.S. Treasury Securities to effect a covenant defeasance on the Company's 10 3/4% Notes. The Company placed $167.2 million of cash and U.S. Treasury Securities irrevocably in trust to effect the covenant defeasance and intends to redeem all of the 10 3/4% Notes on April 1, 1999 at 105.38% of par. The Company believes this amount will be sufficient to repay the principal, interest and prepayment penalty which will be required as of April 1, 1999. Concurrently with the issuance of the Notes, the Company effected a reorganization to which Empress Joliet and Empress Finance became wholly-owned subsidiaries of the Company. Empress Hammond, Empress Joliet and Empress Finance are all guarantors of the Notes. Audited financial information of those guarantor subsidiaries' has been omitted because the Notes are guaranteed on a joint, several and unconditional basis by all direct and indirect restricted subsidiaries of the parent. The parent Company has no significant operations or assets separate from its investments in its subsidiaries. All unrestricted non-guarantor subsidiaries of the parent are not significant.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

 NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY, ANY GUARANTOR OR THE EXCHANGE AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY OF THE NOTES OFFERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE HEREUNDER SHALL, IN ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANYTIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.

                                ---------------

                               TABLE OF CONTENTS

Prospectus Summary.........................................................   1
Risk Factors...............................................................  13
The Exchange Offer.........................................................  24
Use of Proceeds............................................................  35
Selected Combined Financial Data...........................................  36
Pro Forma Financial Data...................................................  37
Management's Discussion and Analysis of Financial Condition And Results of
 Operations................................................................  39
Business...................................................................  47
Regulatory Matters.........................................................  55
Management.................................................................  61
Certain Transactions.......................................................  67
Principal Stockholders.....................................................  70
Description of Certain Other Indebtedness..................................  71
Description of the New Notes...............................................  72
Book-Entry; Delivery and Form..............................................  97
Registration Rights........................................................  99
Certain Federal Income Tax Considerations.................................. 101
Plan of Distribution....................................................... 103
Legal Matters.............................................................. 103
Independent Auditors....................................................... 103
Index to Combined Financial Statements..................................... F-1

                                ---------------

 UNTIL       , 1998 (90 DAYS AS OF THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICI-PATING IN THE DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                 $150,000,000

                                     LOGO

                          EMPRESS ENTERTAINMENT, INC.

8 1/8% SENIOR SUBORDINATED NOTES DUE 2006


                                ---------------

                                  PROSPECTUS

                                ---------------


                                        , 1998

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The by-laws of the Company, Empress Hammond, Empress Joliet and Empress Finance provide that each corporation will have the power to indemnify any person who is or was a director, officer, employee or agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise to the fullest extent permitted by law.

  The Company and Empress Finance are each incorporated under the laws of the State of Delaware. The Company's and Empress Finance's respective Certificates of Incorporation provide that a director of such corporation shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. The effect of this provision in the Company's and Empress Finance's respective Certificates of Incorporation is to eliminate the rights of the corporation and its stockholders (through stockholders' derivative suits on behalf of the Company or Empress Finance) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision does not limit or eliminate the rights of the Company or Empress Finance or any of their respective stockholders to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. These provisions do not alter the liability of directors under Federal securities laws.

  Section 145 of the Delaware General Corporation Law empowers a corporation, subject to certain qualifications and limitations, to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and certain amounts paid in settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. The Company's and Empress Finance's respective Certificates of Incorporation and by-laws provide that such entity shall indemnify its directors and such of its officers, employees and agents as the Board of Directors may determine from time to time, to the fullest extent permitted by applicable law.

  Empress Hammond is incorporated under the laws of the State of Indiana. Sections 23-1-37-8 and 23-1-37-13 of the Indiana Business Corporation Law empower a corporation to indemnify its directors and officers against liability incurred by them in connection with any suit or proceeding to which they are a party so long as their conduct was in good faith and (i) in the case of conduct in the director's or officer's capacity as a director or officer, as the case may be, in a manner the individual reasonably believed to be in the best interests of the corporation; (ii) in all other cases, in a manner the individual reasonably believed to be not opposed to the best interests of the corporation; and (iii) with respect to criminal proceedings, the individual either (A) had reasonable cause to believe his conduct was lawful; or (B) had no reasonable cause to believe his conduct was unlawful. In addition, unless limited by its articles of incorporation, a corporation shall indemnify a director or officer who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer was a director or officer of the corporation against reasonable expenses incurred by the director or officer in connection with the proceeding. Section 23-1-35-1(e) of the Indiana Business Corporation Law provides that a director of an Indiana corporation is not liable for any action taken as a director, or any failure to take any action, unless (1) the director has breached or failed to perform the duties of the director's office in compliance with the statute, and (2) the breach or failure to perform constitutes willful misconduct or recklessness. Empress Hammond's by-laws provide that Empress Hammond shall indemnify its directors and its officers, employees and agents in accordance with the provisions of the Indiana Business Corporation Law.

  Empress Joliet is incorporated under the laws of the State of Illinois. The Illinois Business Corporation Act was amended effective January 1, 1994 to permit an Illinois corporation's articles of incorporation to limit its directors' personal exposure to liability for monetary damages. As a result thereof, Empress Joliet amended its Articles of Incorporation to provide that a director of Empress Joliet shall not be personally liable to Empress Joliet or its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by law. The effect of this provision in Empress Joliet's Articles of Incorporation is to eliminate the rights of Empress Joliet and its shareholders (through shareholders' derivative suits on behalf of Empress Joliet) to recover money damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in certain limited situations. This provision would not limit or eliminate the rights of each of Empress Joliet or its shareholders to seek non-monetary relief such as an injunction or recession in the event of a breach of a director's duty of care. The provision would not alter the liability of directors under Federal securities laws.

  Section 8.75 of the Business Corporation Act of 1983 of the State of Illinois, as amended, empowers a corporation, subject to certain qualifications and limitations, to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and certain amounts paid in settlements actually and reasonably incurred by them in connection with any suit or proceeding to which they are a party, or are threatened to be made a party of, so long as they acted in good faith and in a manner they reasonably believed to be in or not opposed the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct to have been unlawful. Empress Joliet's by-laws provide that Empress Joliet shall have the power to indemnify its officers, directors, employees and agents to the full extent permitted by law.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (a) EXHIBITS

  The exhibits filed as part of this registration statement are as follows:

   EXHIBIT NO.          EXHIBIT
   -----------          -------
    1.1*       Purchase Agreement,
               dated June 11, 1998
               among Empress Entertain-
               ment, Inc. (the "Compa-
               ny"), Empress Casino
               Hammond Corporation
               ("Empress Hammond"), Em-
               press Casino Joliet Cor-
               poration ("Empress Joli-
               et"), Empress River Ca-
               sino Finance Corporation
               ("Empress Finance") and
               Hammond Residential,
               L.L.C. ("Hammond Resi-
               dential" and together
               with Empress Hammond,
               Empress Joliet and Em-
               press Finance, collec-
               tively, the "Guaran-
               tors"), Merrill Lynch &
               Co., Merrill Lynch,
               Pierce, Fenner & Smith
               Incorporated and
               Wasserstein Perella Se-
               curities, Inc. (the
               "Initial Purchasers").
    2.1*       Agreement and Plan of
               Merger, dated June 1,
               1998, of New Empress Jo-
               liet, Inc. into Empress
               Joliet.
    2.2*       Articles of Merger,
               filed June 5, 1998, be-
               tween New Empress Joli-
               et, Inc. into Empress
               Joliet (included in Ex-
               hibit 3.5).
    2.3*       Stock Purchase Agree-
               ment, dated June 12,
               1998, between the Com-
               pany and Empress Joliet.
    2.4*       Termination of Lease,
               dated June 17, 1998, be-
               tween the Company and
               Empress Hammond.
    2.5*       Bill of Sale for the Em-
               press III, dated June
               17, 1998 executed by the
               Company.
    2.6*       Agreement and Plan of
               Merger, dated as of Sep-
               tember 2, 1998, by and
               among the Company, Em-
               press Hammond, Empress
               Joliet and Horseshoe
               Gaming, L.L.C., a Dela-
               ware limited liability
               company ("Horseshoe"),
               Horseshoe Gaming (Mid-
               west), Inc., a Delaware
               corporation ("Horseshoe
               Midwest"), Empress Ac-
               quisition Illinois,
               Inc., a Delaware corpo-
               ration ("Empress Illi-
               nois"), Empress Acquisi-
               tion Indiana, Inc., a
               Delaware corporation
               ("Empress Indiana").

   EXHIBIT NO.          EXHIBIT
   -----------          -------
    3.1*       Amended Certificate of
               Incorporation of the
               Company, as amended as
               of May 28, 1998.
    3.2*       By-Laws of the Company.
    3.3*       Restated Articles of In-
               corporation of Empress
               Hammond as amended as of
               March 11, 1996.
    3.4*       By-Laws of Empress Ham-
               mond.
    3.5*       Articles of Incorpora-
               tion of Empress Joliet.
    3.6*       By-Laws of Empress Joli-
               et.
    3.7*       Certificate of Incorpo-
               ration of Empress Fi-
               nance.
    3.8*       By-Laws of Empress Fi-
               nance.
    3.9*       Certificate of Organiza-
               tion of Hammond Residen-
               tial as of February 23,
               1998.
    3.10*      Operating Agreement of
               Hammond Residential.
    4.1*       Indenture, dated June
               18, 1998, among the Com-
               pany, the Guarantors and
               U.S. Bank Trust National
               Association, as Trustee,
               including forms of the
               Old Notes and the New
               Notes issued pursuant to
               such Indenture.
    4.2*       Registration Rights
               Agreement, dated June
               18, 1998, by and among
               the Company, the Guaran-
               tors, and the Initial
               Purchasers.
    4.3*       Indenture, dated April
               1, 1994, among Empress
               Finance, the Company
               (f/k/a LMC Leasing,
               Ltd.), Empress Hammond
               (f/k/a Lake Michigan
               Charters, Ltd.), Empress
               Joliet (f/k/a Empress
               River Casino Corpora-
               tion) and U.S. Bank
               Trust National Associa-
               tion (f/k/a First Trust
               National Association),
               as Trustee, including a
               form the Notes.
    4.4*       Supplemental Indenture
               to the 1994 Indenture
               dated November 6, 1997
               among Empress Finance,
               the Company, Empress
               Hammond, Empress Joliet,
               New Empress Hammond,
               Inc. and First Trust Na-
               tional Association, as
               Trustee.
    4.5*       Supplemental Indenture
               No. 2 to the 1994 Inden-
               ture dated February 23,
               1998 among Empress Fi-
               nance, the Company, Em-
               press Hammond, Empress
               Joliet, Hammond Residen-
               tial and U.S. Bank Trust
               National Association, as
               Trustee.
    4.6*       Supplemental Indenture
               No. 3 to the 1994 Inden-
               ture dated April 29,
               1998 among Empress Fi-
               nance, the Company, Em-
               press Hammond, Empress
               Joliet, New Empress Jo-
               liet, Inc., Hammond Res-
               idential and U.S. Bank
               Trust National Associa-
               tion, as Trustee.
    4.7*       Supplemental Indenture
               No. 4 to the 1994 Inden-
               ture dated June 10, 1998
               among Empress Finance,
               the Company, Empress
               Hammond, Empress Joliet,
               New Empress Joliet,
               Inc., Hammond Residen-
               tial and U.S. Bank Trust
               National Association, as
               Trustee.
    4.8*       Credit Agreement, dated
               as of June 17, 1998 by
               and among the Company,
               Empress Hammond, Empress
               Joliet and Wells Fargo
               Bank, National Associa-
               tion ("Wells Fargo").
    4.8(a)*    Closing Agreement among
               the Company, Empress
               Hammond, Empress Joliet
               and Wells Fargo, dated
               June 17, 1998.
    4.8(b)*    $100,000,000 Revolving
               Credit Promissory Note
               executed by the Company,
               Empress Joliet and Em-
               press Hammond in favor
               of Wells Fargo, as Agent
               Bank, dated June 17,
               1998.
    4.8(c)*    $5,000,000 Swingline
               Note executed by the
               Company, Empress Joliet
               and Empress Hammond in
               favor of Wells Fargo,
               dated June 17, 1998.
    4.8(d)*    Senior Mortgage with Ab-
               solute Assignment of
               Leases and Rents exe-
               cuted by Empress Hammond
               in favor of Wells Fargo,
               as Agent Bank, dated
               June 17, 1998.

   EXHIBIT NO.          EXHIBIT
   -----------          -------
    4.8(e)*    First Preferred Ship
               Mortgage executed by Em-
               press Hammond with re-
               spect to Empress III in
               favor of Wells Fargo, as
               Agent Bank dated as of
               June 17, 1998.
    4.8(f)*    Security Agreement be-
               tween the Company and
               Wells Fargo, as adminis-
               trative and collateral
               agent, dated as of June
               17, 1998.
    4.8(g)*    Security Agreement be-
               tween Empress Hammond
               and Wells Fargo, as ad-
               ministrative and collat-
               eral agent, dated as of
               June 17, 1998.
    4.8(h)*    Security Agreement and
               Pledge of Stock (Indi-
               ana) between the Company
               and Wells Fargo, as
               Agent Bank dated as of
               June 17, 1998.
    4.8(i)*    Trademark Security
               Agreement by the Company
               and Empress Hammond
               dated June 17, 1998.
    4.8(j)*    Certificate and Indemni-
               fication Regarding Haz-
               ardous Substances by Em-
               press Entertainment and
               Empress Hammond dated
               June 17, 1998 (included
               in Exhibit 4.8(o)).
    4.8(k)*    Senior Mortgage with Ab-
               solute Assignment of
               Leases and Rents, Secu-
               rity Agreement and Fix-
               ture Filing executed by
               Empress Joliet in favor
               of Wells Fargo, dated as
               of June 30, 1998.
    4.8(l)*    First Preferred Fleet
               Mortgage executed by Em-
               press Joliet with re-
               spect to Empress I and
               Empress II in favor of
               Wells Fargo, as Agent
               Bank, dated as of June
               30, 1998.
    4.8(m)*    Security Agreement and
               Pledge of Stock (Illi-
               nois) between the Com-
               pany and Wells Fargo, as
               Agent Bank, dated as of
               June 30, 1998.
    4.8(n)*    Trademark Security
               Agreement by Empress Jo-
               liet dated as of June
               30, 1998.
    4.8(o)*    Certificate and Indemni-
               fication Regarding Haz-
               ardous Materials by Em-
               press Joliet dated as of
               June 30, 1998.
    5.1        Form of Opinion of
               D'Ancona & Pflaum, dated
               October 5, 1998.
    9.1*       Amended and Restated
               Stockholders Agreement
               dated April 18, 1998 by
               and among the Company
               and each of the stock-
               holders of the Company.
    9.2*       First Amendment dated
               June 1, 1998 to the
               Company's Amended and
               Restated Stockholders
               Agreement.
    9.3*       Voting Trust Agreement
               dated May 3, 1993 among
               Peter A. Ferro, Jr.,
               John T. Ferro and James
               J. Ferro.
    9.4*       Voting Trust Agreement
               Amendment No. 1, dated
               September 6, 1993 among
               Peter A. Ferro, Jr.,
               John T. Ferro and James
               J. Ferro.
   10.1*       Tax Reimbursement Agree-
               ment, dated June 18,
               1998, by and between the
               Company and each of the
               Stockholders of the Com-
               pany.
   10.2*       Guaranty executed by Em-
               press Hammond in favor
               of the holders of the
               Notes.
   10.3*       Guaranty executed by Em-
               press Joliet in favor of
               the holders of the
               Notes.
   10.4*       Guaranty executed by Em-
               press Finance in favor
               of the holders of the
               Notes.
   10.5*       Guaranty executed by
               Hammond Residential in
               favor of the holders of
               the Notes.
   10.6*       Contract dated November
               20, 1997 between Empress
               Joliet and Gas City,
               Ltd.
   10.7*       Trademark License Agree-
               ment dated June 30, 1997
               between Empress Joliet
               and Empress Hammond.
   10.8*       Consulting Agreement
               dated January 1, 1998
               between Empress Hammond
               and William J. Sabo.

   EXHIBIT NO.          EXHIBIT
   -----------          -------
   10.9*       Consulting Agreement
               dated January 1, 1998
               between Empress Joliet
               and William J. Sabo.
   10.10*      Hammond Riverboat Gaming
               Project Development
               Agreement by and among
               the City of Hammond, In-
               diana, City of Hammond,
               Department of Redevelop-
               ment and Empress Casino
               Hammond Corporation,
               dated as of June 21,
               1996.
   10.11*      Lease by and between the
               City of Hammond, Depart-
               ment of Redevelopment
               and Empress Hammond,
               dated as of June 19,
               1996.
   10.12*      License Agreement by and
               between Hammond Port Au-
               thority and Empress Ham-
               mond, dated as of June
               21, 1996.
   10.13*      License Agreement by and
               between Department of
               Waterworks of the City
               of Hammond and the City
               of Hammond, Indiana and
               Empress Hammond.
   10.14*      Employment Agreement
               dated March 7, 1997 be-
               tween Empress Hammond
               and Peter A. Ferro, Jr.
   10.15*      Employment Agreement
               dated March 7, 1997 be-
               tween Empress Joliet and
               Peter A. Ferro, Jr.
   10.16*      Allocation Agreement
               dated March 7, 1997
               between Empress Hammond
               and Empress Joliet.
   10.17*      Employment Agreement
               dated June 12, 1997 be-
               tween Empress Hammond
               and Joseph J. Canfora.
   10.18*      Employment Agreement
               dated June 12, 1997 be-
               tween Empress Joliet and
               Joseph J. Canfora.
   10.19*      Long Term Incentive Bo-
               nus Agreement dated June
               12, 1997 between Empress
               Hammond and Joseph J.
               Canfora.
   10.20*      Long Term Incentive Bo-
               nus Agreement dated June
               12, 1997 between Empress
               Joliet and Joseph J.
               Canfora.
   10.21*      Allocation Agreement
               dated June 12, 1997 be-
               tween Empress Hammond
               and Empress Joliet.
   10.22*      Employment Agreement
               dated March 12, 1998 be-
               tween Empress Joliet and
               John G. Costello.
   10.23*      Employment Agreement
               dated March 12, 1998 be-
               tween Empress Joliet and
               Michael W. Hansen. David
               F. Fendrick.
   10.25*      Employment Agreement
               dated March 12, 1998 be-
               tween Empress Hammond
               and Rick. Mazer.
   12.1*       Computation of Ratio of
               Earnings to Fixed
               Charges.
   21.1*       List of Subsidiaries of
               the Company.
   23.1        Consent of Ernst & Young
               LLP.
   23.2*       Updated Consent of Ernst
               & Young LLP.
   24.1*       Powers of Attorney (in-
               cluded as part of the
               signature page hereof).
   25.1*       Form T-1 Statement of
               Eligibility under the
               Trust Indenture Act of
               1939 of U.S. Bank Trust
               National Association.
   27.1*       Financial Data Schedule.
   27.2*       Financial Data Schedule.
   99.1*       Form of Letter of Trans-
               mittal for the New
               Notes.
   99.2*       Guidelines for Certifi-
               cation of Taxpayer Iden-
               tification Numbers on
               Substitute Form W-9.
   99.3*       Form of Notice of Guar-
               anteed Delivery.

--------

*  Previously filed.

  (b) FINANCIAL STATEMENT SCHEDULE

  The following financial statement schedule for the years 1997, 1996 and 1995 is submitted herewith:

    Schedule II  Valuation and Qualifying Accounts

  All other schedules are either not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 22. UNDERTAKINGS

  Each of the undersigned registrants hereby undertakes:

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (a) Each of the undersigned registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) Each of the undersigned registrants hereby undertakes:

    (1) To respond to requests for information that is incorporated by reference into the Prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

    (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, EMPRESS ENTERTAINMENT, INC. HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOLIET, ILLINOIS ON OCTOBER 5, 1998.

                                          Empress Entertainment, Inc.

                                               /s/ Peter A. Ferro, Jr.
                                          By: ________________________________:
                                                Peter A. Ferro, Jr., Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF EMPRESS ENTERTAINMENT, INC. AND IN THE CAPACITIES SET FORTH BELOW ON OCTOBER 5, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


       /s/ Peter A. Ferro, Jr.+             Director and Chief Executive Officer
___________________________________________
            Peter A. Ferro, Jr.

        /s/ Joseph J. Canfora*              President
___________________________________________
             Joseph J. Canfora

         /s/ John G. Costello*              Vice President, Chief Financial and
___________________________________________   Accounting Officer and Treasurer
             John G. Costello

        /s/ Michael W. Hansen*              Vice President, Chief Legal Officer and
___________________________________________   Secretary
             Michael W. Hansen

   /s/ Charles P. Hammersmith, Jr.*         Director
___________________________________________
        Charles P. Hammersmith, Jr.

      /s/ Robert W. Kegley, Sr.*            Director
___________________________________________
           Robert W. Kegley, Sr.

       /s/ Thomas J. Lambrecht*             Chairman of the Board of Directors
___________________________________________
            Thomas J. Lambrecht

        /s/ William J. McEnery*             Director
___________________________________________
            William J. McEnery

        /s/ Edward T. McGowan*              Director
___________________________________________
             Edward T. McGowan

         /s/ William J. Sabo*               Director
___________________________________________
              William J. Sabo

+And as attorney-in-fact for each person whose name appears below. *By Peter A. Ferro, Jr. as attorney-in-fact.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, EMPRESS CASINO HAMMOND CORPORATION HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOLIET, ILLINOIS, ON OCTOBER 5, 1998.

                                          Empress Casino Hammond Corporation

                                                /s/ Peter A. Ferro, Jr.
                                          By: _________________________________
                                                Peter A. Ferro, Jr., Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF EMPRESS CASINO HAMMOND CORPORATION AND IN THE CAPACITIES SUCH FORTH BELOW ON OCTOBER 5, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Peter A. Ferro, Jr.+            Director and Chief Executive Officer
___________________________________________
            Peter A. Ferro, Jr.

         /s/ Joseph J. Canfora*             President
___________________________________________
             Joseph J. Canfora

         /s/ John G. Costello*              Vice President, Chief Financial Officer and
___________________________________________   Treasurer
             John G. Costello

         /s/ Michael W. Hansen*             Vice President, Chief Legal Officer and
___________________________________________   Secretary
             Michael W. Hansen

    /s/ Charles P. Hammersmith, Jr.*        Director
___________________________________________
        Charles P. Hammersmith, Jr.

       /s/ Robert W. Kegley, Sr.*           Director
___________________________________________
           Robert W. Kegley, Sr.

        /s/ Thomas J. Lambrecht*            Chairman of the Board of Directors
___________________________________________
            Thomas J. Lambrecht

        /s/ William J. McEnery*             Director
___________________________________________
            William J. McEnery

         /s/ Edward T. McGowan*             Director
___________________________________________
             Edward T. McGowan

          /s/ William J. Sabo*              Director
___________________________________________
              William J. Sabo

+  And as attorney-in-fact for each person whose name appears below.
*  By Peter A. Ferro, Jr. as attorney-in-fact.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, EMPRESS CASINO JOLIET CORPORATION HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOLIET, ILLINOIS ON OCTOBER 5, 1998.

                                          Empress Casino Joliet Corporation

                                                /s/ Peter A. Ferro, Jr.
                                          By: _________________________________
                                                Peter A. Ferro, Jr., Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF EMPRESS CASINO JOLIET CORPORATION AND IN THE CAPACITIES SET FORTH BELOW ON OCTOBER 5, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Peter A. Ferro, Jr.+            Director and Chief Executive Officer
___________________________________________
            Peter A. Ferro, Jr.

         /s/ Joseph J. Canfora*             President
___________________________________________
             Joseph J. Canfora

         /s/ John G. Costello*              Vice President, Chief Financial Officer and
___________________________________________   Treasurer
             John G. Costello

         /s/ Michael W. Hansen*             Vice President, Chief Legal Officer and
___________________________________________   Secretary
             Michael W. Hansen

    /s/ Charles P. Hammersmith, Jr.*        Director
___________________________________________
        Charles P. Hammersmith, Jr.

       /s/ Robert W. Kegley, Sr.*           Director
___________________________________________
           Robert W. Kegley, Sr.

        /s/ Thomas J. Lambrecht*            Chairman of the Board of Directors
___________________________________________
            Thomas J. Lambrecht

        /s/ William J. McEnery*             Director
___________________________________________
            William J. McEnery

         /s/ Edward T. McGowan*             Director
___________________________________________
             Edward T. McGowan

          /s/ William J. Sabo*              Director
___________________________________________
              William J. Sabo

+And as attorney-in-fact for each person whose name appears below. *By Peter A. Ferro, Jr., as attorney-in-fact.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, EMPRESS RIVER CASINO FINANCE CORPORATION HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOLIET, ILLINOIS ON OCTOBER 5, 1998.

                                          Empress River Casino Finance
                                           Corporation

                                                /s/ Peter A. Ferro, Jr.
                                          By: _________________________________
                                              Peter A. Ferro, Jr., President

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF EMPRESS RIVER CASINO FINANCE CORPORATION AND IN THE CAPACITIES SET FORTH BELOW ON OCTOBER 5, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Peter A. Ferro, Jr.+            Director and President
___________________________________________
            Peter A. Ferro, Jr.

         /s/ John G. Costello*              Vice President, Chief Financial Officer and
___________________________________________   Treasurer
             John G. Costello

         /s/ Michael W. Hansen*             Vice President, Chief Legal Officer and
___________________________________________   Secretary
             Michael W. Hansen

    /s/ Charles P. Hammersmith, Jr.*        Director
___________________________________________
        Charles P. Hammersmith, Jr.

       /s/ Robert W. Kegley, Sr.*           Director
___________________________________________
           Robert W. Kegley, Sr.

        /s/ Thomas J. Lambrecht*            Chairman of the Board of Directors
___________________________________________
            Thomas J. Lambrecht

        /s/ William J. McEnery*             Director
___________________________________________
            William J. McEnery

         /s/ Edward T. McGowan*             Director
___________________________________________
             Edward T. McGowan

          /s/ William J. Sabo*              Director
___________________________________________
              William J. Sabo

+And as attorney-in-fact for each person whose name appears below. *By Peter A. Ferro, Jr., as attorney-in-fact.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, HAMMOND RESIDENTIAL, L.L.C. HAS DULY CAUSED THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN JOLIET, ILLINOIS ON OCTOBER 5, 1998.

                                          Hammond Residential, L.L.C.

                                                /s/ Peter A. Ferro, Jr.
                                          By: _________________________________
                                                Peter A. Ferro, Jr., Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS PRE-EFFECTIVE AMENDMENT NO. 2 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS ON BEHALF OF HAMMOND RESIDENTIAL, L.L.C. AND IN THE CAPACITIES SET FORTH BELOW ON OCTOBER 5, 1998.

                 SIGNATURE                                     TITLE
                 ---------                                     -----


        /s/ Peter A. Ferro, Jr.+            Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential and Chief
            Peter A. Ferro, Jr.               Executive Officer

         /s/ Joseph J. Canfora*             President of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
             Joseph J. Canfora

         /s/ John G. Costello*              Vice President and Chief Financial Officer
___________________________________________   of Hammond Residential
             John G. Costello

         /s/ Michael W. Hansen*             Vice President and Chief Legal Officer of
___________________________________________   Hammond Residential
             Michael W. Hansen

    /s/ Charles P. Hammersmith, Jr.*        Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
        Charles P. Hammersmith, Jr.

       /s/ Robert W. Kegley, Sr.*           Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
           Robert W. Kegley, Sr.

        /s/ Thomas J. Lambrecht*            Chairman of the Board of Directors of
___________________________________________   Empress Hammond, the Sole Member of
            Thomas J. Lambrecht               Hammond Residential

        /s/ William J. McEnery*             Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
            William J. McEnery

         /s/ Edward T. McGowan*             Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
             Edward T. McGowan

          /s/ William J. Sabo*              Director of Empress Hammond, the Sole
___________________________________________   Member of Hammond Residential
              William J. Sabo

+  And as attorney-in-fact for each person whose name appears below.
*  By Peter A. Ferro, Jr. as attorney-in-fact.

                SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS



------------------------------------------------------------------------------------------------------------------------------------

              Col. A                     Col. B                     Col. C                     Col. D             Col. E
------------------------------------------------------------------------------------------------------------------------------------

                                                                   Additions
                                                     -------------------------------------
                                                               (1)              (2)
                                         Balance at                          Charged to
                                         Beginning          Charged to     Other Accounts-     Deductions--         Balance at
          Description                     of Period          Costs and       -Describe          Describe          End of Period
                                                             Expenses
------------------------------------------------------------------------------------------------------------------------------------

 Allowance for doubtful accounts:                                                                   Write-Offs
                                                                                                    ----------
     Year ended December 31, 1997..      $1,527,774           $652,984                                $419,342        $1,761,416

     Year ended December 31, 1996..       1,170,265            587,080                                 229,571         1,527,774

     Year ended December 31, 1995..       1,112,394            117,390                                  59,519         1,170,265